SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COLLECTORS UNIVERSE, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 26, 2017

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Collectors Universe, Inc., which will be held on Tuesday, December 5, 2017 at 10:00 A.M., Pacific Time, at our principal offices, at 1610 East Andrews Place, Suite 150, Santa Ana, California 92705.

We have elected to provide our stockholders with access to our proxy materials and to our Annual Report to Stockholders for our fiscal year ended June 30, 2017 (the “2017 Annual Report”) over the Internet under the Securities and Exchange Commission’s rules. These rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how stockholders may access the full set of proxy materials and our 2017 Annual Report through the Internet or by requesting that printed proxy materials be delivered to them by mail. We believe that this process will enable us to provide our stockholders with the proxy materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and, at the same time, significantly reducing the environmental impact of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods described in the Notice of Internet Availability of Proxy Materials. You will be able to vote your shares over the Internet, by telephone or, if you request that printed proxy materials be mailed to you, by completing and returning, by mail, a proxy or voting instruction card. Please review the instructions with respect to your voting options described in the Notice of Internet Availability of Proxy Materials that you receive by mail as well as in the accompanying Proxy Statement.

At the time you vote your shares, please also let us know if you plan to attend our Annual Meeting in person, by indicating your plans, when prompted, if you are voting on the Internet or by telephone, or if you requested to have printed proxy materials mailed to you, by marking the appropriate box on the enclosed proxy or voting instruction card.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Joseph J. Orlando
Joseph J. Orlando Chief Executive Officer

COLLECTORS UNIVERSE, INC.

1610 East Andrews Place, Suite 150

Santa Ana, California 92705

_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, December 5, 2017

_______________________

To the Stockholders of Collectors Universe, Inc.:

The 2017 Annual Meeting of Stockholders of Collectors Universe, Inc. (the “Annual Meeting”) will be held at our principal offices, at 1610 East Andrews Place, Suite 150, Santa Ana, California 92705, on Tuesday, December 5, 2017, at 10:00 A.M., Pacific Time, for the following purposes:

(1)

Election of Directors. To elect the following nine nominees to serve as the Company’s directors until our 2018 Annual Meeting of Stockholders and until their successors are elected and have qualified to serve:

A. Clinton Allen	David G. Hall	Joseph J. Orlando
Robert G. Deuster	Joseph R. Martin	Van D. Simmons
Deborah A. Farrington	A. J. “Bert” Moyer	Bruce A. Stevens

(2)

Advisory Vote on the Compensation of our Named Executive Officers in Fiscal Year 2017. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers for the fiscal year ended June 30, 2017 (“fiscal 2017”); and

(3)

Approval of 2017 Equity Incentive Plan. To approve the 2017 Equity Incentive Plan in order to increase the number of shares that will be available for the grant of equity incentives by 400,000 shares; and

(4)

Ratification of the Appointment of our Independent Registered Public Accounting Firm. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the nine director nominees named above; “FOR” approval, on a non-binding-advisory basis, of the compensation of our named executive officers in fiscal year 2017; “FOR” approval of the 2017 Equity Incentive Plan, and “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

Additional information regarding these matters is contained in the accompanying Proxy Statement, which stockholders are urged to read. Only stockholders of record at the close of business on October 13, 2017 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ A. Clinton Allen
A. Clinton Allen
Chairman of the Board

Santa Ana, California

October 26, 2017

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail and the section entitled “How May I Vote?” in this Proxy Statement or, if you requested that printed proxy materials be mailed to you, to the instructions on the proxy card enclosed with those printed proxy materials. The approximate date of mailing of the Notice of Internet Availability of Proxy Materials is October 26, 2017.

COLLECTORS UNIVERSE, INC.

1610 East Andrews Place, Suite 150

Santa Ana, California 92705

_______________________

PROXY STATEMENT

_______________________

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, DECEMBER 5, 2017

_______________________

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation, for use at our 2017 Annual Meeting of Stockholders to be held on Tuesday, December 5, 2017, at 10:00 A.M., Pacific Time, at our principal offices, at 1610 East Andrews Place, Suite 150, Santa Ana, California 92705. This Proxy Statement will be available to our stockholders, on the internet at https://materials.proxyvote.com/19421r, beginning on Thursday, October 26, 2017. As a matter of convenience, in this Proxy Statement we will refer to Collectors Universe, Inc. as the “Company,” “we,” “us” or “our” and our 2017 Annual Meeting of Stockholders as the “Annual Meeting” or the “Meeting”.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND
THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT
AND PROVIDE US WITH YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.

Who May Vote at the Annual Meeting?

The shares of the Company’s common stock, $0.001 par value, constitute the only outstanding class of voting securities of the Company. Only stockholders of record at the close of business on October 13, 2017 (the “Record Date”) are entitled to notice of and to vote, either in person or by proxy, at the Annual Meeting and at any adjournments or postponements thereof. On that day, there were 8,920,998 shares of our common stock outstanding and entitled to be voted at the Annual Meeting.

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. If, in that event, you want all of your votes to be counted, please be sure to vote in each of those capacities.

What is the Quorum Requirement for the Annual Meeting?

No business may be transacted at the Annual Meeting unless a quorum is present at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. If a quorum is not present, the Annual Meeting may be adjourned to a later date to provide more time to obtain additional proxies in order to meet the quorum requirement.

What is the “Important Notice Regarding the Availability of Proxy Materials” that I Received in the Mail?

Under the rules of the Securities and Exchange Commission (or the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. Accordingly, on or about October 26, 2017 we will be mailing to our stockholders (other than any stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (or the “Availability Notice”), containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report for fiscal 2017, which will be available for review, printing and downloading, commencing on October 26, 2017, at https://materials.proxyvote.com/19421r. The Availability Notice also contains instructions for voting shares via the Internet, by telephone or by mail.

This process is designed to expedite our stockholders’ receipt of our proxy materials, decrease the cost of our Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed or e-mail copies of our proxy materials, please follow the instructions included in the Availability Notice to obtain a printed copy of our proxy materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you notify us in writing otherwise.

What do I Need to Know if I Plan to Attend the Annual Meeting in Person?

You are entitled to attend the Annual Meeting in person only if you were a record holder of our common stock as of the Record Date, or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-serve basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in “street name”), you should provide proof of your beneficial ownership of shares of our common stock as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card you received from your broker, bank, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other applicable procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting in person (i) by marking the appropriate box on the enclosed proxy card if you requested proxy materials to be mailed to you, or (ii) if you will be voting over the Internet or by telephone, by indicating your plans when prompted to do so.

How Many Votes do I Have?

Each share is entitled to one vote: (a) in the election of each of the director nominees (Proposal 1); (b) on the proposal to approve, by a non-binding advisory vote, the compensation of our named executive officers in fiscal 2017 (Proposal 2); (c) on the proposal to approve the 2017 Equity Incentive Plan (Proposal 3); (d) on the proposal to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending June 30, 2017 (Proposal 4); and (e) on any other matter upon which a vote may properly be taken at the Annual Meeting.

In the election of directors, there is no cumulative voting. As a result each stockholder will be entitled, for each share of common stock that the stockholder owned as of the Record Date, to cast one vote for a single nominee for each of the nine positions on the Board of Directors.

In order to vote, you must either (i) designate another person or persons (a “proxyholder” or “proxyholders”) to vote your shares on your behalf at the Annual Meeting, or (ii) attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy or voting instructions so that your shares will count toward a quorum and will be voted at the Annual Meeting in accordance with your instructions. Even if you designate a proxyholder to vote your shares on your behalf, you may attend the Annual Meeting and vote your shares in person, including in a manner different than your earlier voting instructions. Accordingly, to ensure that your votes are counted, we encourage you to vote your shares via the internet or by telephone or by returning your completed proxy or voting instruction card by mail, even if you plan to attend and vote your shares, in person, at the Annual Meeting.

How Will the Board Vote My Shares?

A properly executed proxy card that is received by us, or voting instructions communicated via the Internet or by telephone, and not revoked, prior to the Annual Meeting, will be voted in accordance with your voting instructions as set forth on the proxy card or communicated over the Internet or by telephone. If you return a properly executed proxy or voting instruction card to us or vote via the Internet or by telephone, but fail to provide specific instructions as to how your shares should be voted, then, your shares will be voted “FOR” the election of each of the director nominees named in the Availability Notice or Notice of Annual Meeting (Proposal No. 1); “FOR” the approval, by a non-binding advisory vote, of the compensation of the named executive officers in fiscal 2017 (Proposal No. 2); “FOR” the approval of the 2017 Equity Incentive Plan (Proposal No. 3); and “FOR” ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2017 (Proposal No. 4).

If any other matters are presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted on such matters in accordance with the judgment of the proxyholders named on the proxy card or voting instruction form.

However, if your shares are held in a brokerage account or by a bank, trustee or nominee, please read the information below under the caption “What if I Hold My Shares Through a Broker or Other Nominee?” regarding the actions that you will need to take to ensure that your shares are voted.

What is the Required Vote to Approve the Proposals Being Considered at the Annual Meeting?

Proposal No. 1 - Election of Directors

Our Board of Directors has adopted a majority-voting standard for uncontested director elections. This means that for a director to be elected in an uncontested election, he or she must receive a majority of the shares cast (that is, actually voted) in the election of directors. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. In a contested election, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Shares voted as “withhold authority” for a nominee for director will count as votes cast in the election of directors, but any broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome of the election of directors, whether that election is uncontested or contested.

In accordance with the Company's majority vote standard, if any nominee fails to receive a majority of the votes cast in the election, he or she will be required to submit an offer of resignation to the Board, which will have the right, in its discretion, to accept or reject that offer of resignation. If the Board accepts the resignation, it may either correspondingly reduce the authorized number of directors or appoint another person to fill the vacancy created by the resignation. If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders meeting and, in that event, the Board would be required to publicly disclose the reasons why it decided to reject the resignation of the nominee.

Proposal No. 2 – Approval by Non-Binding Advisory Vote of the Compensation of our Named Executive Officers in Fiscal 2017

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and voted on this Proposal is required to approve, on a non-binding advisory basis, the compensation of our named executive officers in fiscal 2017, as described in this Proxy Statement. Abstentions and broker non-votes will have no effect on the outcome of the voting on this Proposal.

Proposal No. 3 – Approval of the 2017 Equity Incentive Plan

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and voted on this Proposal is required to approve the 2017 Equity Incentive Plan, as described in this Proxy Statement. Abstentions and broker non-votes will have no effect on the approval of this proposal.

Proposal No. 4 – Ratification of the Appointment of Independent Registered Public Accountants for Fiscal 2018

The affirmative vote of the holders a majority of the shares present or represented by proxy at the Annual Meeting and voted on Proposal 4 is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018. Shares voted by record stockholders or by brokers or other nominee holders on this Proposal will be counted. Abstentions will have the same effect as votes cast against the Proposal. Because this is a “routine” proposal on which brokers or other nominee holders may vote without voting instructions from the beneficial owners of the shares, we do not expect any broker non-votes with respect to this Proposal. See the discussion below under the captions “What if I Hold My Shares through a Broker or Other Nominee?” and “What are Broker Non-Votes and How Will They Affect the Outcome of the Voting at the Annual Meeting?”

How May I Vote?

Voting by Internet or over the Telephone. You can vote your shares over the Internet or by telephone by following the instructions that are contained in the Availability Notice. If you hold shares in “street name,” you also may vote over the Internet or by telephone by following the instructions provided in the Availability Notice or on the proxy or voting instruction card. Internet and telephone voting are available 24 hours a day until 11:59 P.M. Pacific Time on Monday, December 4, 2017. To vote via the Internet, visit www.proxyvote.com and follow the instructions on that website. To vote by telephone, use a touch-tone phone to call the toll free number set forth on the Availability Notice, which is 1-(800) 690-6903, and then follow the voice prompts. Our Internet and telephone voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Availability Notice, or which, if you are the beneficial owner of any shares, may be obtained from your broker or other nominee holder of your shares. If you vote over the Internet or by telephone, you do not need to return your proxy card.

Voting by Mail. If you request printed proxy materials to be mailed or emailed to you, you can vote by mail by following the instructions provided on the proxy card that is included as part of those materials. If you hold shares in “street name” and request to receive printed proxy materials by mail, you can vote by mail by taking the actions outlined in the voting instruction card provided to you by your broker, bank, trustee or nominee holder. In order to be effective, completed proxy cards must be received by no later than 9:00 A.M. Pacific Time on Tuesday, December 5, 2017. If you vote by mail, simply mark your proxy or voting instruction card, date and sign it, and return it in the postage-prepaid business reply envelope provided with the Proxy Statement. If you fail to sign your proxy or voting instruction card, your shares cannot be voted, unless you vote thereafter and prior to December 5, 2017 over the Internet or by telephone or attend the Annual Meeting and vote your shares in person.

Voting in Person at the Annual Meeting. Whichever voting method you use, you may still vote at the Annual Meeting if you decide to attend in person. However, if your shares are held for you in “street name” (that is by a broker, bank or nominee holder), you must obtain a proxy, executed in your favor, from the broker, bank or other nominee holder of your shares in order to vote in person at the Annual Meeting.

Voting on Other Matters. If other matters are properly presented for a vote of the stockholders at the Annual Meeting, the Board of Directors will have discretion to determine how shares for which proxies or voting instructions have been received will be voted on such matters. As of the date of this Proxy Statement, we do not know of any other matters to be presented for a vote of the stockholders at the Annual Meeting.

All shares that are properly voted by a stockholder, whether over the Internet or by telephone or mail, and not properly revoked, will be voted at the Annual Meeting in accordance with the stockholder’s voting instructions or, if a stockholder does not provide voting instructions, then in accordance with the recommendations of the Board of Directors.

What if I Hold My Shares Through a Broker, Bank or Other Nominee Holder?

If your shares are held in a brokerage account or by a bank or other nominee holder, you are deemed to hold your shares in “street name”. In that event, you are considered to be the “beneficial owner” of those shares and the broker, bank or other nominee holder is the record owner of your shares. Under rules applicable to securities brokerage firms, a broker who holds shares in “street name” for a customer does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from the customer. At this year’s Annual Meeting, the non-routine proposals consist of the election of directors (Proposal 1), the advisory vote on the approval of the compensation of our named executive officers in fiscal 2017 (Proposal 2) and the approval of the 2017 Equity Incentive Plan (Proposal 3). On the other hand, a broker may vote a customer’s shares on certain “routine” proposals if the broker has transmitted proxy-soliciting materials to the beneficial owner but has not received voting instructions from that owner on such proposals. At this year’s Annual Meeting, there will be only one routine proposal, which is the ratification of the appointment of our independent registered public accountants for fiscal 2018 (Proposal 4).

What are Broker Non-Votes and How Will They Affect the Outcome of the Voting at the Annual Meeting?

If a broker does not receive voting instructions from its customer, the broker may exercise discretion to vote the shares on any routine proposal, such as the ratification of the appointment of a company’s independent registered public accountants. If, in that event, the broker does vote the customer’s shares, then the customer’s shares will be deemed to be present and will count toward a quorum at the Annual Meeting. On the other hand, without voting instructions from his customer, a broker may not vote the customer’s shares on any non-routine proposal submitted to a vote of the stockholders and, in that event, the customer’s shares will be deemed to constitute “broker non-votes” with respect to that proposal.

Broker non-votes will count in determining whether the quorum required for the transaction of business is present, in person or by proxy, at the Annual Meeting. However, broker non-votes will not be counted as having been voted, and, therefore, will not affect the outcome of the voting, on the election of directors (Proposal 1), the approval, on a non-binding advisory basis, of the compensation of our named executive officers in fiscal 2017 (Proposal 2) or the approval of the 2017 Equity Incentive Plan (Proposal 3). By contrast, because the proposal to ratify the appointment of the independent registered public accounting firm (Proposal 4) is a routine proposal, all shares voted by brokers on that Proposal will be counted and, as a result, there will be no broker non-votes with respect to that Proposal.

What will be the Effect of Abstentions at the Annual Meeting?

Shares voted “Abstain” on any Proposal will be treated as an abstention with respect to that Proposal. We will treat abstentions as follows:

●

Abstention shares will be treated as not voting for purposes of determining the outcome of the voting on any Proposal for which the minimum vote required for approval of the Proposal is a majority (or some other percentage) of the votes actually cast and, therefore, such abstentions will have no effect on the outcome of the voting on the Proposal.

●

Abstention shares will have the same effect as votes against a Proposal if the minimum vote required for approval of the Proposal is a majority (or some other percentage) of all of the shares that are outstanding and entitled to vote on the Proposal.

Abstentions will have no effect on the outcome of the voting on any of the three Proposals that will be presented for a vote of the stockholders at this year’s Annual Meeting, because approval of each of those Proposals requires the affirmative vote of a majority of the shares that are present in person or by proxy and are voted on those proposals (rather than a majority of the outstanding shares).

How Can I Revoke Earlier Voting Instructions?

If you are the record owner of your shares and, after you have voted on the Internet or by phone or returned your completed proxy or voting instruction card, you decide to change your vote, you may do so by taking any one of the following actions:

●

Sending a written notice that you are revoking your prior vote addressed to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280 Newport Beach, California 92658. To be effective, the notice of revocation must be received by the Company by no later than 7:30 A.M. Pacific Time on December 5, 2017.

●

Giving us another proxy (by mail, over the Internet or by telephone) at a later date than the earlier proxy you have chosen to revoke. To be effective, that later proxy must be received by the Company before the Annual Meeting commences. If you return a later proxy by mail, but you fail to date or to sign that later proxy, however, that later proxy will not be treated as a revocation of your earlier proxy and your shares will be voted in accordance with the instructions on your earlier proxy or in accordance with the recommendations of the Board of Directors (in the event you failed to specify voting instructions on that earlier proxy).

●	Attending and voting in person at the Annual Meeting in a manner different than the instructions contained in your earlier proxy or that had been transmitted by you over the Internet or by telephone.

However, if your shares are held by a broker, bank or other nominee holder, and you want to change the voting instructions you have previously given to the broker, bank or other nominee holder, you will need to contact your broker, bank or nominee holder to determine the actions you will need to take to change your previous vote.

Who Will Bear the Cost of this Proxy Solicitation?

The cost of soliciting proxies from stockholders will be paid by us. In addition, following the mailing of the Availability Notice, our directors, officers and regular employees may solicit proxies by mail, telephone, e-mail or in person, but will not receive any compensation from us for doing so. Brokerage firms, banks, trustees and other nominees holding shares of our common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith. In addition, we may use the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information, as of October 13, 2017, regarding our shares of common stock owned by (i) persons known by us to own beneficially more than 5% of our outstanding shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the Company’s named executive officers, and (iv) all of the Company’s directors and executive officers as a group.

	Shares Beneficially Owned(1)(2)(3)
	Number		Percent of Class

Renaissance Technologies, LLC Renaissance Technologies Holding Corporation	705,519	(4)	7.9%
800 Third Avenue New York NY 10022

BlackRock, Inc	545,640	(5)	6.1%
55 East 52nd Street, New York, N.Y. 10022

David G. Hall	490,622	(6)	5.5%
P.O. Box 6280 Newport Beach, CA 92658

Robert G. Deuster	182,228	(3)(7)	2.0%
Van D. Simmons	177,301	(3)(8)	2.0%
A. Clinton Allen	134,812	(3)(9)	1.5%
Joseph J. Wallace	104,188	(3)(10)	1.2%
A. J. Bert Moyer	58,077	(3)(11)	*
Bruce A. Stevens	36,340	(3)(11)	*
Joseph J. Orlando	28,125	(3)(12)	*
Deborah A. Farrington	27,442	(3)(11)	*
Joseph R. Martin	9,313	(3)(11)	*
All Directors and Executive Officers, as a group (10 persons)	1,248,448	(13)	14.0%

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Under those rules and for purposes of the table above (i) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; and (ii) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons.

(2)

Unless otherwise indicated in the footnotes below, the persons named in the above table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(3)

As set forth in the footnotes that follow, certain of our named executive officers and directors hold unvested restricted shares granted to them under the Company’s equity incentive plans described in the section below entitled “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis. Although those officers and directors do not have the power to dispose of those shares, they have the right to vote those shares unless and until they are forfeited due to a cessation of service with the Company on or prior to June 30, 2018. Therefore, for purposes of this table those officers and directors are deemed to be the beneficial owners of those shares.

(4)

According to a report jointly filed by Renaissance Technologies, LLC (“RTC”) and Renaissance Technologies Holding Corporation, majority owner of RTC (“RTC Holdings”), with the SEC, RTC and RTC Holdings have sole voting power with respect to 696,124 of the shares, sole dispositive power with respect to 704,877 of these shares and shared dispositive power with respect to 642 of these shares. The report also states that certain funds and accounts managed by RTC have the right to receive dividends on and proceeds from the sale of the shares.

(5)

According to a report filed by BlackRock, Inc. with the SEC, BlackRock holds sole voting power with respect to 522,898 of these shares and sole dispositive power with respect to all 545,640 of these shares, which were acquired by certain of BlackRock’s subsidiaries, none of which, individually, owns more than 5% of the Company’s outstanding shares. The report also states that certain persons have the right to receive dividends on and proceeds from sales of the shares.

(6)

Includes 60,622 shares held in grantor trusts established for Mr. Hall’s children (the “Trust Shares”). Mr. Hall may, under limited circumstances, exercise dispositive power (but he does not have voting power) over the Trust Shares and, for that reason, may be deemed to share dispositive power over those shares with the trustees of those trusts.

(7)

The number of shares of common stock shown as beneficially owned by Mr. Deuster includes a total of 75,000 unvested restricted shares that will vest and cease to be subject to the risk of forfeiture, if he continues in the service of the Company through June 30, 2018. See “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis – Long-Term Performance-Based Equity Incentive Program” below. Mr. Deuster does not have the power to dispose of those shares unless and until they become vested; but does have the power to vote those shares unless and until they are forfeited.

(8)

Includes 9,020 of the shares held by the grantor trusts established by Mr. Hall for his children that are referred to in footnote (6) above, because Mr. Simmons is a trustee for certain of those trusts. As trustee, he exercises sole voting power, and shares dispositive power with Mr. Hall, with respect to those 9,020 shares and, therefore, those shares are included in both of their respective share ownership totals. Mr. Simmons does not have any financial or pecuniary interest in any of the shares held in these trusts. Also includes 538 restricted shares of common stock that are scheduled to vest and cease to be subject to forfeiture on December 5, 2017, provided Mr. Simmons remains in the service of the Company to that date.

(9)

Includes (i) 5,000 shares which are owned by Mr. Allen’s spouse, as to which Mr. Allen disclaims beneficial ownership and (ii) 538 restricted shares of common stock that are scheduled to vest and cease to be subject to forfeiture on December 5, 2017, provided he remains in the service of the Company to that date.

(10)

The number of shares shown as beneficially owned by Mr. Wallace, the Company’s Chief Financial Officer, includes a total of 28,125 unvested restricted shares that will vest and cease to be subject to the risk of forfeiture, if Mr. Wallace continues in the service of the Company through June 30, 2018. See “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Long-Term Performance-Based Equity Incentive Program” below. Mr. Wallace does not have the power to dispose of those shares unless and until they become vested; but does have the power to vote those shares unless and until they are forfeited.

(11)

The share totals for each of Ms. Farrington and Messrs. Moyer, Stevens and Martin include 538 restricted shares of common stock that are scheduled to vest and cease to be subject to forfeiture on December 5, 2017 provided she or he (as applicable) remains in the service of the Company to that date.

(12)

These are restricted shares of common stock that are scheduled to vest, and cease to be subject to forfeiture, on June 30, 2018 provided Mr. Orlando remains in the continuous service of the Company through that date. See “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Long-Term Performance-Based Equity Incentive Program” below. Mr. Orlando does not have the power to dispose of those shares unless and until they become vested; but does have the power to vote those shares unless and until they are forfeited.

(13)

Includes the shares of common stock and unvested restricted shares which, as described in the above footnotes, are included in the respective numbers of shares that are beneficially owned by each of Messrs. Orlando and Wallace and by each of the Company's seven non-management directors.

ELECTION OF DIRECTORS

(Proposal 1)

The authorized number of the Company’s directors currently is nine. Directors are elected to serve for a term of one year or until their successors are elected and duly qualified. The Board of Directors has nominated, for election at the Annual Meeting, the nine nominees named below to serve as the Company’s directors for a term of one year ending on the date of the 2018 Annual Stockholders Meeting and until their successors are elected and qualified.

All of the nine nominees named below are presently directors of the Company and were elected to the Board of Directors by the Company’s stockholders at last year’s annual meeting of stockholders, with the exception of Joseph J. Orlando who was appointed to serve as a member of the Board following his appointment as Company’s CEO on October 9, 2017. All of the nominees have consented to serve, if elected.

Unless authority to vote has been withheld, proxies and voting instructions received by us from our stockholders will be voted by named proxyholders at the Annual Meeting for the election of all nine of those nominees.

The Board of Directors has no reason to believe that any of the nominees for election to the Board at the upcoming Annual Meeting will become unavailable to serve. However, if any nominee becomes unavailable to serve on the Board for any reason before the Annual Meeting, the proxies received by us will be voted for the election of such substitute nominee as shall be designated by the Board of Directors or, in the alternative, the Board may reduce the authorized number of directors by one, rather than leaving a vacancy on the Board.

Director Nominees

The names and certain information, as of October 13, 2017, concerning the nominees for election as directors are set forth below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED BELOW

Nominees	Age	Director Since	Principal Occupation

A. Clinton Allen	73	2001	Chief Executive Officer of A. C. Allen & Company
Robert G. Deuster	67	2012	Private Investor
Deborah A. Farrington	67	2003	General Partner of StarVest Partners, L.P.
David G. Hall	70	1986	President of the Company
Joseph R. Martin	69	2013	Private Investor
A. J. “Bert” Moyer	73	2003	Business Consultant and Private Investor
Joe Orlando	46	2017	Chief Executive Officer of the Company
Van D. Simmons	66	1986	President of DHRCC, Inc.
Bruce A. Stevens	75	2006	Chief Executive Officer, Berkshire Blanket & Home Co.

Mr. A. Clinton Allen has been Chairman and Chief Executive Officer of A. C. Allen & Company, a consulting firm, since 1987. He has been a director of the Company since 2001 and served as Chairman of the Board of Directors since December 2002. Mr. Allen serves as a director and Lead Director of LKQ Corporation, a supplier of recycled OEM automotive parts. He also is a director of Brooks Automation, which provides integrated tool and factory automation solutions for the global semiconductor and related industries and Psychemedics Corporation, which provide testing for illicit drugs using hair analysis. Mr. Allen served as a director of Steinway Musical Instruments Company, a publicly traded manufacturer of pianos and other musical instruments, from 1999 and served as its Lead Director from 2003 until his retirement from that board of directors in May 2011. Mr. Allen provided the original financing for Blockbuster Entertainment Corporation, was one of its founding directors and served on its board until that company was acquired by Viacom/Paramount in September 1994. Mr. Allen holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. The Company believes that Mr. Allen's financial and business expertise, combined with his experience as an executive and director of other companies, both public and private, as well as his years of experience providing strategic advisory services, qualifies him to serve as a member of the Board.

Robert G. Deuster served as the Company's Chief Executive Officer for five years, from October 2012 until his retirement in October 2017. Mr. Deuster served as Chairman and Chief Executive Officer of Newport Corporation, a public company that is a global supplier of laser, optical and motion control products, from May 1996 until his retirement from that position in October of 2007. He also served as President of Newport Corporation from May 1996 until July 2004, and in June 1997 became Chairman of its Board of Directors. From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc. (now Actuant Corporation, a New York Stock Exchange listed company), which is a global manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, President of the APITECH Division from 1986 to 1989 and Vice President of Sales and Marketing of the Enerpac Division from 1985 to 1986. From 1975 to 1985, he held engineering and marketing management positions at General Electric Company's Medical Systems Division. Mr. Deuster currently serves as a director of Nanometrics, a NASDAQ listed supplier of semiconductor metrology equipment, and Ondax, Inc., a private optical components company. He also was a director of Symmetry Medical Inc., a publicly traded provider of medical devices and solutions to the global orthopedic market, until that company was sold in June 2016. Mr. Deuster received a B.S. in Electrical Engineering from Marquette University in 1973. Mr. Deuster holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. The Board believes that Mr. Deuster’s extensive management experience, including as the Company's CEO and as a CEO of and a senior executive at other public companies, combined with his experience as an independent director of both public and private companies, qualifies him to serve as a member of our Board of Directors.

Deborah A. Farrington is a founder and President of StarVest Management, Inc. and is, and since 1999 has been, a general partner of StarVest Partners, L.P., a venture capital fund that invests primarily in emerging software and business services companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm. Also during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company that grew from $17 million to $300 million in annual revenues while she served on its board. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. and the Chase Manhattan Bank. Ms. Farrington was Lead Director and Chairman of the Compensation Committee of NetSuite, Inc., a New York Stock Exchange-listed company, until its sale to Oracle Corporation in November 2016 for $9.4 billion. Ms. Farrington is a member of the boards of directors of ConveyIQ, Crowd Twist, Inc., Host Analytics, Inc., Snagajob, Inc., and Xignite, Inc., all of which are private companies. Ms. Farrington holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, a director education and credentialing organization. She is a graduate of Smith College and earned an MBA from the Harvard Business School. We believe that Ms. Farrington brings valuable experience and insight to our Board of Directors, having helped to finance and serve as a director of numerous emerging growth companies. She also is knowledgeable with respect to and plays a key role in the formulation and evaluation of the Company’s executive compensation programs and has served as Chairperson of our Compensation Committee since joining our Board of Directors.

David G. Hall has served as President of Collectors Universe since October 2001 and as a Director since its founding in February 1999. From April 2000 to September 2001, Mr. Hall served as the Chief Executive Officer of the Company and as Chairman of the Board from February 1999 to October 2001. Mr. Hall was honored in 1999 by COINage Magazine as Numismatist of the Century, along with 14 other individuals. In 1990, Mr. Hall was named Orange County, California Entrepreneur of the Year by INC. Magazine. In addition, Mr. Hall has written A Mercenary’s Guide to the Rare Coin Market, a book dedicated to coin collecting. Mr. Hall invented and expanded the business of independent third party grading of high value collectible coins and sports cards. He is also known in the numismatics community as one of the leading experts in authenticating and grading high value collectible coins and he is in demand as a speaker at coin conventions and trade shows. Mr. Hall holds a Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. We believe that, as the Company’s President and a member of our Board of Directors, he lends great credibility to the Company among collectibles dealers and collectors and he brings to the Board valuable insight about the collectibles markets generally and the collectibles coin market in particular.

Joseph R Martin is, and since 2006 has been, Chairman of the Board of Directors of Brooks Automation, which is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets and is listed on the NASDAQ stock exchange. Mr. Martin also serves on the board of directors of Soitec, a French company that is listed on the NYSE/Euronext Exchange, where he is a member of the audit, compensation and nominating committees. Soitec is the world leader in generating and manufacturing revolutionary semiconductor materials for electronic and energy industries. Until his retirement in 2006, Mr. Martin was Co-Chairman of Fairchild Semiconductor, a NYSE company and also served as the Vice Chairman of its Board of Directors. He also served on the board of directors of ChipPac, Inc., a NASDAQ listed company, until 2001. Mr. Martin holds an Executive Masters Professional Certification from the American College of Corporate Directors, a director education and credentialing organization. In 2000, CFO Magazine awarded Mr. Martin the CFO of the Year award for turnaround operations. Mr. Martin is a trustee at Embry-Riddle Aeronautical University, where he earned a BS degree, and also has an MBA from the University of Maine. We believe that, as a result of his significant corporate director experience and his extensive international business experience, Mr. Martin adds valuable strategic and managerial experience on the Board.

A. J. “Bert” Moyer has been a business consultant and private investor since April 2002. From March 1998 until February 2000, he served as Executive Vice President and Chief Financial Officer of QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies. Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations for the Americas Region. He served as President of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000. Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a publicly traded specialty pharmaceutical company based in Irvine, California and prior to that he served as Chief Financial Officer of Western Digital, a publicly traded manufacturer of hard drives. Mr. Moyer currently serves on the boards of directors of the following public companies: CalAmp Corp. of which he also is the Chairman of the Board and MaxLinear, Inc., of which he also is the chairman of the audit committee. Mr. Moyer previously served on the boards of directors of four additional public companies, Virco Manufacturing Corporation, until October 2014, Occam Networks, Inc., until February 2011, LaserCard Corporation, until January 2011 and RedFlex Holdings, Ltd., until April 2014. Mr. Moyer holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas. Mr. Moyer brings a combination of managerial and financial experience and know-how to the Board, having served in both operational and financial management positions with a number of publicly traded companies. More particularly, due to his experience as a chief financial officer of publicly traded companies, he is familiar with the accounting and financial reporting requirements applicable to and the financial issues faced by public companies, making him an effective member of the Company's Audit Committee, of which he is the Chairman.

Joseph J. Orlando was appointed as the Company's Chief Executive Officer effective October 9, 2017 upon Robert Deuster's retirement from that position. Mr. Orlando joined the Company in 1999 and in 2002 was promoted to the position of President of Professional Sports Authenticators, the Company's sports trading card authentication and grading division. In 2003, he was also appointed as President of PSA/DNA, the Company's autograph and memorabilia authentication division. Mr. Orlando has an extensive knowledge of the collectibles markets, which will be valuable to the understanding by the outside Board members, of, and in evaluating and approving the Company’s strategic initiatives in, those markets. In addition, because Mr. Orlando is the Company’s Chief Executive Officer, the Board of Directors believes that his participation as a member of the Board will facilitate communication between the outside Board members and management. Mr. Orlando has earned both a Bachelor’s Degree and a Law Degree.

Van D. Simmons is, and for more than the past 12 years has been, the President of DHRCC, Inc., a direct seller of rare coins, a position he also held from 1981 to February 1997. He served as president of the Company’s retail coin sales division from October 2000 until March 2004, when the Company discontinued that business. From July to October 2000, he served, on an interim basis, as vice president of sales of the Company’s Bowers and Merena auction division. Mr. Simmons holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Simmons possesses a keen understanding of the collectible coin market, which has proven to be valuable to the Board in understanding that market and in evaluating and approving the Company’s strategic initiatives in that market.

Bruce A. Stevens is, and since 2011 has been, the CEO of Berkshire Blanket & Home Co., which is a category leader of blankets and throws in the United States. From 2008 until September 2016, Mr. Stevens also was an Industry Partner with CSW Private Equity Investments, LLC, a private equity firm that focuses its investments on lower middle market companies that are engaged in businesses with which the partners of the firm have had operating experience. From 1985 until his retirement in January 2008, Mr. Stevens was the President and Chief Executive Officer of Steinway & Sons, a wholly owned subsidiary of Steinway Musical Instruments, Inc., which is the maker of fine pianos with manufacturing operations in the United States and Germany and operational facilities in China, Japan and the UK. He also served as a member of the board of directors of Steinway Musical Instruments, Inc. from 1996 until his retirement in January 2008. Before joining Steinway & Sons, Mr. Stevens was employed by Polaroid Corporation for nearly 18 years where he held various management positions in both its domestic and international divisions. Mr. Stevens served on the Board of Trustees at the Manhattan School of Music in New York City until July 2011. He also has served on the boards of directors of numerous industry and music education organizations, such as the Piano Manufacturers Association International, American Music Conference, Winchester Community Music School and Winchester Foundation for Educational Excellence. Mr. Stevens earned a Bachelor’s Degree in Economics from the University of Pennsylvania, and holds an Executive Masters Professional Directors’ Certification, the highest award, from the American College of Corporate Directors, which he earned by completing a minimum of 150 hours of public company director education. Having been the President and CEO of an international consumer products company, Mr. Stevens brings to the Board considerable knowledge and experience in identifying and evaluating economic and market opportunities that are available to, and the challenges faced by, the Company. This expertise has been of particular benefit to the Board when reviewing and evaluating marketing and strategic initiatives proposed by management.

Family Relationships

There are no family relationships among any of the Company’s officers or directors.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with Delaware law and the Bylaws of the Company, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and committee meetings.

Number of Directors

The Board of Directors currently consists of nine members. Our Bylaws provide that the Board is authorized to increase or decrease the authorized number of directors from time to time as it deems to be appropriate.

Attendance at Meetings

Our Board members are encouraged to prepare for and attend all meetings of the Board and the Board committees of which they are members. During the fiscal year ended June 30, 2017, the Board of Directors held a total of four meetings and all of the directors attended at least 75% of the total number of those meetings and the meetings of the Board committees on which they served during that year. It is the Company’s policy to encourage directors and nominees for director to attend annual meetings of stockholders. All eight of the then incumbent directors attended the Company’s 2016 Annual Meeting of Stockholders.

Term of Office of Directors/Annual Election of Directors

The Bylaws of the Company provide that directors are elected annually to serve for a term of one year ending at the Company’s next annual stockholders meeting and until their successors are duly elected. If a vacancy occurs in any Board position between annual meetings, the Board may in its discretion fill the vacancy by electing a new director to that position for a term ending at the next annual stockholders meeting or the Board may, in the alternative, reduce the authorized number of directors by one. The Board also may, at any time, increase the authorized number of directors in order to elect a new director for a term that will end at the next annual stockholders meeting. Effective October 9, 2017, the authorized number of directors was increased from eight to nine to add Joseph J. Orlando, the Company's newly appointed Chief Executive Officer, as a member of the Board.

Majority Vote Requirement for Election to the Board

Our Board of Directors has adopted a majority-voting standard for uncontested director elections. This means that, in an uncontested election, a nominee for director must receive a “majority of the votes cast” for his or her election to the Board. An “uncontested election” is an election in which the number of nominees for director is not greater than the number of directors to be elected. A “majority of the votes cast” means that the number of votes “FOR” a nominee for director must exceed 50% of the total number of votes cast in his or her election. Shares voted as “withhold authority” to vote on the election of a nominee will, for this purpose, count as votes cast. However, broker non-votes will not be counted as votes cast. In a contested election, on the other hand, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. A “contested election” is an election in which the number of nominees for director is greater than the number of directors to be elected.

The election of directors at this year’s Annual Meeting will be uncontested. As a result, pursuant to our majority voting standard, any director nominee who fails to receive a majority of the votes cast in his or her election as a director is required to deliver an offer of resignation to the Board, which will have the right, in its discretion, to accept or reject that offer of resignation. If the Board accepts the resignation, it may either appoint another person to fill the vacancy created by the resignation or correspondingly reduce the authorized number of directors. If the Board decides, instead, to reject the resignation, then, the nominee would continue to serve as a director until the next annual stockholders’ meeting, and in that event, the Board will be required to publicly disclose the reasons why it decided to reject the resignation of the director.

Director Independence and Diversity

Director Independence.

The Company’s corporate governance guidelines require that the Board be comprised of at least a majority of independent directors. For a director to be considered independent, the Board must affirmatively determine that he does not have any direct or indirect material relationship with the Company that, in the opinion of the Board, would interfere with the exercise of that director’s independent judgment in carrying out his responsibilities as a director.

The Board has determined that Ms. Farrington, and Messrs. Allen, Martin, Moyer and Stevens, who represent five of the Company’s nine directors, are independent.

In addition, all of the members of the Audit, Compensation and Nominating and Governance Committees, which comprise the Board’s standing committees, are independent directors. All of the members of the Audit Committee meet the heightened independence standards established by the SEC for audit committee membership and all of the members of the Compensation Committee meet the heightened independence requirements established by NASDAQ for compensation committee membership. See “—Committees of the Board of Directors” below.

Board Diversity.

The Board of Directors and its Nominating and Governance Committee believe that differences in experience, knowledge, skills and viewpoints enhance the Board of Directors’ performance. Accordingly, the Nominating Committee considers such diversity in selecting, evaluating and recommending proposed Board nominees. However, neither the Board nor the Nominating and Governance Committee has implemented a formal policy with respect to the consideration of diversity in the selection of directors.

Board Leadership Structure and the Board’s Role in Risk Oversight

Board Leadership Structure. The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management. The Board believes that it should be free to make such choices from time to time in any manner which the Board members believe is in the best interests of the Company and its stockholders. Nevertheless, since 2002, it has been the practice of the Board for the position of Chairman to be held by an independent non-employee director as an aid in the Board’s oversight of management.

The Board’s Role in Risk Oversight

In General.

The responsibility for the day-to-day management of risk lies with the Company’s management. It is the Board’s role to oversee the risk management process, including its design, functioning and consistency with the Company’s overall corporate strategy. In fulfilling that oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes that an effective risk management system will (i) adequately identify the material risks to the Company’s business, (ii) monitor the effectiveness of risk mitigating policies and procedures, and (iii) provide management with input with respect to the risk management process.

More particularly, the Board has tasked its Audit Committee to perform a number of the Board’s risk oversight responsibilities. Among other things, the Audit Committee works with management to highlight significant enterprise-wide risks, to evaluate operational plans that are designed to control and mitigate risks and to monitor and review the functioning of the risk management process at the Company. The Audit Committee also is responsible for the internal audit function, with that function reporting directly to the Audit Committee, and for overseeing the Company’s independent registered public accounting firm and reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

In addition to the Audit Committee, both the Board’s Compensation Committee and Nominating and Governance Committee consider risks within their respective areas of responsibility. The Compensation Committee oversees risks associated with the Company’s compensation plans and programs and the Nominating and Governance Committee oversees risks associated with the Company’s corporate governance policies.

Incentive Compensation Clawback Policy. As a risk management measure, the Nominating and Governance Committee recommended the adoption, and the Board of Directors adopted, an Incentive Compensation Clawback Policy, effective as of July 1, 2011. Among other things, that policy provides that, if any of the Company’s previously published financial statements are restated due to a material noncompliance with any financial reporting requirements under the federal securities laws, the Company will seek to recover the amount by which any incentive compensation paid in the previous three years to any executive officer exceeds the incentive compensation which the Audit Committee determines would have been paid to such executive officer had such compensation been determined on the basis of the restated financial statements.

Related Party Transaction Policy. The Board of Directors has adopted a Related Party Transaction Policy. One of the purposes of that Policy is to provide a formalized process for determining (i) whether the terms of any material transaction involving the Company, on the one hand, and any of its officers or directors, or any of their respective family members or associates, on the other hand, are at least as favorable to the Company as the terms of similar transactions negotiated at arms-length with persons or enterprises that have no affiliations with the Company, and (ii) whether or not any such transaction should be approved based on the particular circumstances involved.

Communications with the Board

Stockholders interested in communicating with the non-management directors as a group may do so by writing to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, attention: Board of Directors. The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.

Corporate Governance Policies

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist the Board in fulfilling its duties to the Company’s stockholders. Over the past ten years, our Board of Directors has adopted the governance policies described below, including a number of policies and practices under which our Board had operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements of the NASDAQ Listing Rules, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Dodd Frank Wall Street Reform and Consumer Protection Act, adopted in July 2010 (“Dodd-Frank”).

In addition, each year the Nominating and Governance Committee reviews and, if it deems appropriate, recommends to the Board whether to make changes to those governance policies or principles. Some of the principal subjects covered by those policies include:

●

Director qualifications, including measuring each candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

●

Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

●

Director access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

●

Maintaining adequate funding to retain independent advisors for the Board, as the Board deems to be necessary or appropriate, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

●

Director orientation and continuing education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

●	Annual performance evaluations of the Board, including annual self-assessments of the performance of the Board and each of its standing committees.

●	Regularly scheduled executive sessions, without management, are held by the Board. In addition, the Audit Committee meets separately with the Company’s outside auditors.

Code of Business and Ethical Conduct

We have adopted a Code of Business and Ethical Conduct (the “Code of Conduct”) for our officers, employees and directors, as well as specific ethical conduct policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Conduct is available at the Investor Relations Section of our website at www.collectorsuniverse.com. We intend to disclose, at this location on our website, any amendments to our Code of Conduct and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer. A paper copy of the Code of Conduct will be sent, without charge, to any stockholder upon request made to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Stock Ownership Guidelines

In 2012, at the recommendation of the Nominating and Governance Committee, the Board of Directors adopted stock ownership guidelines for all non-management directors and the Company’s named executive officers or NEOs. Those guidelines established a share ownership target for each non-management director of a number of shares of Company common stock having an aggregate market value of not less than three times the director’s annual cash retainer and provides newly elected directors a period of five years to meet that target. Currently, that retainer is $45,000 and, as a result, pursuant to the stock ownership guidelines, each non-management director is expected to own, or any new director to increase his or her ownership to, at least $135,000 of Company shares. As of October 13, 2017, the record date for the 2017 Annual Meeting, each non-management director owned a number of shares exceeding that ownership target.

The Director Nominating Process

In identifying new candidates for membership on the Board, the Nominating and Governance Committee will seek recommendations from existing Board members and executive officers. In addition, the Committee will consider any candidates that may be recommended by any of the Company’s stockholders who submit recommendations to the Board in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it in identifying qualified Board candidates.

In assessing and selecting new candidates for Board membership, the Nominating and Governance Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience, and the candidate’s reputation for integrity. When selecting a nominee from among candidates being considered by the Committee, it conducts background inquiries of and interviews with the candidates that the Committee members believe are best qualified to serve as directors. The factors that the Committee considers in making its selection of a Board nominee include: whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company to all of the stockholders, rather than just to a particular constituency of stockholders; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendations of Board Candidates. Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Board not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the upcoming annual stockholders meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and any other person or persons (naming such other person or persons), on the other hand; (iv) such other information regarding each recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC for a meeting at which directors are to be elected; and (v) the written consent of the stockholder’s recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. The Nominating and Corporate Governance Committee does not evaluate any candidate for nomination as a director any differently because the candidate was recommended by a stockholder. No such recommendations were received from any stockholders for this year’s Annual Meeting.

Stockholder Nominations. Our Bylaws provide that any stockholder also may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board of Directors, by giving the Company written notice (addressed to the Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders, except that if the date of the annual meeting has been changed by more than 30 calendar days from the date of the prior year’s annual meeting, the proposal must be received by the Company no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or a public announcement of the date of the meeting was made, whichever comes first. Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding such candidate or candidates to be nominated for election to the Board and the nominating stockholder. Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements shall be ineffective and disregarded. No such notice was received from any stockholder with respect to this year’s Annual Meeting, and therefore, the Board’s nominees will be the sole candidates standing for election as directors at the Annual Meeting. Accordingly, the election of directors will be uncontested.

Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the members of those Committees qualifies as an independent director within the meaning of the NASDAQ Listing Rules; each of the members of the Audit Committee satisfy the enhanced independence requirements for audit committee membership contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and each of the members of the Compensation Committee satisfy the heightened independence requirements for compensation committee membership adopted by NASDAQ.

Committee members are appointed each year by the Board of Directors immediately following the election of directors at the annual stockholders meeting to serve for a one year term ending on the date of the next annual stockholders meeting. Information regarding the members of each of those Committees, their responsibilities and the number of meetings held by those Committees during fiscal 2017 is set forth below.

Audit Committee

The members of the Audit Committee are A. J. Bert Moyer, its Chairman, and Deborah A. Farrington, Joseph R. Martin and Bruce A. Stevens. Our Board of Directors has determined that all four of the members of the Committee meet the heightened independence standards adopted by the SEC and NASDAQ that apply to audit committee membership and also qualify as “audit committee financial experts” (as defined in the SEC’s rules). The Board of Directors has adopted a written charter for the Audit Committee that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company and appointment and oversight of the independent registered public accountants engaged to audit the Company’s financial statements. In accordance with its charter and to ensure independence, the Audit Committee meets separately with our outside auditors, our internal auditor and members of management, respectively. The Audit Committee held six meetings during fiscal 2017.

Compensation Committee

The members of the Compensation Committee are Deborah A. Farrington, its Chairperson, and Joseph R. Martin and A. J. Bert Moyer. Our Board of Directors has adopted a written charter setting forth the role and responsibilities of the Compensation Committee, which include reviewing and approving the salaries and establishing incentive compensation and other benefit plans for our named executive officers. That charter includes the heightened compensation committee membership independence standards adopted by NASDAQ in December 2013 and all of the members of the Committee have been determined to meet those heightened independence standards. The Compensation Committee held six meetings during fiscal 2017.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Bruce A. Stevens, its Chairman, and A. Clinton Allen and A. J. Bert Moyer. Our Board of Directors has adopted a written charter that specifies the Committee’s responsibilities, which include: identifying and recommending nominees for election to the Board; making recommendations to the Board regarding the directors to be appointed to each of the Board’s standing committees; reviewing the adequacy of and approving the compensation that is to be paid to non-management directors for their service on the Board and Board committees; developing and recommending corporate governance guidelines for adoption by the Board of Directors; and overseeing annual self-assessments by the Company’s directors of the performance of the Board and each of its standing committees. The Nominating and Governance Committee held a total of five meetings during fiscal 2017.

Committee Charters

Interested stockholders are able to review and print copies of Board Committee charters posted at the Investor Relations Section of our website at www.collectorsuniverse.com. In addition, paper copies of those Charters will be made available, without charge, to any stockholder upon written request to the Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Other Governance Matters

In addition to the governance policies discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of Sarbanes-Oxley each quarter since the certification rules were adopted. You can access our SEC filings, other corporate governance materials and news releases, by visiting the Investor Relations section of our website at www.collectorsuniverse.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information made available to us, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors and officers were satisfied and timely made with respect to their transactions involving shares of our common stock or options or other rights to acquire shares of our common stock effectuated during fiscal 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

During fiscal 2017, our executive officers were: Robert G. Deuster, our Chief Executive Officer, David G. Hall, our President and Chief Operating Officer, and Joseph J. Wallace, our Chief Financial Officer (who, for ease of reference, will sometimes be referred to as our “named executive officers” or “NEOs”). The Compensation Committee of our Board of Directors, or the Committee, establishes our executive compensation policies and objectives and determines both the types and the amounts of compensation that we pay to our named executive officers. In this section we discuss those policies and objectives and discuss and analyze the compensation of our named executive officers in fiscal 2017, including in relation to those policies and objectives and to the Company’s financial performance in fiscal 2017.

This section is divided into the following four subsections:

●	Executive Summary

●	Compensation Philosophy and Objectives

●	Elements of 2017 Executive Compensation

●	Other Compensation Considerations

Executive Summary

Fiscal 2017 in Review

The Company achieved record financial performance in fiscal 2017. During that year, we:

●	continued to maintain a leading market share position in our key U.S. markets;

●	generated record annual revenues of $70.2 million, an increase of 15% over the $61.0 million in revenues generated in fiscal 2016;

●

continued to grow our international businesses, both in Europe and Asia, including our coin grading services business in mainland China and, as a result, our international service revenue grew to nearly 20% of PCGS’ total revenue and 13% of the Company’s total revenue;

●	increased operating income, before non-cash stock-based compensation expense, by approximately 33% to $17.2 million, from $13.0 million in fiscal 2016;

●	achieved a three year total stockholder return (or “TSR”) of 16%;

●	paid $11.9 million in cash dividends to our stockholders; and

●	maintained a strong financial position, with $9.8 million in cash, and $10 million of available credit under a revolving bank credit line, at June 30, 2017.

The table below compares our annualized three, five, seven and 10 year total shareholder returns (or “TSRs”), with those of (i) the companies in the S&P 500 Index, and (ii) a group of 14 publicly traded companies that are similar to us, based upon their annual revenues and market capitalizations (the “Comparison Group”). For more information regarding the companies comprising the Comparison Group and the financial criteria used to select those companies, see “—–Compensation Philosophy and Objectives - Comparison of Company CEO Compensation to Comparison Group CEO Compensation” below.

*

Total Shareholder Return, or TSR, measures the change in stock price, plus the reinvestment of dividends, over a specified time period or time periods. For purposes of this table, TSR has been annualized to show the annual growth rate of the Company’s stock price over the periods presented, in each case ended on June 30, 2017.

As the above table indicates, our annualized TSRs for each of the periods presented exceeded the annualized TSRs of both the S&P 500 Index and the companies comprising the Comparison Group.

We Pay for Performance and Structure Executive Compensation to Align the Interests of our NEOs and our Stockholders

Our executive compensation programs are designed to pay for performance and, thereby, to align the financial interests of our CEO and CFO with those of our stockholders. The financial interests of David Hall, our President and Chief Operating Officer are, we believe, already aligned with those of our stockholders, because Mr. Hall is our third largest stockholder, owning approximately 500,000 of our outstanding shares.

As indicated below, the compensation paid to our CEO and CFO in fiscal 2017 were directly affected by, and they were rewarded for, the Company’s record financial performance in fiscal 2017:

Elements of 2017 Compensation	Performance Criteria	2017 Pay for Performance Results

Base Salary	Established annually based on scope of responsibilities, past performance and competitive pay data.

The Committee sought to focus the CEO and CFO on achieving the corporate financial performance goals established under the 2017 Cash Incentive Plan and the Long-Term Equity Incentive Plan (the “LTIP”). As a result, in fiscal 2017 the CEO's base salary was unchanged from his fiscal 2016 base salary. The CFO's annual salary was increased by $15,000, or 5.8%, from $260,000 to $275,000, effective November 1, 2016, based on his past performance, which was the first increase in the CFO’s salary since 2012.

Cash Incentive Plan Awards

Incentives requiring the Company to generate increases in fiscal 2017 operating income, adjusted to exclude non-cash, stock-based compensation expense ("Adjusted Operating Income" or "AOI"), as compared to fiscal 2016 AOI; and, to a lesser extent, requiring the CEO and CFO to achieve individualized performance goals (or “MBOs”) in fiscal 2017.

The Company exceeded the target Adjusted Operating Income goal of $16.7 million for fiscal 2017, and the CEO and CFO achieved most of their respective MBOs. As a result, the CEO and CFO earned 85% and 88%, respectively, of their potential maximum cash awards under the Cash Incentive Plan. By comparison, in fiscal 2016 the CEO and CFO earned 33% and 35%, respectively, of the maximum cash awards under the fiscal 2016 Cash Incentive Plan, because the Company achieved, but did not exceed, the threshold Adjusted Operating Income Goal of $14.9 million under that Plan for fiscal 2016.

Long Term Equity Incentive Plan ("LTIP") awards, consisting of restricted shares (“LTIP Shares”)	LTIP awards, which were granted in fiscal 2013 and 2014, could be earned only if the Company achieved sustained increases in fiscal year Adjusted Operating Income.

In fiscal 2017, the Company achieved the remaining financial performance goals, including the maximum performance goal, under the LTIP. As a result, 50% of the CEO’s and CFO’s then unvested LTIP Shares became immediately vested and ceased to be subject to forfeiture. The other 50% of their respective LTIP Shares will become vested provided that they remain in the Company's service through June 30, 2018. By contrast, in fiscal 2016 no unvested LTIP Shares were earned because the Company did not achieve the required increase in AOI.

Comparison of the Company’s CEO Compensation to the Company’s Indexed TSR

The following table shows the relationship of our CEO’s realized/realizable total direct compensation compared to our cumulative stockholder return indexed over the five fiscal years ended June 30, 2017. As illustrated, the compensation of our CEO has generally tracked or been lower than our TSR over this period, except during fiscal 2017, when our CEO's compensation increased relative to our TSR due to the vesting of performance-contingent LTIP Shares during that year.

*          For purposes of this table, “Indexed TSR” is defined as the change in stock price from a base value (100) plus the reinvestment of dividends for each year during the period of the five fiscal years ended June 30, 2017.

The above table sets forth the sum of the salary and incentive compensation of our CEO in each of the fiscal years presented. The CEO’s compensation for fiscal 2013 includes the grant date fair value of an award of 40,000 service-based restricted shares granted to him in that year. In fiscal 2014 the Company achieved the first two of five financial performance goals established under the Company’s Long Term Equity Incentive Plan, or LTIP. Under the terms of the LTIP, due to the achievement of those goals (i) 12.5% of total number of performance-contingent restricted shares granted to our CEO under the LTIP (“LTIP Shares”) became fully vested and ceased to be subject to the risk of forfeiture and, therefore, the grant date value of those LTIP Shares is included in the CEO's compensation for fiscal 2014 in the above table; and (ii) another 12.5% of the LTIP Shares became "conditionally-vested" as they remained subject to forfeiture in the event the CEO had not remained in the continued service of the Company for an additional year, through June 30, 2015. Those conditionally vested LTIP Shares did become fully vested and ceased to be subject to the risk of forfeiture, effective as of June 30, 2015 and, as a result, the grant date fair value of those LTIP Shares is included in the CEO's compensation for fiscal 2015 in the above table. No new equity incentives were granted to our CEO in fiscal 2015, 2016 or 2017 and none of the remaining unvested performance-contingent restricted shares were earned under the LTIP in fiscal 2015 or 2016. However, in fiscal 2017, the Company achieved the remaining three financial performance goals under the LTIP, including the maximum financial goal, which was $17.0 million of Adjusted Operating Income, and, as a result, of the then remaining 150,000 unvested LTIP Shares that had been granted in fiscal 2013 and 2014 to the CEO, 75,000 Shares became immediately vested and ceased to be subject to the risk of forfeiture effective as of June 30, 2017, while the other 75,000 LTIP Shares will remain unvested and will be forfeited unless the CEO remains in the continuous service of the Company as an employee or director through June 30, 2018. The CEO's compensation for fiscal 2017, as set forth in the above table, includes the grant date fair value of the 75,000 LTIP Shares that became fully vested and ceased to be subject to the risk of forfeiture effective as of June 30, 2017 due to the achievement of the remaining LTIP performance goals in fiscal 2017.

At Risk and Guaranteed Compensation

The following charts set forth the respective fiscal 2017 at-risk and guaranteed compensation of our CEO and CFO, in each case expressed as a percentage of their respective potential target compensation for that year.

For purposed of these charts:

●	Guaranteed compensation is comprised solely of the salaries paid respectively to our CEO and CFO.

●	Mr. Deuster’s potential at-risk compensation for fiscal 2017 was comprised of the following:

o	$175,000, which was the potential target cash incentive award that Mr. Deuster could have earned under our 2017 Cash Incentive Plan, which was equal to 50% of his base salary for fiscal 2017; and

o

$344,852, which was the annualized target grant date fair value of the LTIP performance-contingent restricted share awards granted to Mr. Deuster in fiscal 2013 and fiscal 2014, representing 50% of the total number of LTIP shares he could have earned if the Company had achieved the Maximum Financial Performance Goal under LTIP.

●	Mr. Wallace’s potential at-risk compensation for fiscal 2017 was comprised of:

o	$123,750, which was the potential target cash incentive award that Mr. Wallace could have earned under our 2017 Cash Incentive Plan, which was equal to 45% of his base salary for fiscal 2017; and

o

$126,380, which was the annualized target grant date fair value of the total number of LTIP performance-contingent restricted shares granted to Mr. Wallace in fiscal 2013 and fiscal 2014, representing 50% of the total number of those LTIP shares he could have earned if the Company had achieved the Maximum Financial Performance Goal under LTIP.

See “—–Elements of 2017 Executive Compensation — Cash Incentive Plan” below for additional information regarding the 2017 Cash Incentive Plan and the performance goals established thereunder; and “—–Elements of 2017 Executive Compensation — Equity Based Incentive Compensation” below for additional information regarding the LTIP.

The compensation program for David G. Hall, the Company’s President and Chief Operating Officer, differs from the programs adopted for our Chief Executive and Chief Financial Officer. In fiscal 2017, 2016 and 2015, Mr. Hall chose not to participate in the incentive compensation programs adopted for our other NEOs, because Mr. Hall believes that, as one of the Company’s largest stockholders, owning more than 5% of the Company’s outstanding shares, his interests are already closely aligned with those of our stockholders and, therefore, he is already incentivized to focus his efforts on the achievement of improvements in the Company financial results that will lead to increases in stockholder value. As a result, Mr. Hall’s total compensation in fiscal 2017 was $500,000, which is less than the maximum compensation Mr. Hall could have earned had he chosen to participate in the fiscal 2017 Cash Incentive Plan and the LTIP.

Other Compensation Policies and Practices that Benefit our Stockholders

●

Independent Compensation Committee. Our Compensation Committee consists entirely of independent directors who retain an independent outside compensation consultant to assist them in designing and in evaluating the effectiveness of the Committee’s executive compensation policies and programs.

●	Compensation Risk Assessments. Our Compensation Committee performs an annual review of risks related to our compensation practices.

●

No Hedging Policy. We believe our executive officers and directors should not speculate or hedge their interests in our stock. Therefore, we prohibit them from entering into any derivative transactions in our stock, including any short sale, forward, equity swap, option or collar that is based on the Company’s stock price.

●

No Pledging of Stock. Our insider trading policy prohibits our named executive officers from (i) holding Company securities in margin accounts and, (ii) using our stock as collateral for a loan, subject to an exception for hardship situations for which the approval of the Board or the Governance Committee is required.

●

Stock Ownership Guidelines. To further align the financial interests of our NEOs with those of our stockholders, our Board of Directors has adopted stock ownership guidelines which establish the following stock ownership targets for our named executive officers:

○	CEO. Ownership of a number of shares of our common stock that have an aggregate market value of not less than three times his annual base salary; and

○	Other NEOs. Ownership of a number of shares of our common stock that have an aggregate market value of at least two times their respective annual base salaries.

These guidelines provide that anyone who is a newly appointed NEO will have a period of five years to meet these guidelines. These guidelines also call for any NEO who has not yet met his or her applicable stock ownership target to retain at least 50% of his or her net vested restricted shares until the NEO meets that stock ownership target.

As of June 30, 2017, Messrs. Deuster, Hall and Wallace met their respective stock ownership targets. Mr. Orlando, our newly appointed CEO, has approximately five years to meet his stock ownership target.

●

Incentive Compensation Clawback Policy. Our Board of Directors has adopted an Incentive Compensation Clawback Policy. Under that Policy, if any of our NEOs receive incentive compensation as a result of the Company’s achievement of financial results measured on the basis of our financial statements which become the subject of an accounting restatement, the Company will be entitled to recoup from those NEOs the amount by which any incentive compensation exceeds the incentive compensation they would have received had such compensation been determined on the basis of the restated financial statements.

●	No Repricing. Our equity incentive plans explicitly prohibit the repricing of stock options.

●

No Gross Ups; and Double Trigger Change in Control Compensation Provisions. Our change in control and severance compensation agreements do not contain any tax gross-up provisions. Furthermore, the change in control agreements provide that change in control compensation will be paid only if there is a termination of the NEO’s employment without cause or a constructive termination of his employment upon or within 12 months following a change in control of the Company. As a result, no change in control compensation becomes payable solely as a result of a change in control of the Company.

●

No Dividends Paid on Unvested Equity Awards. Our equity incentive agreements do not provide for the payment of dividends on unvested awards. However, the Compensation Committee may provide in connection with any equity grant, that if the Company pays dividends on its outstanding shares, dividends will accrue at the same rate on the unvested equity award and will become payable if and when, but only to the extent, such award becomes vested and ceases to be subject to forfeiture.

●	Policy with respect to Perquisites and Other Benefits. We do not generally provide benefits or perquisites to our NEOs that are not provided to all of our full-time employees.

Compensation Philosophy and Objectives

The Compensation Committee endeavors to ensure that the compensation of our named executive officers and other key management personnel is competitive and consistent with market conditions in order to enable us to attract and retain key executives critical to the Company's long-term success and the achievement of sustained increases in stock value. Therefore, when reviewing and approving both the types and amounts of compensation to be paid to our NEOs, the Committee seeks to:

●

ensure that each NEO’s cash compensation is competitive in relation to the compensation paid by comparable companies and other companies which, although not comparable to us, may seek to recruit our NEOs based on their skills, experience and records of success;

●

design compensation programs that incentivize our NEOs and other key management personnel to remain in the Company’s service for the long term and enable us to attract additional key executives with the requisite experience and record of success required for the future growth of the Company;

●

provide a significant proportion of potential total compensation of our CEO and CFO through cash and equity incentives, the payment of which depends on the achievement of pre-established annual and multi-year Company financial and other performance goals and, thereby, to align the financial interests of our CEO and CFO with the longer-term financial interests of our stockholders;

●

establish short-term incentive compensation programs, as well as longer term programs, that recognize and reward the contributions made by our NEOs to our achievement of ongoing improvements in our financial performance; and

●	establish an appropriate balance between long-term and short-term incentive compensation plans to mitigate compensation-related risk.

Role of Named Executive Officers in Compensation Decisions

The Compensation Committee, which is comprised solely of outside directors who meet NASDAQ’s director independence requirements, approves the amounts, nature and components of the compensation of our named executive officers. The CEO and CFO may provide compensation and related data to the Committee, at its request, to facilitate its compensation decisions. In addition, the Committee considers the CEO's recommendations when making salary and cash and equity incentive compensation decisions with respect to other NEOs and other key management employees. However, the CEO is not permitted to be present during deliberations and voting regarding his own compensation.

Compensation Consultants and Market Comparisons

Due to the relatively unique nature of our business, which consists primarily of the authentication and quality grading of rare coins and other high value collectibles, there are no public company industry peers against which we are able to directly compare the compensation of our NEOs or our executive compensation programs and policies. Moreover, our financial performance depends to a great extent on collectibles experts and on persons who have extensive experience in and have keen understandings of the collectibles markets, the number of which is relatively limited. We also did not issue any additional equity incentive awards to any of our NEOs in fiscal 2017, as they continued to participate in the LTIP during that year. For these reasons, and also to limit the administrative costs of our executive compensation programs, the Committee has only occasionally engaged an outside independent compensation consultant to conduct any benchmarking studies or to provide the Committee with customized comparisons of the compensation of our NEOs to the compensation paid by other companies to their NEOs. No benchmarking was undertaken for fiscal 2017.

Consistent with the approach followed in fiscal 2016, the Committee established threshold, target and maximum incentive compensation opportunities for the CEO and CFO under the 2017 Cash Incentive Plan based on (i) the Company annual operating plan as approved by the Board of Directors for fiscal 2017, (ii) the historical performance and the scope of the respective responsibilities of the Company’s CEO and CFO and (iii) publicly available executive compensation data. For additional information regarding the incentive compensation opportunities established for our NEOs under 2017 Cash Incentive Plan see “—Elements of 2017 Executive Compensation—Cash Incentive Plans” below.

Comparison of Company CEO Compensation to Comparison Group CEO Compensation

In September 2017, the Committee’s outside compensation consultant, Pearl Meyer & Partners, LLC., prepared a report for the Committee, based on publicly available information, with respect to the then prevailing salaries and incentive compensation opportunities afforded to the chief executive officers of a total of 14 publicly traded companies with a median annual revenue of $66 million for the 12 months ended June 30, 2017 and a median market capitalization of $171 million as of June 30, 2017 (the “Comparison Group”). The Company’s fiscal 2017 annual revenue placed it at the 54th percentile, the Company’s market capitalization at June 30, 2017 placed it at approximately the 59th percentile, and the Company’s EBITDA margin placed it at the 82nd percentile, of those 14 companies.

Comparison Group Company Names and Trading Symbols

Cass Information Systems Inc. (“CASS”)	Planet Payment Inc. (“PLPM”)
Cherokee Inc. (“CHKE”)	PRGX Global Inc. (“PRGX”)
Daily Journal Corp. (“DJCO”)	Reis Inc. (“REIS”)
Forward Industries Inc. (“FORD”)	Sequential Brands Group Inc. (“SQBG”)
Innodata Inc. (“INOD”)	Tech Target Inc. (“TTGT”)
Jetpay Corp. (“JYPY”)	Value Line Inc. (“VALU”)
Lakeland Industries Inc. (“LAKE”)	Xo Group Inc. (“XOXO”)

Because there are no other publicly traded collectibles authentication or grading companies, these 14 companies, which are in the luxury goods, apparel and accessories, data processing, outsourced services, and internet software or publishing industries, were initially selected on the basis of similar revenue, market capitalization, market capitalization to revenue, and EBITDA margin criteria. The following table outlines the financial characteristics of the Comparison Group and the Company, respectively, at June 30, 2017, and for the last 12 months of reported information, with respect to the following criteria:

Collectors Universe, Inc.
Criteria	Comparison Group Companies(1)	FY 2017 Actual(1)	Percentile Rankings vs. Comparison Companies

Annual revenues	$25 to $169 million	$ 70 million	54th
Market capitalization	$9 to $735 million	$ 222 million(2)	48th
Market capitalization-to-revenue	Greater than 0.37x	3.16x	69th
EBITDA(2) margin	(19)% to 60%	21%	82nd

(1)

Revenues for the Company and for the Comparison Group Companies are for the last 12 months of reported information, and the market capitalizations of the Company and the Comparison Group are as of June 30, 2017.

(2)

EBITDA, which means earnings before interest, taxes, depreciation and amortization, was determined for the 12 months ended June 30, 2017 for the Company and for the last 12 months of reported information for the Comparison Group Companies.

As the following table illustrates, our CEO’s actual fiscal 2017 compensation (assuming annualization of the LTIP performance-contingent stock awards granted in fiscal 2013 and fiscal 2014 at target, as previously described) was 19% below the median compensation paid to CEOs as last reported by the 14 companies comprising the Comparison Group.

For purposes of this table, “Total Direct Compensation” is comprised of base salary, annual incentives and long-term incentives.

Elements of 2017 NEO Compensation

Set forth below is a discussion of the principal elements or components of the compensation we paid to our NEOs in fiscal 2017.

Annual Salaries

We pay cash compensation, in the form of base salaries, in amounts which the Committee believes will provide a guaranteed amount of compensation sufficient to enable us to retain existing and attract new executive officers who have the requisite experience and performance records that we believe are needed to drive the growth of our business and achieve increases in stockholder value. The Committee also seeks to balance the levels of guaranteed cash compensation with at-risk incentive compensation to create financial incentives for achieving Company financial performance and individualized performance goals, while at the same time managing the Company’s compensation-related risks.

In establishing the annual salaries of our NEOs, the Committee considers a number of factors, including (i) each NEO’s business experience, level of responsibility and past performance, and (ii) publicly available executive compensation surveys and studies, sometimes supplemented by proprietary executive compensation data obtained from outside compensation consulting firms. Salaries are reviewed by the Committee periodically and are adjusted as warranted to reflect sustained individual performance and changes in responsibility or in comparable market salaries.

As the table below indicates, with the exception of Mr. Wallace, our CFO, none of our NEOs received salary increases in fiscal 2017:

Named Executive Officer	2017 Base Salary		Change from 2016

Robert G. Deuster	$350,000		0.0%
David G. Hall	$500,000		0.0%
Joseph J. Wallace	$275,000	(1)	5.8%(1)

(1)

The Compensation Committee increased Mr. Wallace’s annual base salary from $260,000 to $275,000 effective November 1, 2016. As a result, Mr. Wallace received salary at a rate of $260,000 for the first four months, and at a rate of $275,000 for the final eight months, of fiscal 2017, resulting in his receipt of $270,000 in salary for that year.

The increase in Mr. Wallace’s annual salary was the first salary increase he had received in the prior five years and was based on his past performance.

Cash Incentive Plans

In General. During each of the past three fiscal years, the Committee adopted annual cash-based incentive plans for our CEO and CFO, providing them the opportunity to earn cash awards if and to the extent (i) the Company achieved one or more annual financial performance goals, and (ii) they achieved individualized quantitative or qualitative performance objectives (or “MBOs”) specifically established for them by the Compensation Committee. The MBOs for each of the CEO and CFO related to areas of the Company’s business over which he had authority or consisted of objectives the achievement of which was largely dependent on his performance.

Fiscal 2017 Cash Incentive Plan.

In 2017, the Committee established a cash incentive plan for Messrs. Deuster and Wallace (the “2017 Cash Incentive Plan”). The primary purposes of the 2017 Cash Incentive Plan were to incentivize Messrs. Deuster and Wallace (i) to focus their efforts and to take actions primarily for the purpose of enabling the Company to achieve at least a target financial performance goal based on the Company’s operating income for fiscal 2017, and (ii) to achieve individualized performance goals (“MBOs”) established by the Compensation Committee for each of them.

In furtherance of those purposes, the Committee established (i) Threshold, Target and Maximum financial performance goals under the 2017 Cash Incentive Plan, and (ii) individualized Threshold and Target MBOs for each of Messrs. Deuster and Wallace. Of their respective potential Target Performance Awards, 80% was conditioned on the Company’s achievement of the Target financial performance goal and 20% on the achievement of their individualized MBOs.

The following tables set forth the Threshold, Target and Maximum Awards that each of Messrs. Deuster and Wallace had the opportunity to earn under the 2017 Cash Incentive Plan:

	Robert G. Deuster, CEO
	Threshold Awards		Target Awards		Maximum Awards
	Awards	Percent of Base Salary	Awards	Percent of Base Salary	Awards	Percent of Base Salary

Financial Performance Award	$70,000	20%	$140,000	40%	$227,500	65%
MBO Performance Award	17,500	5%	35,000	10%	35,000	10%
Total	$87,500	25%	$175,000	50%	$262,500	75%

	Joseph Wallace, CFO
	Threshold Awards		Target Awards		Maximum Awards
	Awards	Percent of Base Salary	Awards	Percent of Base Salary	Awards	Percent of Base Salary

Financial Performance Award	$49,500	18.0%	$99,000	36%	$154,000	56%
MBO Performance Award	12,375	4.5%	24,750	9%	24,750	9%
Total	$61,875	22.5%	$123,750	45%	$178,750	65%

The Threshold, Target and Maximum financial performance awards were conditioned on the Company achieving Threshold, Target and Maximum operating income goals for fiscal 2017 of $15.0 million, $16.7 million, and $18.3 million, respectively. For purposes of the Plan, achievement of those goals was determined on the basis of the Company’s fiscal 2017 operating income, excluding non-cash stock-based compensation expense, any bonuses that ultimately were awarded under the 2017 Cash Incentive Plan and, to a lesser extent, items of expense which did not arise out of day to day operations and could not reasonably have been anticipated at the time the Plan was adopted. It was determined that in fiscal 2017 the Company had exceeded the Target operating income goal, but did not achieve the Maximum operating income goal. As a result, Messrs. Deuster and Wallace earned financial performance awards of $196,586 and $134,568, respectively, under the 2017 Cash Incentive Plan, representing 56% and 49%, respectively, of their annual base salaries for fiscal 2017.

The receipt by Mr. Deuster of the other $35,000 under the 2017 Cash Incentive Plan, which represented 10% of his annual base salary for 2017, was conditioned on his achievement of individualized qualitative objectives (or “MBOs”) that were established by the Committee for fiscal 2017. Those MBOs related to, among other things, the development and implementation, in conjunction with the Nominating and Governance Committee of the Board, of a management succession plan, and the further growth of the Company’s business in China. The Compensation Committee determined that those objectives were substantially achieved by Mr. Deuster. As a result, Mr. Deuster earned incentive compensation of $26,250, representing 75% of his Target MBO Award, under the 2017 Cash Incentive Plan.

The receipt by Mr. Wallace of the other $24,750 under the 2017 Cash Incentive Plan, which represented 9% of his annual base salary for 2017, was conditioned on his achievement of individualized MBOs established by the Committee for fiscal 2017. Those MBOs related to, among other things, achieving increases in cash flows and obtaining a $10 million revolving bank line of credit for the Company. The Committee determined that those MBOs were substantially achieved by Mr. Wallace. As a result, Mr. Wallace earned incentive compensation of $22,275, representing 90% of his Target MBO Award, under the 2017 Cash Incentive Plan.

Equity Based Incentive Compensation

In fiscal 2013, the Compensation Committee adopted a Long-Term Performance-Based Equity Incentive Program (the “LTIP”) for the Company’s Chief Executive Officer, Mr. Deuster, and Chief Financial Officer, Mr. Wallace, and for certain other key management employees. At the time of the adoption of the LTIP, the Compensation Committee (i) established a threshold Adjusted Operating Income (or “AOI”) goal in an amount that was substantially in excess of the Company’s AOI for the 12 months preceding the adoption of the LTIP, which was $9,250,000 (the “Base AOI”), and four increasingly higher AOI goals, for achievement over a performance period of six years ending on June 30, 2018 (the “Performance Period”), and (ii) granted to Messrs. Deuster and Wallace 108,883 and 40,831 restricted shares, respectively, under the LTIP. In fiscal 2014, the Committee granted Mr. Deuster and Mr. Wallace 91,117 and 34,169 additional restricted shares, respectively, under the LTIP. No grants of restricted shares were made under the LTIP, or otherwise, to Messrs. Deuster or Wallace in any years subsequent to fiscal 2014. As a result, the numbers of restricted shares that were granted to Messrs. Deuster and Wallace under the LTIP totaled 200,000 shares and 75,000 shares, respectively.

The number of LTIP Shares that would be earned under the LTIP was conditioned on (i) the extent to which, if any, that those annual fiscal year AOI goals were achieved or exceeded by the Company during that six-year Performance Period, and (ii) the continued service of Messrs. Deuster and Wallace with the Company. The following table sets forth the percentage increases over the Base AOI of $9,250,000 required to be achieved by the Company for Messrs. Deuster and Wallace to earn shares under the LTIP and the corresponding percentages of their respective LTIP Shares that potentially could be earned if those increases were achieved.

	Collectors Universe, Inc.		Comparison Companies
Performance Goals Achieved	Increase over Base AOI	Percent of LTIP Shares Earned	Probability of Achieving AOI Goals

Achievement of Threshold Financial Performance Goal	29.7%	10%	< 25%
Additional LTIP Shares on achievement of:
Intermediate Financial Performance Goal #1	51.4%	15%	< 20%
Intermediate Financial Performance Goal # 2	62.2%	20%	< 20%
Intermediate Financial Performance Goal #3	73.0%	25%	< 20%
Maximum Financial Performance Goal	83.8%	30%	< 20%
Total LTIP Shares earned if Maximum Performance Goal is achieved		100%	< 20%

To provide a measure of the difficulty of achieving the LTIP AOI goals, the above table also sets forth the probabilities of achieving adjusted operating income goals comparable to the AOI goals under the LTIP by the companies comprising the Comparison Group, determined on the basis of their historical operating results for the 10 years ended June 30, 2017. As the table indicates, the probabilities that the Comparison Group of companies would have achieved adjusted operating income goals comparable to the LTIP Threshold Performance Goal, Intermediate Performance Goals and the Maximum Performance Goal were less than 25%, less than 20% and less than 20%, respectively.

The Committee believes that the grants of restricted shares under the LTIP (the “LTIP Shares”) met the following executive compensation objectives:

●

Pay-for-Performance. The LTIP awards support the Compensation Committee’s pay-for-performance philosophy, because the awards would be earned only if and to the extent that the Company achieved one or more annual financial performance goals that were designed to lead to significant increases in the Company’s operating income, cash flows and the total shareholder return. The Committee believes that the increases in financial performance required to be achieved by the Company for Messrs. Deuster and Wallace to earn a substantial percentage or all of their LTIP Shares were significant, particularly when considered in relation to the financial performance of the companies comprising the Comparison Group. As the above table indicates, the probability that those companies would be able to achieve operating income goals comparable to the Intermediate Performance Goals and the Maximum Performance Goal under the LTIP was less than 20%.

●

Alignment of the Financial Interests of our NEOs with those of our Stockholders. The LTIP grants were designed to more closely align the financial interests of our CEO and CFO with those of our stockholders, by rewarding our NEOs for their contributions to operating results of the Company that the Committee believed would, if achieved, lead to sustained increases in total stockholder returns over a multi-year period.

●

Increased Focus on Achievement of Longer-Term Operating Results. These performance-contingent restricted shares provided financial incentives for the Company’s CEO and CFO and other key management employees to focus their efforts on achieving longer-term improvements in the Company’s financial performance over the six-year Performance Period.

●

Retention. The establishment of financial performance goals under the LTIP could not be fully achieved without sustained performance over a multi-year period, thereby creating financial incentives for the Company’s CEO and CFO to remain in the continuous service of the Company over the Performance Period. Additionally, under the terms of the LTIP, 50% of any restricted shares earned by an NEO as a result of the achievement of any of the LTIP financial performance goals in any fiscal year were made subject to forfeiture in the event that the NEO ceased to remain in the employ of the Company prior to the end of the next succeeding fiscal year.

To assure that the LTIP met the Committee’s compensation objectives, restrictions were placed on the LTIP Shares that prohibited each NEO from selling, pledging or otherwise transferring any of those Shares while they remained unvested (except for transfers on death or divorce), and made them subject to forfeiture, in whole or part, in the event that one or more financial performance goals were not achieved, or the NEO’s service with the Company ceased prior to the full vesting of those Shares.

Numbers of Shares that could be Earned under the LTIP. The following table sets forth the numbers of performance-based restricted shares that could be earned under the LTIP based on the annual financial goals achieved during the six-year Performance Period (and assuming the continued service of the CEO and CFO with the Company during that Period):

	Percent of LTIP Shares that will	Numbers of LTIP Shares that will be Earned
	be Earned	CEO	CFO
If, in any fiscal year during the term of the LTIP, the Company achieved:

The Threshold Financial Performance Goal	10%	20,000	7,500
Intermediate Financial Performance Goal #1	15%	30,000	11,250
Intermediate Financial Performance Goal #2	20%	40,000	15,000
Intermediate Financial Performance Goal #3	25%	50,000	18,750
The Maximum Financial Performance Goal	30%	60,000	22,500
Total	100%	200,000	75,000

However, once an AOI performance goal was achieved, no additional LTIP Shares could be earned unless a higher AOI performance goal was achieved in any of the remaining years of the Program.

In fiscal 2013, none of the AOI goals were achieved. In 2014, the Company succeeded in achieving the Threshold Performance Goal and Intermediate Performance Goal #1. As a result, 50,000 of Mr. Deuster’s LTIP Shares and 18,750 of Mr. Wallace’s LTIP Shares were earned, of which 25,000 Shares and 9,375 Shares, respectively (the “Contingently-Vested Shares”), remained subject to forfeiture in the event of a cessation of service with the Company on or prior to June 30, 2015. Those Contingently-Vested Shares became fully-vested on June 30, 2015, because Messrs. Deuster and Wallace continued in the service of the Company through that date.

No additional LTIP Shares were earned in fiscal 2015 or fiscal 2016 because the Company did not achieve at least the next higher financial performance goal, which was Intermediate Performance Goal #2, in either of those fiscal years.

In fiscal 2017, the Company generated approximately $17.25 million of Adjusted Operating Income, an 86% increase over the Base AOI of $9.25 million, and as a result, the Company achieved Intermediate Financial Performance Goals #2 and #3 and the Maximum Financial Performance Goal under the LTIP. As a result, (i) of Mr. Deuster’s 150,000 remaining unvested LTIP Shares, 75,000 became fully vested, and the other 75,000 became contingently vested because they remain subject to forfeiture in the event of a cessation of Mr. Deuster's service with the Company on or prior to June 30, 2018; and (ii) of Mr. Wallace's 56,250 remaining unvested LTIP shares, 28,125 became fully vested and the other 28,125 shares became contingently vested because they remain subject to forfeiture in the event of a cessation of his service with the Company on or prior to June 30, 2018.

Effect of Change in Control on the Vesting of LTIP Shares. The LTIP Shares were granted under the stockholder-approved equity incentive plans. Those plans provide that, in the event of a change in control of the Company (as defined in those plans), the Compensation Committee would have the discretion to accelerate the vesting of any then unvested LTIP Shares, if the surviving corporation in the change in control transaction, or its parent company (if any), does not assume the LTIP Plan or grant new equity incentives of equivalent value in exchange for the then unvested LTIP Shares on terms approved by the Compensation Committee.

Dividend Policy Applicable to Unvested LTIP Shares. Any dividends allocable to any LTIP Shares begin to accrue only if, when and to the extent that any of those Shares become “Conditionally Vested Shares” as a result of the Company’s achievement of one or more of the AOI performance goals; and any such accrued dividends are paid on Conditionally Vested Shares only if and to the extent those Shares become fully vested. As a result, any such accrued dividends will be forfeited if, when and to the extent any such Conditionally Vested Shares are forfeited due to a cessation of the holder’s continuous service with the Company prior to the full vesting of those Shares.

Reasons for Using Adjusted Operating Income for Measuring our Financial Performance

The Compensation Committee decided to base cash and equity incentive compensation primarily on the Company’s operating income before non-cash equity compensation expense because, in the view of the Committee, this metric:

●

measures the overall efficiency of the Company’s operations and incentivizes management to focus on strategic and business initiatives that increase revenues without concomitant increases in costs and expenses in order to enable the Company to achieve increases in operating income margins and earnings;

●

requires management to focus their performance on the principal determinants of the Company’s earnings and internally generated cash flows and, therefore, more closely aligns the financial interests of our NEOs with the financial interests of our stockholders, particularly in light of the Company’s policy of paying quarterly cash dividends of $0.35 per share to its stockholders; and

●

provides relatively consistent year-over-year measures of financial performance, which could otherwise be distorted by year-over-year changes in non-cash stock-based compensation expense, the recognition and timing of which is determined by specialized accounting rules, and the variability of income tax rates which is becoming more pronounced due to the expansion of our business into foreign markets.

CEO Employment Agreement

As reported, in August 2017, Mr. Deuster informed the Board that, for personal reasons, he had decided to retire as the Company's CEO, effective on the appointment of his successor. As also reported, on October 9, 2017 Joseph J. Orlando was appointed to succeed Mr. Deuster as the Company's CEO. As a result, Mr. Deuster's employment agreement with the Company then expired and, pursuant to that agreement, he received only his unpaid salary and unused vacation pay and benefits accrued through the expiration date of his agreement in full satisfaction of the Company's obligations under that Agreement.

Effective, October 9, 2017, the Company and Mr. Orlando entered into an employment agreement pursuant to which he is employed as the Company’s CEO. The initial term of that agreement is one year, ending on October 9, 2018. Set forth below is a summary of the material terms of Mr. Orlando’s employment agreement, which is qualified in its entirety by reference to that agreement, a copy of which is attached as Exhibit 10.99 to the Company’s Current Report on Form 8-K that was filed with the SEC on October 12, 2017.

Annual Salary. Mr. Orlando receives a base salary of $350,000 per year.

Incentive Compensation. Mr. Orlando's employment agreement provides that he will have the opportunity to earn incentive compensation, payable in cash in an amount which, at target, would be equal to 75% of his annual salary, contingent on the achievement of one or more financial performance goals to be established by the Compensation Committee. Mr. Orlando also is eligible to participate in any other cash or any equity incentive programs that may be adopted by the Compensation Committee for the Company's executive officers and other key management employees.

Severance Compensation. Mr. Orlando’s employment agreement provides that if his employment is terminated due to his disability or death, or by the Company without cause or by him for Good Reason (as defined in that agreement) prior to the end of the term of the agreement, then, his salary will continue to be paid and, except in the case of his death, the Company will pay 100% of Mr. Orlando’s COBRA premiums for continued health insurance coverage, for six months or the then unexpired portion of the term of his employment agreement, whichever is shorter.

Compensation due to a Termination of Employment following a Change in Control of the Company.

If a change in control of the Company occurs while Mr. Orlando is the Company’s CEO and, upon or within the 12 months following that change in control, his employment is terminated either (i) without cause by the Company, or by its successor in the change in control transaction, or (ii) by Mr. Orlando for Good Reason (as defined in the employment agreement), then, he will be entitled to receive severance compensation comprised of (i) an amount equal to one year’s salary payable to him in a single lump sum payment, and (ii) the payment of his COBRA premiums for continued health insurance coverage for six months.

Mr. Orlando’s employment agreement provides that the Company, or its successor in the change in control transaction, will become obligated to pay severance compensation and benefits to Mr. Orlando only upon a “double trigger” event. This means that no severance compensation will become payable solely because of the occurrence of a change in control of the Company. Instead, change in control severance compensation will be payable only if, on the date of or within 12 months following the change in control transaction, there is a termination of Mr. Orlando’s employment without cause by the Company or its successor or by Mr. Orlando for Good Reason. The change in control severance provisions are intended (i) to preserve morale and productivity and encourage retention in the face of the disruptive impact that a change in control of the Company is likely to have, and (ii) to encourage Mr. Orlando to remain focused on the business and interests of our stockholders when considering strategic alternatives that may be beneficial to our stockholders.

Limitation for Purposes of Section 280G under the Internal Revenue Code. The change in control provisions of Mr. Orlando’s employment agreement provide that if and to the extent the severance compensation and benefits that would become payable to Mr. Orlando upon a termination of his employment would constitute excess “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, would result in the imposition of excise taxes under the Code, then the amount of such severance compensation and benefits would be reduced to the extent necessary to avoid the imposition of those taxes.

The Company does not have employment agreements with any of its other NEOs.

Effect of a Change in Control on Outstanding Equity Incentives. The Company’s stockholder-approved equity incentive plans under which equity incentives may be granted to the Company's officers, employees or directors provide that, in the event of a change in control of the Company, any then unvested equity incentives that had been granted to the Company’s officers, employees and directors will become fully vested and cease to be subject to forfeiture, unless the other party to the change in control transaction agrees to assume the Company’s outstanding equity incentives or to exchange new equity incentives of equivalent value for the Company’s then outstanding equity incentives on terms that are acceptable to the Compensation Committee, in which event there will be no accelerated vesting of the outstanding equity incentives due to the consummation of the change in control.

Other Compensation Matters

Benefits. The personal benefits provided to our Named Executive Officers are designed to establish a competitive benefits structure necessary to attract and retain key management employees. These personal benefits are the same as those provided to all of our full time employees generally. In fiscal 2017 there were no perquisites or other personal benefits approved by the Committee for any of the named executive officers.

Nonqualified Deferred Compensation Plans. We have not established any nonqualified deferred compensation plans or programs for any of our NEOs.

Risk Considerations. Although a substantial portion of compensation provided to our executive officers is performance based, we believe that the following elements and design features of our executive compensation programs encourage our executive officers to remain focused on both the short-and longer-term operational and financial goals of the Company and have been designed to deter excessive or unnecessary risk-taking:

●

Our compensation program consists of guaranteed salary and a substantial portion of at-risk compensation which has taken the form of equity incentives the vesting of which is contingent on improvements in the Company’s financial performance and continued service with the Company over multi-year periods.

●

The Compensation Committee annually reviews the balance between fixed and at-risk elements of executive compensation and retains ultimate oversight over, and the ability to use discretion where appropriate with respect to, the compensation of our named executive officers.

●

Our incentive compensation programs establish financial performance goals that are designed to lead to sustained improvements in the Company’s operating income and cash flows and, therefore, in the long-term success of the Company, rather than being based solely or even primarily on revenues.

●	The Board of Directors has adopted share ownership guidelines for our named executive officers to further align their interests with those of our stockholders.

●

Cash and equity incentive compensation awards granted to our NEOs are subject to a clawback policy to ensure that determinations with respect to the achievement of financial performance goals are based on generally accepted accounting principles consistently applied in the preparation of our financial statements.

●	Our insider trading policy prohibits our NEOs and other key executives from hedging their economic interest in their Company shares or pledging those shares for purposes of speculative trading.

Taxation and Deductibility of Executive Compensation

To the extent readily determinable, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits to be included in the executive compensation program.

Section 162(m) of the Code imposes an annual limit of $1.0 million on the amount that a public company may deduct for compensation paid to its chief executive officer or any of the company’s four other most highly compensated executive officers other than the CFO (collectively, “covered officers”). This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation. As a result, to reduce the likelihood that the annual compensation of any of those executive officers would, for purposes of Section 162(m) of the Code, exceed $1 million, the Committee has granted, as a significant portion of the compensation of our executive officers performance-based equity and cash incentives which are designed to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Moreover, in the past the total annual compensation paid to our covered officers has not exceeded $1.0 million and, consequently, the limitations imposed by Section 162(m) have not been a factor in the determination of the compensation paid to our executive officers. As a result, the Compensation Committee has not found it necessary to adopt a policy requiring all of their compensation to be deductible. If, in the future, it becomes likely that our Chief Executive Officer or any of the other covered officers would earn total compensation, exclusive of performance-based compensation, in excess of $1.0 million, the Committee would consider whether or not to modify the executive compensation practices in a manner that would preserve the full deductibility of performance based compensation. However, there can be no assurance that compensation paid to the Company’s executive officers will prove to be fully deductible by the Company for income tax purposes. Additionally, the Compensation Committee retains the discretion to grant equity incentives or pay compensation to our executive officers to accomplish varying corporate goals or objectives, even if such compensation does not constitute “qualifying performance based compensation” pursuant to Section 162(m) of the Code.

Accounting for Stock-Based Compensation. Beginning on and since July 1, 2005, the Company has been accounting for share-based awards in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which has since been renamed and superseded by Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”). ASC 718 requires, in the case of a performance-contingent award (that is, a stock-based compensation award with respect to which vesting is subject to satisfaction of a performance condition), that stock-based compensation expense be recognized, for financial reporting purposes, if and when the achievement of the performance condition (and, therefore, the vesting of the award) has become probable. If it is subsequently determined that the performance condition was not satisfied, then the stock-based compensation expense previously recognized would be reversed. In determining the fair values, for accounting purposes, of service-based restricted share awards, the Company assumes that 100% of the shares will become vested.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2017, the members of the Compensation Committee were Ms. Farrington, its Chairperson, and Messrs. Martin and Moyer. None of them was a Company officer or employee during fiscal 2017 or at any time during the preceding three years and, during fiscal 2017, none of them had any relationship required to be disclosed by the Company in this Proxy Statement pursuant to Item 404 of SEC Regulation S-K. During fiscal 2017, none of our executive officers (i) served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement, as required by Item 402(b) of SEC Regulation S-K, with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Deborah A. Farrington, Chair

Joseph R. Martin

A. J. “Bert” Moyer

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

The following table sets forth the amounts and components of the compensation received by each of our Named Executive Officers (“NEOs”) in the fiscal years ended June 30, 2017, 2016 and 2015, respectively.

Name and Principal Position	Year	Salary($)	Equity Incentive Plan Awards($) (1)		Non-Equity Incentive Plan Comp.($)(2)		All Other Compensation($)(3)		Total($)

Robert G. Deuster	2017	$350,000		$-		$222,836	$	−	$572,836
Chief Executive Officer	2016	350,000		−		87,500		−	437,500
	2015	350,000		−		175,000		−	525,000

David G. Hall	2017	$500,000	$	−	$	−	$	−	$500,000
President and	2016	500,000		−		−			500,000
Chief Operating Officer	2015	500,000		−		−		−	500,000

Joseph J. Wallace	2017	$270,000	$			$156,843	$	−	$426,843
Chief Financial Officer	2016	260,000		−		54,340	$	−	314,340
	2015	260,000		−		104,000		−	364,000

(1)

No stock options or other equity incentive awards were granted to any of our NEOs in fiscal 2017, 2016 or 2015 and, as a result, no equity incentive compensation is reflected in this Table for any of those years.

(2)

These amounts consist of cash incentive awards paid, respectively, to Messrs. Deuster and Wallace under the 2017, 2016 and 2015 Cash Incentive Plans established for those years by the compensation committee. The amounts of the cash awards that could be earned under the 2017 Cash Incentive Plan were made dependent primarily on the achievement by the Company of at least a threshold operating income goal for fiscal 2017 and, to a lesser extent, the achievement by Messrs. Deuster and Wallace of individualized performance objectives, which were established by the Compensation Committee at the time it established this Plan. See “--Compensation Discussion and Analysis - 2017 Cash Incentive Plan” above.

(3)	We do not pay for or provide perquisites or other forms of compensation to our NEOs, other than health insurance that is made available to all employees generally.

Grants of Plan-Based Incentive Awards in Fiscal 2017

The following table provides information regarding grants of non-equity incentive plan awards, consisting of cash awards granted to our NEOs the vesting of which, as described below, was made dependent primarily on the Company's financial performance in fiscal 2017. No options or other equity incentives were granted to our NEOs in fiscal 2017.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards
Name	Grant Dates	Threshold ($)	Target($)	Maximum($)

Robert G. Deuster	12/6/16	$87,500	$175,000	$262,500

Joseph J. Wallace	12/6/16	$61,875	$123,750	$178,750

These cash incentives were granted under the Fiscal 2017 Cash Incentive Plan. Under that Plan 80% of Mr. Deuster’s and Mr. Wallace's respective Target Awards was conditioned on the Company’s achievement of 2017 adjusted operating income goals (the “Financial Performance Awards”). Receipt of the remaining 20% of those Target Awards was conditioned on the achievement of individualized performance goals established by the Compensation Committee for each of Messrs. Deuster and Wallace (the “MBO Awards”). However, no Financial Performance Award could be earned under the Plan unless the Company achieved at least a threshold financial performance goal. In fiscal 2017 the Company exceeded the Target financial performance goal and Messrs. Deuster and Wallace substantially (although not entirely) achieved their respective Target MBO goals. As a result, Messrs. Deuster and Wallace earned awards of $222,836 and $156,843, respectively, under the Fiscal 2017 Cash Incentive Plan. See “COMPENSATION DISCUSSION AND ANALYSIS — 2017 Cash Incentive Plan” above in this Proxy Statement for additional information regarding the 2017 Cash Incentive Plan.

Mr. Hall, the Company’s President and Chief Operating Officer, was not granted any plan-based cash or equity incentives in fiscal year 2017 for his service as an NEO. See “—COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary — We Pay for Performance and Structure Executive Compensation to Align the Interests of our NEOs with those of our Stockholders”.

Outstanding Equity Awards

The following table sets forth information regarding restricted share awards that were unearned as of June 30, 2017. None of our NEOs held any stock options as of June 30, 2017.

		Service-Based Stock Awards		Equity Incentive Plan Performance- Contingent Stock Awards(2)(3)
NEOs	Grant Dates	Number of Shares or Units of Stock that have not Vested (#)(1)(3)	Market Values of Shares or Units of Stock that have not Vested ($)(1)(3)	Number of Unearned Shares, Units or Other Rights (#)	Market Value of Unearned Shares, Units or Other Rights ($)

Robert G. Deuster	12/28/12	40,830	$1,014,626	-	$-
	12/9/13	34,170	849,125	-	-

Joseph J. Wallace	12/28/12	15,310	$380,454	-	$-
	12/9/13	12,815	318,453	-	-

(1)

These are restricted shares which were awarded under the LTIP, the vesting of which was made dependent on (i) the achievement of Company financial performance goals and, upon achievement of those goals, the continued service of the NEOs through the end of the next succeeding fiscal year. The Company achieved the financial performance goals in fiscal 2017; however, these shares remain subject to forfeiture in the event an NEO ceases to remain in the service of the Company as either an employee or director through June 30, 2018.

(2)	Due to the Company's achievement of the remaining financial goals under the LTIP, there were no performance-based LTIP Shares still outstanding as of June 30, 2017.

(3)

For additional information regarding the LTIP and the terms of vesting of the restricted shares granted thereunder. See “—COMPENSATION DISCUSSION AND ANALYSIS — Equity Based Incentive Compensation - Long-Term Performance-Based Equity Incentive Program”.

Mr. Hall, the Company’s President and Chief Operating Officer, does not participate in the Company’s equity incentive plans or programs. See “—COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary — We Pay for Performance and Structure Executive Compensation to Align the Interests of our NEOs with those of our Stockholders”.

Option Exercises and Vesting of Restricted Shares in Fiscal 2017

The table that follows sets forth information regarding NEO restricted share awards that became fully vested due to the Company's achievement, in fiscal 2017, of all of the remaining financial performance goals under the LTIP. No service-based restricted share awards became vested, and none of our NEOs held any stock options, during fiscal 2017.

		LTIP Awards
NEOs	Grant Dates	Number of Shares Acquired on Vesting(#)(1)(2)	Value realized on vesting($)(1)

Robert G. Deuster	12/28/12	40,830	$1,014,626
	12/9/13	34,170	849,125

Joseph J. Wallace	12/28/12	15,310	$380,454
	12/9/13	12,815	318,453

(1)

These columns set forth (i) the respective numbers of restricted shares awarded to Messrs. Deuster and Wallace that became fully vested and ceased to be subject to the risk of forfeiture as a result of the Company's achievement during fiscal 2017 of the remaining financial performance goals under the LTIP, and (ii) the respective market values of those shares as of June 30, 2017. In each case, these values were determined by multiplying the number of those shares by the closing price of the Company’s common stock on June 30, 2017, as reported on the NASDAQ Global Stock Market, which was $24.85 per share. For additional information regarding the vesting of these shares, see, “—COMPENSATION DISCUSSION AND ANALYSIS — Equity Based Incentive Compensation - Long-Term Performance-Based Equity Incentive Program”.

Mr. Hall, the Company’s President and Chief Operating Officer, does not participate in the Company’s equity incentive plans or programs. See “—COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary — We Pay for Performance and Structure Executive Compensation to Align the Interests of our NEOs with those of our Stockholders”.

Potential Payments upon Termination or Change in Control of the Company

As discussed above, on October 9, 2017, the Company appointed Joseph J. Orlando as its new CEO to succeed Robert G. Deuster who, for personal reasons, had decided to retire. In connection with Mr. Orlando's appointment as CEO, the Company and Mr. Orlando entered into a CEO employment agreement pursuant to which he is employed as the Company’s CEO. The initial term of that agreement is one year ending on October 9, 2018. Set forth below is a summary of the material terms of Mr. Orlando’s employment agreement as in effect on the date of this Proxy Statement.

Under that agreement, Mr. Orlando is entitled to severance compensation, which would be payable to him on a termination of his employment by the Company without cause or by him for Good Reason during either the term of his employment with the Company, or within 12 months following a change in control of the Company. Therefore, no severance or Change in Control compensation will become payable to Mr. Orlando by reason solely of a change in control of the Company.

The table below sets forth the amounts of all potential payments that would have been paid by us to Mr. Orlando under his employment agreement, if he had been employed as CEO prior to June 30, 2017 and his employment had been terminated effective as of June 30, 2017 by the Company without cause or by Mr. Orlando for Good Reason either (i) during the term of his employment agreement, or (ii) upon or within 12 months following the consummation of a Change in Control of the Company, respectively. The severance compensation payments to Mr. Orlando are governed by his employment agreement. See “COMPENSATION DISCUSSION AND ANALYSIS — CEO Employment Agreement” above. The timing of the payments described below may also be subject to possible delay pursuant to the provisions of Section 409A of the Internal Revenue Code. Mr. Orlando’s employment agreement requires, as a condition to his receipt of any severance or Change in Control compensation, that he enter into an agreement releasing any claims he may have, whether known or unknown, against the Company.

Name	Termination for Cause or Resignation without Good Reason(1)		Involuntary Termination without Cause, for Good Reason or upon Death or Disability(2)		Termination without Cause or for Good Reason after a Change in Control(4)(5)

Joseph J. Orlando
Cash Severance – Base Salary	$0		$175,000		$350,000
Health & Other Benefits	0		9,278		9,278
Restricted Shares (accelerated)	0	(3)	−	(3)	698,906	(6)
Total	$0		$184,278		$1,058,184

(1)

If Mr. Orlando’s employment were to be terminated by the Company for cause or by Mr. Orlando without Good Reason, the Company’s sole obligation and liability to Mr. Orlando is to pay any unpaid salary, together with any employee benefits and any unused vacation, accrued to the effective date of such termination or his resignation.

(2)

If Mr. Orlando’s employment had been employed as CEO prior to June 30, 2017 and was terminated by the Company without cause or by him for Good Reason, or was terminated due to his death or disability, in each case as of June 30, 2017, then the Company would have become obligated (a) to continue to pay Mr. Orlando (or his estate) his base salary and (b) to pay 100% of his COBRA premiums for continued health insurance coverage for him and his dependents, in each case for what otherwise would have been the then remaining term of his employment agreement or six months, whichever period is shorter (the “Salary Continuation Period” and the “Insurance Continuation Period”, respectively).

(3)

As of June 30, 2017, Mr. Orlando held a total of 28,125 unvested restricted shares that had been granted to him in fiscal 2013 under the LTIP. All of those unvested restricted shares would be forfeited upon a termination of his employment, unless he continues in the service of the Company in another capacity.

(4)

Mr. Orlando’s employment agreement provides that if his employment is terminated by the Company without cause or by him with Good Reason, either concurrently with or within 12 months following a change in control of the Company, he will become entitled to receive severance compensation comprised solely of (a) an amount equal to one year’s base salary, which would be payable to him in a single lump sum, and (b) the payment of his COBRA premiums for the Insurance Continuation Period, but in no event for more than six months.

(5)

The equity incentive plan under which Mr. Orlando’s restricted LTIP Shares were granted provide that if there is a change in control of the Company and the surviving corporation does not assume and continue the LTIP or grant new equity incentives of equivalent value to the holders of the then unvested equity incentives on terms acceptable to the Compensation Committee, then, all unvested equity incentives granted under those plans will become fully vested upon the consummation of the change in control transaction.

(6)

This amount assumes that (a) Mr. Orlando had been employed by the Company as its CEO prior to June 30, 2017, (b) a change in control of the Company was consummated on June 30, 2017, (c) immediately thereafter Mr. Orlando’s employment was terminated without cause by the Company (or the successor corporation in the change in control transaction), and (d) there was an acceleration of the vesting of the unvested equity incentives (including those held by Mr. Orlando) that were outstanding on the date of the change in control. This amount was determined by multiplying the number of Mr. Orlando’s unvested LTIP Shares by the closing price of the Company’s common stock on the NASDAQ Global Market, on June 30, 2017, which was $24.85 per share.

Director Compensation in Fiscal 2017

The following table sets forth information regarding all cash and equity compensation earned by each of our non-management directors for service on the Board and its Committees during the fiscal year ended June 30, 2017.

	Year Ended June 30, 2017
	Annual Cash Retainers ($)(1)		Stock	Total
Director	Board	Committees	Awards($)(2)	Compensation($)

A. Clinton Allen(3)	$105,000	$2,000	$45,000	$152,000
Deborah Farrington(4)	42,500	32,500	45,000	120,000
Joseph R. Martin(5)	42,500	18,750	45,000	106,250
A. J. Bert Moyer(6)	42,500	37,500	45,000	125,000
Van D. Simmons(7)	42,500	2,125	45,000	89,625
Bruce A. Stevens(8)	42,500	20,750	45,000	108,250

(1)

The non-management directors received annual cash retainers for their service on the Board and Board Committees; but did not receive any fees for attending Board or Committee meetings. Additional information regarding those cash retainers that were paid to the non-management directors in fiscal 2017 is set forth below.

(2)

In fiscal 2017, each non-management director received an award of 2,149 shares of restricted common stock, vesting in four approximately equal quarterly installments subject to the continued service of the director with the Company. The per share grant date fair value of those shares was $20.94, which was equal to the per share closing price of the Company’s common stock on the date of grant, as reported by NASDAQ. Amounts shown in this column reflect the aggregate grant date fair value of each such restricted share award, as determined in accordance with ASC 718.

(3)	Chairman of the Board of Directors.

(4)	Chair of the Compensation Committee and member of the Audit Committee.

(5)	Member of the Audit and Compensation Committees.

(6)	Chair of the Audit Committee and member of the Compensation Committee and of the Nominating and Governance Committee.

(7)	Member of the Compensation Committee and Nominating and Governance Committee from July 1, 2016 to September 30, 2016.

(8)	Chair of the Nominating & Governance Committee and member of the Audit Committee.

Compensation for Service on the Board of Directors. As indicated in the above table, as compensation for service on the Board of Directors during fiscal 2017, each non-management director (i) was paid a cash retainer at an annual rate of $40,000 for the first six months of fiscal 2017, which was increased to an annual rate of $45,000 during the second six months of fiscal 2017, and (ii) was granted $45,000 of restricted shares of common stock (with the number of shares determined on the basis of the closing per share price of the Company’s common stock on the date of grant, as reported on by NASDAQ). In fiscal 2017, Mr. Allen received, for the additional services he rendered in his capacity as the Chairman of the Board, an additional cash retainer at an annual rate of $60,000 during the first six months of fiscal 2017, which was increased to an annual rate of $65,000 for the second six months of fiscal 2017.

Compensation for Service on Board Committees. Directors serving on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee received cash retainers at annual rates of $10,000, $7,500 and $1,000, respectively, for their service on those Committees during the first six months of fiscal 2017, which were increased to annual rates of $11,000, $9,000 and $3,000, respectively, for the second six months of fiscal 2017. The Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee received, for the additional services they rendered in those capacities, cash retainers at annual rates of $16,500, $12,500 and $7,500, respectively, during the first six months of fiscal 2017, which were increased to annual rates of $18,000, $15,000 and $9,000, respectively, for the second six months of fiscal 2017.

Ceiling on Annual Compensation Payable to Non-Management Directors. The Nominating and Governance Committee of the Board of Directors has adopted a policy that places a ceiling of $500,000 on the annual compensation that may be paid to any non-management director for his or her service on the Board and Board Committees (inclusive of the grant date fair value of any equity incentives that may be granted as part of the compensation payable to non-management director).

Related Party Transactions

Related-Party Transactions in Fiscal 2017 and 2016.

An adult member of the immediate family of David G. Hall, our President and Chief Operating Officer, paid us           $2,191,000 and 2,038,000 in fees for collectibles authentication and grading services rendered to him in fiscal 2017 and 2016, respectively. The unpaid balance of those fees at June 30, 2017 was $268,000, which was subsequently paid in accordance with applicable payment terms.

In each case, these authentication and grading fees were comparable in amount to the fees which the Company charges, in the ordinary course of its business, for similar services it renders to unaffiliated persons. Such fees are determined on the basis of (i) the nature of the collectibles submitted to us for authentication and grading (i.e., coins versus other collectibles and vintage versus newer collectibles), and (ii) the turn-around times requested by the customer submitting collectibles to us for authentication and grading, with higher fees charged for faster turn-around times.

In fiscal 2017, the Board of Directors reviewed and, on the basis of the foregoing facts and circumstances, approved the provision by the Company, during fiscal 2017, of these coin authentication and grading services to David Hall’s brother.

Related Party Transaction Policy

Our Board has adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines (subject to certain limited exceptions), a related party transaction as a financial or business transaction, arrangement or relationship (i) in which the aggregate amount involved will or is expected to exceed $120,000 in any fiscal year, and (ii) with respect to which the Company or any of its subsidiaries is a party or participant and in which any executive officer or director of the Company, any immediate family member of, or any entity controlled by, an executive officer or director, or any holder of more than 5% of our outstanding common stock (a “5% Stockholder”), has or will have a material direct or indirect interest. The policy also applies to any material amendment to any existing related party transaction.

The policy requires our Audit Committee to review and determine whether or not to approve any such related party transaction, or any material amendments to any such transaction. In fulfilling that responsibility, the policy calls for the Audit Committee (i) to satisfy itself that it has been fully informed as to the related party’s relationship with the Company and the material facts of the proposed related party transaction or any proposed material amendment to such transaction, including the nature and amount of that party’s interest in the proposed transaction, and (ii) to determine that the related party transaction or material amendment thereto is fair to the Company. As a general rule, the Audit Committee will not approve a related party transaction if it determines that the transaction is or will be materially less favorable, from a financial standpoint, to the Company than similar transactions with unaffiliated third parties under similar circumstances.

The policy also provides that no executive officer or director, and no immediate family member or controlled entity of any executive officer or director, may take advantage of an investment or other business opportunity that is made or becomes available to the related party as a result of such executive officer’s or director’s position with the Company or in the course of or in connection with the performance by an executive officer or director of his or her duties for the Company.

ADVISORY VOTE ON THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Proposal 2)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the annual compensation of our named executive officers, which is described above in this Proxy Statement.

At our 2012 Annual Meeting of Stockholders, we requested that our stockholders indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. In accordance with the recommendation of the Board of Directors, the Company’s stockholders voted at the 2012 Annual Meeting for such future advisory votes to be held annually. In accordance with that policy, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2017 as reported in this Proxy Statement.

Set forth below is a discussion of the goals and objectives of the executive compensation policies and programs adopted by the Compensation Committee and the highlights of the Company's fiscal 2017 financial results, which the Committee believes validate the effectiveness of its executive compensation policies and programs.

Objectives of Executive Compensation Programs

As described in the “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” section of this Proxy Statement, the compensation programs which the Compensation Committee adopted for our named executive officers for fiscal 2017 were designed to achieve the following objectives:

●	Retain and attract key executives;

●	Pay for performance and minimize, to the extent reasonably practicable, the guaranteed compensation that is payable to our named executive officers;

●	Align more closely the financial interests of our named executive officers with the financial interests of our stockholders; and

●	Provide equity incentives for our named executive officers to focus on the longer-term performance of the Company and to remain in the employ of the Company over multi-year periods.

The Company's Fiscal 2017 Financial Performance

Fiscal 2017 was record year of financial performance for us. In fiscal 2017, we:

●	generated record service revenues of $70.2 million, as compared to $61.0 million in service revenues we generated in fiscal 2016;

●

continued to grow our international operations both in Europe and Asia, including coin grading services in mainland China, and our international service revenue grew to 20% of PCGS' total service revenue and 13% of the Company’s total service revenue;

●	increased operating income, before non-cash stock based compensation expense, to $17.3 million from $13.0 million in fiscal 2016;

●

achieved a three year annualized total stockholder return (or “TSR”) of 16%, exceeding the three year annualized TSR of the Comparison Group companies and of the companies comprising the S&P 500 Index (see EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Comparison of Company CEO Compensation to Comparison Group CEO Compensation;

●	paid $11.9 million in cash dividends to our stockholders.

As indicated in the table below, our annualized total shareholder returns for the three, five, seven and 10 year periods, each ended June 30, 2017, surpassed those of the 14 companies comprising the Comparison Group and those of the companies included in the S&P 500 Index.

Consistent with our pay-for-performance philosophy, the compensation received by Messrs. Deuster and Wallace, our CEO and CFO, increased in fiscal 2017, as compared to their compensation in fiscal 2016, primarily because our operating income, before non-cash, stock-based compensation expense, in fiscal 2017 significantly exceeded our operating income, before non-cash, stock-based compensation expense, in fiscal 2016.

We urge stockholders to carefully read our “Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement and the Summary Compensation Table and other related compensation tables that follow that discussion. The Board of Directors and the Compensation Committee believe that the compensation policies and practices described in this Proxy Statement, including our pay-for-performance philosophy, have been effective in achieving our compensation and corporate financial performance goals.

Therefore, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2017 Annual Meeting:

“RESOLVED that, at the Company's 2017 Annual Meeting of Stockholders, the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers for fiscal 2017, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative contained in the Proxy Statement for that Annual Meeting.”

Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation Committee. However, the Compensation Committee will give serious consideration to the outcome of the vote when establishing executive compensation programs in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2
TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS FOR FISCAL 2017 AS DESCRIBED IN THIS PROXY STATEMENT

APPROVAL OF COLLECTORS UNIVERSE, INC.
2017 EQUITY INCENTIVE PLAN

(Proposal No. 3)

At the Annual Meeting, stockholders will be asked to approve the Collectors Universe. 2017 Equity Incentive Plan (the “2017 Plan”). If approved, the 2017 Plan will set aside 400,000 shares of common stock for the grant of stock options, stock appreciation rights, restricted shares and restricted stock units (collectively, “Equity Incentives”) to the Company’s executive officers and other management employees, directors and consultants.

Based on the recommendation of the Compensation Committee, comprised solely of non-management directors, the Board of Directors adopted the 2017 Plan on October 3, 2017, subject to the approval of the Plan by the stockholders.

Reasons for Adoption of 2017 Plan and Share Authorization

The primary purposes of the 2017 Plan are to enhance our ability through the grant of Equity Incentives:

●

to enhance the Company’s ability to motivate, attract, and retain the services of officers and other key employees, and directors and consultants, upon whose judgment, interest, and special efforts the successful conduct of the Company’s business is largely dependent, by enabling the Company to grant to such individuals equity incentives that will give them the opportunity to share in increases in stockholder value to which they have contributed through their efforts; and

●	to promote increased ownership of the Company’s common stock by such individuals and, in that manner, more closely align their interests with those of the Company’s stockholders.

As of October 13, 2017, a total of 308,670 shares of our common stock were available under the 2013 Plan for the grant of Equity Incentives. However, the Compensation Committee believes that the availability of an additional 400,000 shares for grants of Equity Incentives under the 2017 Plan is needed to enable the Company to achieve these purposes.

Therefore, the Board of Directors has determined that it is in the best interests of the Company and the stockholders for the 2017 Plan to be approved. If the stockholders do not approve the 2017 Plan, the 2013 Plan will remain in place; however, in that event, we are not likely to have a sufficient number of shares available for the grant of Equity Incentives to meet these purposes, putting us at a competitive disadvantage in our efforts to retain and attract officers and to provide equity incentives that will align the financial interests of our executives with those of our stockholders.

In administering the 2013 Plan, we believe the Compensation Committee monitored and managed dilution to reasonable levels. Based upon an interpretation of the guidelines of Institutional Shareholder Services Inc. (“ISS”), we have calculated the Company’s three-year average “burn rate” and fiscal 2017 "burn rate" to be 0.28% and 0.40%, respectively, both of which are lower than the corresponding ISS published burn rates of 0.71% and 1.0%, respectively, and the suggested burn rate cap of 3.85% which, under our understanding of ISS’ guidelines, is applicable to the Company’s industry group. “Burn rate” is defined as the number of shares subject to equity incentives granted in each year, net of cancellations, divided by the undiluted weighted average number of shares of our common stock outstanding during the year, and adjusted for the Company’s stock price volatility. For purposes of the burn rate calculation, each share subject to a full value award (such as restricted shares and restricted stock units that do not have an exercise or purchase price per share at least equal to the per share fair market value of the Company’s common stock on their respective grant dates) was counted as two (2) shares.

Our Board believes the Company’s historical burn rates reflect a judicious use of equity for compensation purposes. The Compensation Committee intends to manage the 2017 Plan in a manner that keeps the Company’s burn rate in alignment with applicable ISS guidelines and that the 400,000 shares for which stockholder approval is being sought represents an appropriate increase at this time.

Key Terms of 2017 Plan

Key terms and conditions of the 2017 Plan which we believe reflect best practices and are of particular interest to our stockholders, include the following:

•	No Evergreen Provisions. The 2017 Plan does not include an evergreen provision that would automatically increase the number of shares available for grants of Equity Incentives.

•	No Repricing Permitted. Stock options and stock appreciation rights may not be repriced without the approval of our stockholders.

•	No Option Grants below Fair Market Value. No discount from fair market value is permitted in setting the exercise price of stock options and the base price of stock appreciation rights.

•

Limits on Recycling of Shares. The number of shares remaining available for grant under the 2017 Plan will be reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis, and shares withheld for taxes in connection with options or stock appreciation rights or tendered in payment of an option’s exercise price are not recycled.

•

Vesting Contingent on Achievement of Performance Goals. The 2017 Plan establishes a list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an equity incentive award to have been earned and to vest.

•

Use of Equity Incentive Awards as Retention Tools. The 2017 Plan will enable the Compensation Committee to use equity incentive awards as a retention tool by requiring recipients of equity incentive awards to remain in the Company's service beyond the period when incentive awards would be earned based solely on performance.

•	Fixed Term of the Plan. The 2017 Plan has a fixed term of 10 years, after which no further equity incentives may be awarded.

The Board of Directors believes that the 2017 Plan will serve a critical role in enabling the Company to attract and retain the high caliber officers, employees, directors and consultants who are critical to our success and to motivate these individuals to strive to meet the Company’s financial and strategic goals. Therefore, the Board urges you to vote to approve the 2017 Plan.

Vote Required for Approval of the 2017 Plan

Approval of the 2017 Plan requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and voted on approval of the 2017 Plan at the Annual Meeting. Proxies solicited by the Board of Directors for which no specific instruction is given with respect to this Proposal will be voted for approval of the 2017 Plan. Abstentions will have the same effect as a vote against adoption of the 2017 Plan. Broker non-votes will not be counted, except for quorum purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2017 PLAN

Description of the 2017 Plan

The key features of the 2017 Plan are summarized below. The summary does not purport to be a complete and is qualified in its entirety by the full text of the 2017 Plan, a copy of which is appended as Appendix A to this proxy statement. In addition, copies of the Plan can be obtained, without charge, by writing to the Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, CA 92658.

Eligibility to be Granted Equity Incentives under the 2017 Plan

Incentive Stock Options. The persons eligible to receive incentive stock options (“ISOs”) under the 2017 Plan are the officers and other full time employees of the Company and its subsidiaries. As of October 13, 2017, there were a total of three executive officers and approximately 300 other employees of the Company or its subsidiaries that would have been eligible to receive grants of ISOs under the 2017 Plan.

Nonqualified Options, Stock Appreciation Rights, Restricted Shares and Restricted Stock Units. The persons eligible to receive grants of nonqualified stock options, stock appreciation rights (or “SARs”), restricted shares, and restricted stock units (“RSUs”) under the 2017 Plan are the officers and other employees and the directors of, and, subject to certain limitations, any outside consultants that may provide advisory or consulting services to, the Company or any its subsidiaries. As of October 13, 2017, there were three executive officers and approximately 300 other employees of the Company or its subsidiaries, 7 non-employee directors and 10 consultants that would have been eligible to receive grants of nonqualified stock options, SARs, restricted shares and RSUs under the 2017 Plan.

Any recipient of any Equity Incentives, including ISOs, under the 2017 Plan (“Plan Participants” or “Participants”) will be required to enter into an agreement (an “Award Agreement”) with the Company that contains the terms and conditions of the Participant’s Equity Incentives, as established by the Committee.

Because benefits under the 2017 Plan will depend on the Committee’s actions and the fair market value of shares of our common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees, or non-employee directors or consultants, under the 2017 Plan.

Administration of the Plan

The 2017 Plan will be administered by the Board of Directors or a Committee of the Board designated by it. The Board of Directors has designated its Compensation Committee to administer, and to grant Equity Incentives under, the 2017 Plan. It is expected that each member of the Committee will be a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, an “outside director” for purposes of Section 162(m) of the Code, an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, and an “independent director” under the NASDAQ listed company rules. Subject to the terms of the 2017 Plan, the Committee is authorized to select the executive officers, other key management employees, directors and consultants who will be eligible to receive grants of Equity Incentives and to determine the types, amount, timing and other terms of the Equity Incentives to be granted to them under the 2017 Plan.

The Committee is authorized to interpret and construe the 2017 Plan and the terms and conditions of any Equity Incentives granted under the 2017 Plan, to prescribe such rules and procedures as it may deem necessary or advisable for the administration of the 2017 Plan, to interpret and amend any of such rules or procedures and to make all other decisions and determinations required pursuant to the 2017 Plan or any Award Agreement or as the Committee deems necessary or advisable to administer the 2017 Plan. The Committee’s determinations under the 2017 Plan need not be uniform and may be made selectively among Participants to whom Equity Incentives are granted under the 2017 Plan, whether or not such Participants are similarly situated. No member of the Committee or any subcommittee thereof shall be liable for any action or determination made by the Committee or such subcommittee in good faith with respect to any Award granted under the 2017 Plan or with respect to the Plan itself.

The Committee may delegate to one or more separate subcommittees, composed of one or more members of the Board or one or more officers of the Company, the Committee’s authority with respect to the awarding of Equity Incentives under the 2017 Plan to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code. However, if the Committee delegates its authority under the 2017 Plan to such a subcommittee, the Committee is required to specify a maximum number of shares for which Equity Incentives may be granted, and may establish other restrictions on the exercise of that authority, by such subcommittee.

Shares to be Available under the 2017 Stock Plan

The 2017 Plan sets aside a total of 400,000 additional shares of our common stock for the grant of Equity Incentives for the purposes described above.

When determining the reasonableness of a proposed increase in the number of shares that could be issued upon the vesting or exercise of Equity Incentives as a result of the adoption of a new equity incentive plan, the Compensation Committee considers “overhang” as well as burn rate. Overhang is a measure of the potential dilutive effect that the assumed issuance of all of the shares of common stock under existing equity incentive plans could be expected to have on the Company’s existing stockholders. For this purpose, we define overhang as the ratio of the total number of shares that could potentially be issued under the Company’s existing equity incentive plans to the total number of the Company’s outstanding shares of common stock.

The following table shows the calculation of overhang as of June 30, 2017 and October 13, 2017, respectively:

	June 30, 2017	October 13, 2017

Shares underlying outstanding unvested equity incentives(1)	225,696	222,474
Equity incentive shares still available for grant	308,670	308,670
Total overhang	534,366	531,144

Total shares outstanding(2)	8,695,276	8,698,498
Overhang ratio	6.1%	6.1%

(1)	As of June 30, 2017 and October 13, 2017, 225,696 shares and 222,242 shares, respectively, were subject to outstanding unvested restricted shares, all of which had been granted under the 2013 Plan.

(2)	Does not include the shares underlying unvested equity incentives outstanding at June 30, 2017 and October 13, 2017, respectively.

Share Recycling Limitations

The 2017 Plan provides that in determining the number of shares of our common stock that may become available for the grant of new Equity Incentives under the 2017 Plan as a result of the termination or forfeiture of any Existing Incentives that are outstanding under, or the Company’s reacquisition of shares issued pursuant to, the 2013 Plan or of any Equity Incentives that may in the future be granted under the 2017 Plan, the following shares will not become available for future grants of Equity Incentives under the 2017 Plan: (i) shares tendered to pay the exercise price of options or SARs, (ii) shares not issued or delivered as a result of the net settlement of options or SARs or in order to satisfy tax withholding obligations, and (iii) shares repurchased in the open market with the proceeds from the exercise of options or SARs.

Limitations on Grants of ISOs and Other Equity Incentives under the 2017 Plan.

Limitations on Grants of ISOs. The 2017 Plan provides that, subject to statutory limitations under the Internal Revenue Code that are applicable to ISOs, the maximum number of shares that may be issued under the 2017 Plan pursuant to options that are intended to qualify as ISOs is 300,000 shares.

Annual Grant Limitations. The number of shares with respect to which Equity Incentives may be granted under the 2017 Plan (i) to any one Participant who is an officer or employee of the Company or any subsidiary may not exceed a total of 400,000 shares in any year, and (ii) to any one non-employee director or consultant, may not exceed $250,000 of shares in any year (based on the per share market values of the Company's shares as of the respective grant dates of the Awards).

Each of the above-described share limitations will be proportionately adjusted by the Committee in the event that a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in the Company’s outstanding shares (or any securities exchanged therefor or received in their place) being exchanged for a different number or class of securities of the Company or of any other corporation or new, different, or additional securities of the Company or of any other corporation being received by the holders of shares of the Company’s common stock.

Term of the 2017 Plan

Unless earlier terminated by the Board, as described below under the heading “Amendment and Termination”, the 2017 Plan will terminate on October 2, 2027, which is 10 years after the Plan was adopted by the Board, and no further Equity Incentives may be granted under the 2017 Plan after that date. However, the termination (or any early termination) of the 2017 Plan will not affect any Equity Incentives that had been granted and were outstanding immediately prior to any such termination of the 2017 Plan.

Repricing Prohibition

The 2017 Plan provides that, without the prior approval of the Company’s stockholders, neither the Compensation Committee nor the Board may take or permit to be taken any action that would (i) have the effect of reducing the exercise price of any options or the base price of any SARs granted under the 2017 Plan, or (ii) approve any other modification to any option or SAR that would be treated as “repricing” under the then applicable rules or listing requirements of the principal exchange on which the Company’s shares are listed for trading, other than an adjustment for changes in the capital structure of the Company, as described below under the caption “Changes in Capital Structure”.

Stock Options

The Committee is authorized to grant stock options, including both ISOs under Section 422 of the Code, which can result in potentially favorable tax treatment to the Participant, and nonqualified stock options. The exercise price per share subject to an option will be determined by the Committee, but may not be less than 100% of the Fair Market Value of a share of our common stock on the date of grant, except in the case of a Participant who owns shares representing more than 10% of the voting power of all classes of stock of the Company, as to whom the exercise price per share subject to an ISO may not be less than 110% of the Fair Market Value of a share of common stock on the date of grant. For purposes of the 2017 Plan, the Fair Market Value of a share of common stock on any trading day generally will be equal to the closing per share price of the Company's common stock on that day as reported by NASDAQ. The closing price of the Company’s common stock on October 13, 2017, as reported by NASDAQ, on that date was $24.48 per share.

The maximum term of each stock option, the times at which each stock option will be exercisable, and the provisions requiring termination of unexercised stock options at or following termination of employment or service with the Company or any subsidiary generally will be established by the Committee in the individual Award Agreements, except that no stock option may have a term exceeding 10 years, except that the term may not exceed 5 years in the case of any ISOs granted to a Participant who owns shares representing more than 10% of the voting power of all classes of stock of the Company. Options may be exercised by payment of the exercise price in cash or in such other form of consideration as shall be approved by the Committee, which may include: (i) the tender of previously acquired shares which have been held by the Participant for at least six months and have an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the shares with respect to which the stock option is to be exercised, (ii) the withholding and cancellation of shares otherwise issuable under such stock option having a fair market value, as of the date of exercise, equal to the aggregate exercise price payable by the Participant, (iii) payment under a broker-assisted sale and remittance program acceptable to the Committee, (iv) in the case of options exercised by any Participant other than an executive officer of director of the Company, if permitted by applicable law, payment by delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid for the shares and containing such terms and conditions as shall be approved by the Committee, (v) a combination of any of the methods set forth in clauses (i) through (iv) above, or (vi) any other lawful means that the Committee may approve.

Stock options are nontransferable, other than upon death, in which case they may be transferred by will or the laws of descent and distribution, or pursuant to a domestic relations order in settlement of marital property rights, and generally may be exercised only by a Participant while employed by or in the service of the Company or a subsidiary. If an optionee’s employment or service with the Company or any subsidiary is terminated for any reason, those of his or her options that have not yet become exercisable will terminate automatically. Any then outstanding options that had previously become exercisable will remain exercisable for such period of time, not exceeding three months, after termination of employment or service, as shall be determined by the Committee at the time the options are granted. However, if the termination of employment or service is due to the optionee’s permanent disability or death, the options that had become exercisable prior to such termination of employment or service may, if so provided in the Award Agreement, remain exercisable for up to 12 months thereafter. Upon termination of any unexercised stock option, subject to the recycling limitations described above, the unexercised shares subject to that option will again be available for the grant of equity incentives under the 2017 Plan.

Stock Appreciation Rights (SARs)

The 2017 Plan authorizes the Committee to grant stock appreciation rights (or “SARs”), which would entitle the Participant to receive the amount by which the fair market value of the shares of the Company’s common stock subject to the SAR on the date of exercise exceeds the grant or “base” price of the SAR. The grant or “base” price per share of an SAR will be determined by the Committee, but may not be less than 100% of the Fair Market Value of a share of Company common stock on the date of grant. SARs may be granted by themselves or in tandem with grants of stock options. The maximum term of each SAR, the times at which each SAR will be exercisable, and the provisions requiring forfeiture of unexercised SARs at or following termination of employment or service with the Company or its subsidiaries, will be established by the Committee in the individual Award Agreements, except that each SAR will terminate no later than the tenth (10th) anniversary of the date of grant and no SAR granted in tandem with a stock option may have a term exceeding the term of the related option. SARs may be exercised at such times and upon conditions, as determined by the Committee. Upon exercise of an SAR, payment of the amount by which the Fair Market Value of the shares subject to the SAR exceeds the grant or “base” price will be made to the Participant, as determined by the Committee in its discretion, in cash or in Company shares, or a combination thereof, as set forth in the individual Award Agreement.

Restricted Stock and Restricted Stock Units

Restricted Stock. The Committee is authorized to grant awards of shares of restricted common stock (“Restricted Stock”) under the 2017 Plan. A grant of Restricted Stock entitles the Participant to acquire Company shares, the issuance, retention and/or vesting of which is subject to one or more restrictions or conditions or is subject to the risk of forfeiture, as specified by the Committee in the individual Award Agreement. A Participant who is granted Restricted Stock will have the rights of a stockholder with respect to those shares only to the extent provided in the Award Agreement. Accordingly, unless otherwise provided in an Award Agreement, a Participant will not be entitled to vote, or to receive any dividends on or in respect of, any of the shares of Restricted Stock awarded to him or her prior to the time those shares have become vested. A Restricted Stock Award Agreement may, if the Compensation Committee so determines, provide that if the Company declares or pays any dividends on its outstanding shares at any time when any restricted shares are unvested, the dividends allocable to the Participant’s Restricted Shares will be withheld and paid to the Participant if, when and only to the extent such Shares become vested (that is, cease to be subject to the risk of forfeiture).

Restricted Stock Units. The Committee is authorized to grant awards of restricted stock units (“RSUs”) under the 2017 Plan. Each RSU that is granted under the 2017 Plan will represent a right to receive the Fair Market Value of one share of common stock which, in the discretion of the Committee, may be paid in shares of common stock or cash, subject to one or more restrictions, the satisfaction of conditions or the risk of forfeiture, as specified by the Committee in the individual RSU Award Agreement. A Participant who has been granted RSUs will not have any rights of a stockholder in respect of such RSUs, unless and only after they cease to be subject to the risk of forfeiture (that is, become vested) and shares of common stock are issued in settlement of those RSUs, unless and to the extent otherwise provided in the Participant’s RSU Award Agreement.

The Compensation Committee may in its discretion waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or RSU Award, except that the Committee may not adjust performance goals for any such Award intended to be exempt under Section 162(m) of the Internal Revenue Code in such a manner as would increase the amount otherwise payable to a Participant.

Qualified Performance-Based Equity Incentives

The Committee may grant Equity Incentives under the 2017 Plan the exercise or vesting of which is subject to the achievement of one or more performance goals, as may be determined by the Committee and specified in the relevant Award Agreement (“Qualified Performance-Based Incentives”). As a general rule, Qualified Performance-Based Incentives will not be subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code. However, to qualify as a Qualified Performance-Based Incentive, the Award Agreement for such Incentive must contain certain required terms and conditions.

In general, options and SARs granted under the 2017 Plan, whether or not subject to the achievement of performance goals, automatically qualify as Qualified Performance-Based Incentives. In addition, the Committee may designate Restricted Shares and RSUs that are granted under the 2017 Plan as Qualified Performance-Based Incentives if the vesting of such Restricted Shares or RSUs is made subject to the achievement of one or more predetermined performance goals set forth in the Restricted Share or RSU Award Agreements.

Performance goals upon which such a Qualified Performance-Based Award may be based may include any of the following performance measures, criteria or metrics, individually, alternatively or in any combination, applied to the Company or any Affiliate of the Company or to any business unit of the Company or of any Affiliate, individually, alternatively or in any combination, and measured over a period or periods of months, or quarterly, semi-annually, or annually, or cumulatively over a period or periods of months, quarters or years, on an absolute basis or relative to one or more pre-established goals or targets, or to the operating results for any corresponding period or periods of months, quarters or the entirety, of any prior year or years or to a designated comparison group, and may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards, in each case as specified by the Committee in the Award Agreement. Such performance measures or criteria may include: (i) gross or net revenue or gross or net revenue growth; (ii) numbers or dollar value of collectibles or high value assets authenticated or graded; (iii) gross margin, operating margin or profit margin; (iv) costs of revenue or costs of sales; (v) operating income or operating margin or operating income or operating margin as adjusted by excluding any category of revenues or excluding specified expenses from costs of sales or operating expenses, or otherwise; (vi) earnings before interest and taxes and/or earnings before interest and taxes depreciation and amortization; (vii) pre-tax earnings or adjusted pre-tax earnings or actual or adjusted pre-tax earnings from continuing operations; (viii) income or net income, or income or net income from continuing operations; (ix) cash flow and other measures of cash flow, including operating cash flow, free cash flow and cash flow return on capital; (x) diluted or basic earnings per share or diluted or basic earnings per share from continuing operations; (xi) return on capital, or return on actual or average equity; (xii) total stockholder return (TSR); (xiii) share price performance; (xiv) return on actual or average assets or on net assets; (xv) return on operating revenue; (xvi) market segment share; (xvii) budget and expense management or cost containment or reductions; (xviii) enterprise value; (xix) completion of acquisitions or achievement of business expansion goals; (xx) comparisons of selected Company performance metrics, such as, but not limited to, total stockholder returns, to the comparable metrics of a selected peer group of companies or to any stock index selected by the Committee; (xxi) customer satisfaction; or (xxii) individualized business objectives or goals established by the Committee for any Participant.

The Committee may provide, in any Award Agreement, that the Committee reserves the right, in its discretion, to reduce the number of shares subject to any Equity Incentives granted to any Participant on the basis of such further considerations as the Committee in its sole discretion may determine, including after the satisfaction of any performance criteria, but in no event after the full vesting and the lapse of any risk of forfeiture of any such Equity Incentives.

Other Terms Applicable to Equity Incentives

Tax Withholding. The Committee or the Board may condition any share issuance or payment upon exercise of or the vesting of an Equity Incentive granted to an officer or other employee under the 2017 Plan on the withholding of applicable taxes. The Committee may provide that a portion of any shares to be distributed, or a portion of a Participant’s cash compensation from the Company may be withheld (or previously acquired shares or other property may be surrendered by the Participant) to satisfy any withholding and other tax obligations. However, if such obligations are satisfied by the withholding or cancellation of any shares that would otherwise be issued on exercise or vesting of any Equity Incentives, the shares so withheld will not become available for future grants of Equity Incentives under the 2017 Plan. See “Share Recycling Limitations” above.

Limitations on Transferability of Equity Incentives. Equity Incentives granted under the 2017 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. However, with the approval of the Committee, Equity Incentives granted under the 2017 Plan may be transferred, without consideration, by a Participant to a “family member” (as that term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act), and in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act. At the Committee’s discretion, a Participant may have the right to designate a beneficiary who would be entitled, following the Participant’s death, to any rights, payments or other benefits specified in an Award Agreement. However, ISOs may be transferred or assigned only to the extent consistent with Section 422 of the Code.

Changes in Capital Structure

In order to preserve, but not increase, the benefits to Participants under the 2017 Plan, in the event of any change with respect to the outstanding shares by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend or distribution, stock split, reverse stock split, or other distribution, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a “Change in Control” (as defined in the 2017 Plan), the Committee will adjust any or all of the following, as it deems appropriate: (i) the maximum number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Equity Incentives may be granted, (ii) the number and kind of shares, units, other rights or other securities of the Company (or number and kind of other securities or property) subject to outstanding Equity Incentives, (iii) the exercise or base price with respect to any Equity Incentives, and (iv) any other terms of an Equity Incentive that, in the judgment of the Committee, are affected by the event. Adjustments to ISOs, to the extent practicable, are to be made in a manner consistent with the requirements of Section 424(a) of the Code and any adjustment affecting an Equity Incentive intended as a Qualified Performance-Based Incentive must meet the requirements of Section 162(m) of the Code.

Change in Control of the Company

In order to preserve, but not increase, the benefits to Participants under the 2017 Plan, the vesting of all options, SARs, restricted shares and RSUs outstanding under the Plan will accelerate upon consummation of a Change in Control of the Company (as defined in the 2017 Plan), effective immediately prior to the consummation of the Change in Control, unless such Equity Incentives are to be assumed by the acquiring or successor entity (or parent thereof) or equity incentives of comparable value are to be issued in exchange therefor or the Equity Incentives outstanding under the 2017 Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive plan, on terms and provisions as the Board (or the Committee) in its discretion considers to be equitable.

The 2017 Plan further provides that, in the event of a Change in Control, and whether or not the terms of an outstanding Equity Incentive provides for the acceleration of vesting as a result of a Change in Control, or to the extent an Equity Incentive outstanding under the 2017 Plan is vested and not yet exercised, the Committee may, in the alternative, provide for the purchase or exchange of  (a) each share of common stock subject to an outstanding option or SAR for an amount of cash equal to the difference or “spread” between the cash the Participant would have received in the Change in Control transaction for the shares underlying the Equity Incentive assuming that the option or SAR had been exercised immediately prior to the consummation of the Change in Control transaction, and the exercise price or base price of the option or SAR (as the case may be); and (b) each outstanding restricted share or RSU for an amount of cash which the holder of such restricted share or RSU would have received in the Change in Control transaction if such restricted share or RSU had vested in full immediately prior to the consummation of the Change in Control transaction.

The 2017 Plan provides that, upon consummation of a Change in Control of the Company, the vesting of Equity Incentives that are held by non-employee directors or consultants will accelerate automatically or will become exercisable (as applicable) in full immediately prior to the consummation of such Change in Control on such terms and conditions as the Committee determines.

Clawback Provisions

The 2017 Plan provides that shares acquired on exercise or vesting of Equity Incentives will be subject to the Company’s clawback policy. Pursuant to that policy, as currently in effect, if any of our NEOs are determined to have earned any shares subject to performance based Equity Incentives granted under the 2017 Plan as a result of the achievement of any financial goals that were measured on the basis of Company financial statements which are later the subject of an accounting restatement, the Company will become entitled to recoup from those NEOs the number or dollar value of the shares that they had received upon exercise or vesting of those Equity Incentives which exceeds the number or dollar value of the shares which the NEOs would have received on the basis of the restated financial statements. The 2017 Plan further provides that shares acquired on exercise or vesting of Equity Incentives will also be subject to any law, government regulation or securities exchange listing requirement providing for the clawback of or reduction to incentive compensation under similar circumstances.

Amendment and Termination of the 2017 Plan and Amendments to Award Agreements

The Board, in its discretion, may amend, alter, suspend or terminate the 2017 Plan, except that the Company will be required to obtain the approval of the stockholders for any amendment: (i) that would increase the maximum aggregate number of shares of common stock that may be issued under the 2017 Plan (except pursuant to the share adjustment provisions in the Plan); (ii) that would change the class of persons eligible to receive Incentive Stock Options under the Plan, (iii) that would extend the term of the 2017 Plan, and (iv) which, under any applicable law, regulation or rule, would require the approval of the stockholders, including rules of any stock exchange or quotation system upon which the Company’s common stock may then be listed or quoted.

The 2017 Plan also provides that the Committee may, in its sole discretion, waive any forfeiture period and any other terms, conditions or restrictions on any Award under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; except that the Committee may not adjust performance goals for any Award intended to be exempt under Section 162(m) of the Code for the year in which the Award is settled in such a manner as would increase the amount otherwise payable to a Participant.

Summary of Federal Income Tax Consequences of the 2017 Plan

The following is a general summary under current U.S. law of the material federal income tax consequences with respect to the 2017 Plan and is not intended to be a complete description of the federal income tax consequences of the 2017 Plan. Moreover, the following summary is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the 2017 Plan. Moreover, some kinds of taxes, such as foreign, state and local income taxes, as well as gift and estate tax considerations, are not discussed. Tax laws are complex and may vary depending on individual circumstances and from locality to locality. As a result, the following summary does not discuss all aspects of income taxation that may be relevant in light of the personal circumstances of a Participant under the 2017 Plan. Moreover, tax laws are subject to change and the Trump Administration has recently proposed changes to current federal tax laws and regulations which, if adopted, would be significant. For these reasons, Participants in the 2017 Plan should consult a tax adviser as to the tax consequences to them of participation in the 2017 Plan.

A Participant receiving stock options will not recognize taxable income upon grant. With respect to nonqualified stock options, the Company is generally entitled to deduct, subject to Section 162(m) of the Code, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise.

With respect to Incentive Stock Options, if applicable holding period requirements are met, the optionee will not recognize taxable income at the time he or she exercises the option. However, the excess of the fair market value of the common stock received over the option exercise price of an Incentive Stock Option is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the option exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as if it does not meet the requirements of the Code for incentive stock options and the tax consequences described above for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted shares will result in income recognition equal to the fair market at the time of vesting unless the Participant filed a Section 83(b) election with the IRS); and RSUs will result in income recognition equal to the fair market at the time of settlement. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Tax Withholding. For any Participant who is an employee of the Company or any of its subsidiaries, any income recognized by the Participant in connection with the exercise of stock options or the exercise and settlement of SARs or the vesting of (or a valid Section 83(b) election with respect to) restricted shares or RSUs awarded under the 2017 Plan will be subject to income tax withholding by the Company. Under the 2017 Plan, the Company has the right and authority to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Federal, state and local withholding tax requirements, and the Company may withhold such amounts from the Participant’s compensation. To the extent permissible under applicable tax, securities and other laws, the Committee may, in its sole discretion, permit a Participant to satisfy an obligation to pay any tax to any governmental entity in respect of any Award, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, in whole or in part, by (i) directing the Company to apply shares to which the Participant is entitled as a result of the exercise of a stock option or exercise and settlement of an SAR or as a result of the vesting of or lapse of the risk of forfeiture with respect to restricted shares or RSUs, or (ii) delivering already-owned shares to the Company.

Tax Deduction Limitations.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s CEO and each of its four other most highly compensated executive officers. However, Equity Incentives which qualify as “performance-based” compensation under Section 162(m) are not subject to the $1 million deduction limit, if the conditions in Section 162(m) are satisfied. The 2017 Plan is designed to preserve the Company’s ability to deduct in full, for federal income tax purposes, the compensation recognized by its executive officers in connection with performance-based Equity Incentive awards. However, there can be no assurance that compensation attributable to Equity Incentives granted to the Company’s executive officers under the 2017 Plan will be treated as qualified performance-based compensation under Section 162(m) and thus be fully deductible by the Company for income tax purposes. Additionally, the Compensation Committee retains the discretion to grant Equity Incentives under the 2017 Plan to accomplish varying corporate goals or objectives, even though in some instances the compensation resulting from the exercise or vesting of such Equity Incentives may not qualify as performance based compensation for purposes of Section 162(m) of the Code.

Section 280G of the Code. Section 280G of the Code provides special rules in the case of “golden parachute” payments. Those rules could apply if, on a change in control of the Company, the acceleration of options or other Equity Incentives held by a Participant who is an officer, director or highly-compensated individual with respect to the Company, together with any other compensation paid to the Participant that is contingent on the change in control of the Company, have a present value of at least three times the Participant’s average annual compensation from the Company over the prior five years (the “average compensation”). In that event, the contingent compensation that exceeds the Participant’s average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, would not be deductible by the Company and would be subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the Participant.

Section 409A of the Code. Any deferrals made under the 2017 Plan, including Equity Incentives granted under the 2017 Plan, which are considered to be deferred compensation must satisfy the requirements of Code Section 409A to avoid adverse tax consequences to the Participants, which generally include the current inclusion of deferred amounts in the Participant’s income for income tax purposes and a surtax on any such amount. The Section 409A requirements include limitations on election timing, acceleration of payments and distributions. Section 409A applies to certain SARs, RSUs, and other Equity Incentives that provide the Participant with an opportunity to defer the recognition of income. The Company intends to structure any Equity Incentives under the 2017 Plan to meet the applicable tax law requirements under Code Section 409A in order to avoid the imposition of such adverse tax consequences on Participants. However, there can be no assurance that Equity Incentives granted under the 2017 Plan will meet the applicable tax law requirements of Code Section 409A.

Equity Compensation Plan Information

The following table provides information relating to our equity compensation plans as of June 30, 2017.

	Column A	Column B		Column C
	Number of Securities to be Issued Upon Exercise of Outstanding Options, or vesting of Restricted Shares	Weighted-Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity compensation plans approved by security holders	222,474	$ N/A	(1)	308,670

(1)	No options were outstanding at June 30, 2017.

Recent Stock Price

The last reported sale price of the Company’s common stock on the NASDAQ Global Market on October 13, 2017 was $24.48 per share.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2017 (the “2017 Financial Statements”).

The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibilities as they relate to the Company’s financial reporting, internal financial and accounting systems and accounting practices and policies. The Board of Directors has adopted an Audit Committee Charter that sets forth the authority and responsibilities of the Audit Committee. You can view a copy of that Charter at the Investor Relations section of our website at www.collectorsuniverse.com.

In connection with its oversight responsibilities, in fiscal 2017 the Audit Committee engaged a certified public accountant, not affiliated with the Company’s independent registered public accounting firm, to review and provide independent assessments to the Committee of (i) the effectiveness of the Company’s internal control over financial reporting at June 30, 2017, and (ii) the effectiveness of the Company’s internal anti-fraud program that is designed to identify potential areas of risk, including the risk of fraud, in the Company’s business operations.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and no member of the Committee is, nor does any member of the Committee represent himself or herself to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee members have necessarily relied, without independent verification, on management’s representation that the 2017 Financial Statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the Company’s registered independent public accounting firm included in their reports on the 2017 Financial Statements and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2017.

In discharging its responsibilities, the Audit Committee met and held discussions with management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2017 (“Grant Thornton”). Management represented to the Audit Committee that the 2017 Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the 2017 Financial Statements with management and Grant Thornton. The Audit Committee also discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 16, "Communication with Audit Committees" of the Public Company Accounting Oversight Board, which includes, among other items, information regarding the conduct of the audit of our Company's consolidated financial statements.

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee and with respect to their independence, and the Audit Committee discussed with Grant Thornton their independence.

Based on the discussions and reviews referenced in the two preceding paragraphs, the Audit Committee recommended that the Board of Directors approve the inclusion of the 2017 Financial Statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2017, as filed with the SEC.

Respectfully Submitted, A. J. Bert Moyer (Chairperson) Deborah A. Farrington Joseph R. Martin Bruce A. Stevens

The information in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal 4)

The Audit Committee of our Board of Directors has selected Grant Thornton, LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending June 30, 2017. Grant Thornton audited our consolidated financial statements for the fiscal year ended June 30, 2017 and the effectiveness of our internal control over financial reporting at June 30, 2017. A representative of Grant Thornton is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions from stockholders in attendance at the Annual Meeting.

Audit and Other Fees Paid in Fiscal Year 2017 and 2016

Set forth below is information regarding the services rendered to us by Grant Thornton, and the fees we paid for those services, in fiscal 2017 and 2016:

	2017	2016

Audit services	$341,500	$311,500
Audit related services	−	−
Tax advisory services	10,500	3,000
All other services	-	−
Total	$352,000	$314,500

Audit Services. Audit services rendered by Grant Thornton to us in fiscal 2017 and fiscal 2016 consisted of: (i) the audit of our consolidated financial statements for the fiscal year ended June 30, 2017 and 2016, (ii) reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the first three quarters of each of those years, (iii) audits of the effectiveness of our internal control over financial reporting at June 30, 2017 and June 30, 2016, respectively, and (iv) audits of the financial statements of the Company’s Chinese subsidiary for the years ended December 31, 2017 and 2016.

Audit-Related Services. Grant Thornton did not render any audit-related services to us in either fiscal 2017 or fiscal 2016.

Tax Advisory Services. Grant Thornton rendered tax advisory services in fiscal 2017 relating to our Chinese subsidiary and U.S. federal and state tax reporting in fiscal 2016.

Other Services. Grant Thornton did not provide any consulting or other services to us in either fiscal 2017 or fiscal 2016.

The Audit Committee determined that the provision by Grant Thornton of tax-related services in each of fiscal 2017 and fiscal 2016, and the fees paid by the Company for those services, were compatible with maintaining Grant Thornton’s independence.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee Charter provides that our Audit Committee will pre-approve all audit and non-audit engagements of any independent registered public accounting firms, including the nature of the services to be performed and the fees for such services, by specific approval of the Audit Committee, or its Chairman pursuant to authority specifically delegated to him or her by the Committee. Any engagement approved by the Chairman pursuant to delegated authority is required to be reported to the Audit Committee at its next meeting. Since the adoption of the Charter, all audit and non-audit services provided by the Company’s independent registered accounting firms have been pre-approved by the Audit Committee.

Proposal to Ratify Appointment of Independent Registered Public Accountants

A proposal will be presented at the Annual Meeting to ratify the Audit Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018. Although ratification by stockholders is not a prerequisite to the power and authority of the Audit Committee to appoint Grant Thornton as the Company’s independent registered public accountants, the Audit Committee considers such ratification to be desirable. In the event of a negative vote on such ratification, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal 2018 if the Audit Committee deems such a change to be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” RATIFICATION OF GRANT THORNTON’S APPOINTMENT AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018

STOCKHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2018 Annual Meeting of Stockholders must provide us with a written copy of that proposal by June 26, 2018, which is 120 days before the first anniversary of the release of our proxy materials for this year’s Annual Meeting. However, if the date of our 2018 Annual Meeting of Stockholders changes by more than 30 days from the date on which this year’s Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2018 Annual Meeting. Matters pertaining to such proposals, including the number and length of such proposals, the eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, the rules of the SEC promulgated thereunder, and other laws and regulations to which interested stockholders should refer.

A stockholder seeking to submit a proposal that is not to be included in our proxy materials for our 2018 Annual Meeting or nominate a director pursuant to our Bylaws must provide a written notice, containing the information specified in our Bylaws, to our Corporate Secretary at Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658 by June 26, 2018, except that if the date of our 2017 annual meeting of stockholders changes by more than 30 days from the first anniversary of the date of the 2017 Annual Meeting was held, that notice must be received not later than the close of business on the tenth (10th) day following the earlier of the date on which that notice of the change in the date of the 2018 Annual Meeting was mailed or was publicly announced. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

Additionally, Rule 14a-4, as promulgated by the SEC under the Exchange Act, provides that if a stockholder fails to notify the Company of a proposal which the stockholder plans to present for a vote at the next annual meeting of stockholders at least 45 days before the first anniversary of the mailing date of the prior year’s proxy statement, then the Company will be permitted to exercise its discretionary voting authority with respect to that proposal at that meeting. Accordingly, in the case of the Company’s 2018 Annual Meeting of Stockholders, the Company will be entitled to exercise discretionary authority when voting on any stockholder proposal received after September 11, 2018.

AVAILABILITY OF ANNUAL REPORT AND HOUSEHOLDING

Our 2017 Annual Report to Stockholders has been posted on the internet at https://materials.proxyvote.com/19421r, where it can be viewed and may be printed. In addition, a copy of that Annual Report accompanies this Proxy Statement. If you and others who share your mailing address are “beneficial owners” of our common stock that hold shares through a broker or other nominee, you may have been sent a notice that your household will receive only one Proxy Statement or Notice of Internet Availability of Proxy Materials (an “Availability Notice”), as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicative information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you are deemed to have consented to it, and a single copy of the Availability Notice (and/or a single copy of this Proxy Statement and the 2017 Annual Report) has been sent to your address. Each stockholder receiving the Proxy Statement by mail will also receive a separate voting instruction form.

If you are a beneficial owner of our common stock who holds shares through a broker or other nominee and would like to revoke your consent to householding and in the future receive your own Availability Notice (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact our transfer agent, Broadridge, by either (i) calling toll-free at 1-800-542-1061 and, when prompted, indicating your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers or (ii) sending a written notice containing that information by mail to Broadridge at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any revocation of consent to householding will be effective approximately 30 days following its receipt. You also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

If you would like an additional copy of this Proxy Statement or the 2017 Annual Report, those documents are available in electronic form for download or review by visiting the Investor Relations Section of our website at www.collectorsuniverse.com. We will promptly send you a copy of the 2017 Annual Report, without exhibits, upon your request sent to: Corporate Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Annual Meeting, the proxyholders named in the enclosed proxies will have discretionary authority to vote, in accordance with their judgment, all proxies they have received with respect to such matter.

By Order of the Board of Directors

/s/ A. Clinton Allen
A. Clinton Allen
Chairman of the Board

Santa Ana, California

October 26, 2017

APPENDIX A

COLLECTORS UNIVERSE, INC.

2017 EQUITY INCENTIVE PLAN

1.	PURPOSES OF THE PLAN

The purposes of the Collectors Universe, Inc. 2017 Equity Incentive Plan (the “Plan”) are:

(a)     to enhance the Company’s ability to motivate, attract, and retain the services of officers and other key employees, and Outside Directors and Consultants (as defined in Sections 2.22 and 2.12, respectively), upon whose judgment, interest, and special efforts the successful conduct of the Company’s business is largely dependent, by enabling the Company to grant to such individuals Equity Incentive Awards consisting of stock options, restricted stock, stock appreciation rights and restricted stock units; and

(b)     to promote increased ownership of the Company’s common stock by the Company’s officers and other key employees, Outside directors and Consultants ("Plan Participants" or "Participants") and, in that manner, more closely align their interests with those of the Company’s stockholders.

2.	DEFINITIONS

2.1     “Acquiring Party” means a corporation or other entity that acquires all or substantially all of the assets of the Company that constitutes or results in a Change in Control of the Company.

2.2     The term “Affiliate”, when used with reference to the Company, shall mean:

(a)     with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b)     with respect to Awards other than Incentive Options, in addition to any entity described in paragraph (a) of this Section 2.2, any other corporation, limited liability company partnership, joint venture or other entity, whether now existing or hereafter created or acquired, in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate Voting Power of the equity interests of such entity or one-third (1/3) of the aggregate Market Value of the equity interests of such entity, as determined by the Committee.

2.3     “Award” means a Stock Option, Stock Appreciation Right or SAR, Restricted Stock or Restricted Stock Unit or RSU (as such terms are defined in Section 5 hereof) granted pursuant to this Plan.

2.4     “Award Agreement” means a written agreement, contract, certificate or other written instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan. Award Agreements need not be identical and the terms and conditions of Award Agreements may vary as determined by the Committee.

2.5     “Base Price” means the price per share of Common Stock for purposes of computing the amount payable to a Participant who holds a Stock Appreciation Right upon the exercise thereof.

2.6     “Board” means the Board of Directors of the Company.

2.7     “Change in Control” shall mean and shall be deemed to have occurred on the happening of any of the following:

(a)     the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of the Voting Securities of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, other than:

(i)      an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii)     an acquisition of Voting Securities by the Company or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares of the Company.

(b)     at any time during a period of twenty-four (24) months or less, individuals who at the beginning of such period constituted the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof; or

(c)     the consummation of a merger, consolidation, reorganization or other similar corporate transaction, whether or not the Company is the Surviving Party in such transaction, unless the persons who were the beneficial owners of the Company’s Voting Securities outstanding immediately prior to consummation thereof continue to beneficially own, directly or indirectly, in substantially the same proportions, at least a simple majority of the combined voting power of the Company’s Voting Securities (or the Voting Securities of the Surviving Party in such transaction or the Parent thereof) outstanding immediately after such merger, consolidation or reorganization or other similar corporate transaction; or

(d)     the sale or other disposition of all or substantially all of the assets of the Company in a single transaction or in a series of related transactions; or

(e)     The approval of a complete dissolution and liquidation of the Company by the holders of a majority or more of its outstanding Voting Securities.

Notwithstanding the foregoing or anything to the contrary that may be contained elsewhere in this Plan, however, any of the above-described transactions or events that do not qualify as a change in control event within the meaning of Section 409A of the Code shall not constitute a Change in Control for purposes of this Plan.

2.8       “Code” shall mean the Internal Revenue Code of 1986, as in effect on the date hereof and as may be amended from time to time hereafter, and any reference to a section of the Code shall include any successor provision of the Code.

2.9       “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3 below.

2.10     “Common Stock” means the Company’s common stock, par value $.001 per share.

2.11     “Company” means Collectors Universe, Inc.

2.12     “Consultant” means any natural person who, in a capacity other than as an employee or Outside Director, renders bona fide advisory or consulting services to the Company or any Affiliate, pursuant to a contract entered into directly with the Company or any such Affiliate, provided, however, that the services so rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.13     “Disability” and “Disabled” mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.7 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be conclusively determined under procedures established by the Committee. Except in instances where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.14     “Effective Date” means October 3, 2017, which is the date on which the Board approved and adopted this Plan.

2.15     “Equity Incentives” means and includes each of the following types of Awards that may be granted under this Plan: Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2.16     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of that Act.

2.17     “Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award, and all conditions precedent to the grant have been satisfied; provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. If, however, the Committee designates in a resolution a later date as the date an Award is to be granted, then such later date shall be the “Grant Date

2.18     “Incentive Stock Option” means an Option designated as and intended to qualify as, and qualifying as, an incentive stock option within the meaning of Section 422 of the Code.

2.19     “Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a)     If the Common Stock is then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Market Value shall be the closing sale price per share of Common Stock on the date of valuation on the Nasdaq Stock Market or the principal stock exchange (as the case may be) on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Market Value shall be the closing sale price per share of the Common Stock on the Nasdaq Stock Market or such principal stock exchange (as the case may be) on the next succeeding day for which a closing sale price is reported.

(b)     If the Common Stock is not then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Market Value shall be the average of the closing bid and asked prices per share of the Common Stock in the over-the-counter market on the date of valuation.

(c)     If neither paragraph (a) nor (b) is applicable as of the date of valuation, then the Market Value shall be determined by the Committee in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested and affected parties.

2.20     “New Incentives” shall have the meaning given to such term in Section 12.1 below.

2.21     “Nonqualified Stock Option” means an Option that by its terms or under the circumstances of its grant does not qualify or is not intended to qualify as an Incentive Stock Option. Without limitation, to the extent that any Option designated as an Incentive Stock Option fails at any time, in whole or in part, to qualify as an Incentive Stock Option, it shall to that extent constitute a Nonqualified Stock Option.

2.22     “Outside Director” shall mean a member of the Board of Directors who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor statute or regulation.

2.23     “Parent” means any corporation or other entity that, directly or indirectly, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Voting Securities of (i) the Company or (ii) the Surviving Party (if other than the Company) in any merger, consolidation or reorganization of, or other similar corporate transaction involving the Company, whether or not such merger, consolidation or reorganization or other similar corporate transaction constitutes a Change in Control of the Company.

2.24     “Participants” shall mean those individuals to whom Awards have been granted from time to time and any Permitted Transferee of such individuals.

2.25     “Permitted Transferee” means and includes any of the persons or entities identified in General Instruction A(5) of Securities and Exchange Commission Form S-8, as the same may be amended from time to time, provided that the transfer or assignment to any such person or entity is made without value (as defined in such General Instruction).

2.26     “Plan” means this Collectors Universe, Inc. 2017 Equity Incentive Plan, as may be amended or restated from time to time.

2.27     “Qualified Performance-Based Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more performance goals or metrics that are based on or determined with reference to the Performance Criteria specified in Section 9.2 hereof.

2.28     “Section 409A” means Section 409A of the Code, as in effect from time to time.

2.29     “Securities Act” means the Securities Act of 1933, as amended from time to time, and any reference to a provision of the Securities Act shall include any successor provision thereto.

2.30     “Shares” shall mean shares of Common Stock of the Company, or the number and kind of shares of stock or other securities which are substituted or adjusted for such Shares pursuant to Section 11 or Section 12 below.

2.31     “Stockholder Approval of the Plan” means the approval of this Plan, within 12 months immediately following the Effective Date, by the holders of a majority of the number of Shares and any other Voting Securities of the Company that are entitled to be voted and are voted on approval of this Plan.

2.32     “Subsidiary” means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.33     “Successor Entity” means the Acquiring Party or the Surviving Party, as the case may be, in a Change of Control transaction that is an entity other than the Company.

2.34     “Surviving Party” means a corporation or entity that is the surviving corporation or other entity in a merger, consolidation, reorganization or other similar transaction that constitutes or results in a Change in Control of the Company.

2.35     “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

2.36     “Voting Securities” and “Voting Shares” shall each mean securities that are entitled to be voted generally in the election of directors of the Company or any other corporation, as applicable, and in the case of limited liability companies or general or limited partnerships, the ownership interests thereof that are entitled to be voted in the election or appointment of persons who exercise authority similar to that of a board of directors of a corporation.

3.	ADMINISTRATION

3.1     Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors of the Company (the “Board”). The Board shall fill vacancies on the Committee and may from time to time remove members from or add members to the Committee. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the NASDAQ Stock Market, (iii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2     Delegation and Administration of the Plan.

(a)     The Committee shall have the right, from time to time, to delegate to one or more separate committees (any such separate committee, a “Subcommittee”) composed of (i) one or more directors of the Company (who may, but need not be, members of the Committee) or (ii) one or more officers of the Company, the authority to grant Awards and take the other actions described in Section 3.3 below, subject to (A) such limitations as the Committee shall determine, (B) the requirement, in the case of a delegation of authority to a Subcommittee of one or more officers, that the resolution delegating such authority shall specify the total number of Awards which such Subcommittee may so grant, and (C) the limitation that in no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any officers or other individuals who are subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code or who have been appointed to any such Subcommittee. Any action by any such Subcommittee in accordance with and within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and, in such event, references in this Plan to the Committee shall include any such Subcommittee. Additionally any actions that may be taken by a Subcommittee composed of one or more officers of the Company shall be subject to review and approval, disapproval or modification by the Committee.

(b)     The Committee may delegate the administration of the Plan to an officer or officers of the Company, who may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of shares of Common Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify in the resolutions providing for such delegation. Any action by any such officer or officers within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer or officers, provided that any of their actions or interpretations shall be subject to review and approval, disapproval or modification by the Committee.

3.3     Powers of the Committee. Subject to the express limitations of the Plan, the Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan and to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a)     to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein, and to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(b)     to determine which persons are eligible to be Participants in this Plan and the eligible Participants to whom Awards shall be granted hereunder and the time or times when any such Awards shall be granted to them;

(c)     to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price thereof, if any, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may, but need not. be conditioned upon the passage of time, continued employment or service with the Company or an Affiliate, the satisfaction of performance goals or criteria, the occurrence of certain events, or other factors as may be determined by the Committee;

(d)     to amend the terms of an Award in any manner that is not inconsistent with the Plan; provided, however, that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent; except that the Committee may, in its sole discretion, waive any forfeiture period and any other terms, conditions or restrictions on any Award under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided that the Committee may not adjust performance goals for any Award intended to be exempt under Section 162(m) of the Code for the year in which the Award is settled in such a manner as would increase the amount otherwise payable to a Participant.

(e)     to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Qualified Performance-Based Award or other Award granted under this Plan;

(f)     to prescribe and, subject to the express limitations set forth in this Plan, amend the terms of the agreements or other documents evidencing Awards (“Award Agreements”) made under this Plan (which need not be identical and the terms and conditions of which may vary as determined by the Committee or any Subcommittee thereof);

(g)     subject to the express limitations set forth in this Plan, to determine whether, and the extent to which, adjustments are required pursuant to Section 11 or Section 12 of this Plan; and

(h)     to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.4     Effect of Change of Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as a Participant under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any Participant who is employed by an entity that ceases to be an Affiliate, (ii) any leave of absence approved by the Company or any Affiliate, (iii) any change in the Participant’s status from an employee to a member of the Board or to a Consultant, or vice versa, and (iv) at the request of the Company or an Affiliate, any employee who becomes employed by any partnership, joint venture, corporation or other entity that does not meet the requirements to be an Affiliate for purposes of this Plan.

3.5     Determinations of the Committee. All decisions, determinations, interpretations and actions by the Committee regarding this Plan shall be final, binding and conclusive on all Participants and any other persons claiming rights under the Plan or under any Award. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons eligible to become Participants and Participants, whether or not such persons or Participants are similarly situated. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6     Limitation on Liability. No member of the Committee or any Subcommittee thereof shall be liable for any action or determination made in good faith by the Committee or such Subcommittee with respect to the Plan or any Award hereunder. No employee of the Company and no member of the Board or Committee or of any Subcommittee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board, the Committee or any Subcommittee, and any employee of the Company, with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of his or her duties under the Plan.

4.	SHARES SUBJECT TO THE PLAN

4.1     Shares Subject to the Plan.

(a)     Maximum Number of Shares Issuable under the Plan. Subject to Stockholder Approval of this Plan, the total number of Shares of Common Stock that may be issued under this Plan (which shall be subject to possible adjustment pursuant to Section 11 or Section 12 of the Plan), consists of and shall not exceed 400,000 Shares in the aggregate.

(b)     Recycling of Shares. For purposes of the foregoing limits on the maximum aggregate number of Shares that may be awarded or granted under this Plan, in the event that (i) any or all of the Shares subject to a Stock Option Award or SAR Award granted under this Plan can no longer under any circumstances be exercised or (ii) Shares subject to any Awards granted under this Plan are forfeited to or reacquired or purchased by the Company, then, such Shares shall again be available for grant or issuance of Awards under this Plan, except for the following, which shall not become available for the grant of new Awards under this Plan: (w) Shares that were not issued or delivered as a result of the net settlement of any of the Options or Stock Appreciation Rights outstanding under this Plan, (x) Shares that were used to pay the Exercise Price of Options granted under this Plan, (y) Shares that were used to pay withholding taxes in respect of any vesting or the exercise of Awards granted under this Plan, and (z) Shares that were repurchased in the open market with the proceeds from the exercise of Stock Options granted under this Plan.

4.2     Limitation on ISO Awards. Subject to any adjustments that may be made pursuant to Section 11 or Section 12 of this Plan, the maximum aggregate number of Shares authorized for issuance under this Plan that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be 300,000 Shares, plus the number of Shares which become available for the grant of Equity Incentive Awards under this Plan pursuant to Section 4.1(b) above.

4.3     Individual Participant and Outside Director and Consultant Limitations. The maximum number of shares of Common Stock that may be the subject of Awards granted under this Plan, in the aggregate, during any Company fiscal year (i) to any one Participant who is an officer or other employee of the Company (an “Employee Participant”) shall be 400,000 shares, and (ii) to any one Outside Director or Consultant (a “Non-Employee Participant”) shall be $250,000 of Shares (with the number of Shares to be determined on the basis of the Market Value thereof), in each case as the same may be adjusted for any adjustments that may be made to the number of Shares authorized for issuance under this Plan pursuant to Section 11 or Section 12 below. The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to an Employee Participant or Non-Employee Participant (as the case may be) in any fiscal year under this Plan and any Awards of the same type granted to any such Participant in that same fiscal year under any other equity-based compensation plans of the Company or any Affiliate now in existence or that may be adopted at any time hereafter.

5.	PLAN AWARDS

5.1     Award Types. The Committee, on behalf of the Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan, provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights (or “SARs”), Restricted Stock and Restricted Stock Units (which are sometimes referred to as “RSUs”). The Committee, in its discretion, may determine that any Award granted hereunder shall be a Qualified Performance-Based Award (as defined in Section 2). An Award may consist of one of the following types of Awards or two or more different types of Awards in tandem or in the alternative.

(a)     Stock Options. A “Stock Option” is a right to purchase a number of Shares at such times, and on such other terms and conditions, as are specified in or determined pursuant to Award Agreement evidencing the Award (an “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as Incentive Stock Options or Nonqualified Stock Options, as it, in its sole discretion, shall determine.

(b)     Stock Appreciation Rights. A Stock Appreciation Right or SAR is a right to receive value, with respect to a specified number of shares of Common Stock, equal to or otherwise based on the excess of (i) the Market Value of a Share of Common Stock at the time of exercise over (ii) the Base Price of the right as established by the Committee, subject to such terms and conditions as are expressed in the Award Agreement evidencing the Award (an “SAR Agreement”). That value may be paid to the Participant in cash or Shares of Common Stock as determined by the Committee, unless specifically provided to the contrary in the SAR Agreement.

(c)     Restricted Stock Awards. An award of Restricted Stock is an award of Shares of Common Stock, the grant, issuance, retention and/or vesting of which is subject to such conditions or risks as are expressly set forth in the Award Agreement evidencing that Award (the “Restricted Stock Agreement”), including the achievement of one or more financial performance goals of the type set forth in Section 9 below and the risk of forfeiture.

(d)     Restricted Stock Unit. A Restricted Stock Unit or RSU Award is an award of a right to receive, in cash or Shares (as determined by the Committee), the Market Value of the Shares of Common Stock that are the subject of the Award, subject to such conditions with respect to the grant, retention and vesting of the Award as are expressly set forth in the Award Agreement evidencing the Award (the “Restricted Stock Unit Agreement” or “RSU Agreement”) including the achievement of one or more financial performance goals of the type set forth in Section 9 below and the risk of forfeiture.

5.2     Evidence of the Grant of an Award. The grant of an Award by the Committee under this Plan may be evidenced by a notice, document or other communication, in written or electronic form, as shall be approved by the Committee, subject to any requirements of law or of any rules or regulations (including accounting rules) applicable to the grant of Awards.

5.3     Suspension or Termination of Awards.

(a)     General. The Committee may specify in any Award Agreement at the time the Award is made or granted that the Participant’s rights, payments and benefits under or provided for in the Award Agreement shall be subject to reduction, cancellation, forfeiture or recoupment, or that the vesting of any Award shall be subject to suspension or termination, upon the occurrence of any event or events that are specified in such Award Agreement, in addition to any otherwise applicable vesting or performance conditions set forth in the Award Agreement. Such events may include, but shall not be limited to, termination of Service for Cause or any act of misconduct (as such terms may be defined in the Award Agreement or by reference to the definition of such terms that may be included in any employment or independent contractor agreement between the Company or any of its subsidiaries and the Participant), or other conduct by the Participant that is determined by the Board to be or to have been detrimental to the business or reputation of the Company. Any such determination by the Board shall be final, conclusive and binding upon the Participant.

(b)     Termination for Cause. Without limiting the generality of Section 5.3(a) above, unless otherwise expressly set forth in an Award Agreement, if a Participant’s employment or service relationship with the Company or any Affiliate shall be terminated for Cause, as such term may be defined in the Award Agreement of a Participant (or by reference to a definition of Cause that is included in any employment or independent contractor agreement between the Company or any of its Affiliates and the Participant), the Committee or the Board may, in its sole discretion, immediately terminate such Participant’s right to any further payments in respect of, or the vesting or the exercisability of, any Award in its entirety or in part. Subject to the express terms of any employment agreement or independent contractor agreement between the Company or any of its Affiliates and the Participant, each of the Committee and the Board shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination occurred. Any such determination shall be final, conclusive and binding on the Participant; provided, however, that for any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, or an Outside Director, such determination shall be subject to the concurrence of the Board. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment or service relationship for Cause, the Company may suspend the Participant’s rights to exercise any Option or SAR, or receive any payment or vest in any right or benefit with respect to any Award pending a determination by the Company of whether such act constitutes the basis for a termination for “Cause” as provided in this Section 5.3.

5.4     Tax Withholding. The Committee may and/or a Participant shall make arrangements acceptable to the Company for the satisfaction of any withholding tax obligations that may arise under applicable federal, state, local or foreign law as a consequence of the grant, vesting or exercise of any Stock Option, SAR, Restricted Stock or RSU Award, or any sale or other disposition of Shares acquired pursuant to any such Award. The Company shall not be required to issue or deliver any Shares, to recognize the satisfaction of any vesting or other conditions applicable to any Award or to pay any benefits under this Plan or to recognize the disposition of any Shares acquired under this Plan, until such obligations are satisfied or provision, satisfactory to the Company, has been made for the payment or satisfaction of such obligations. To the extent (if any) provided by the terms of an Award Agreement or as may be permitted by the Committee, in its sole and absolute discretion, and on such terms and conditions as are required by the Committee, the Participant may satisfy such tax withholding obligations by any of the following means or by a combination of such means which are expressly permitted by the Committee or by the terms of the Award Agreement, in any event totaling in value 100% of such obligation: (a) authorizing the Company to withhold cash from any cash compensation to be paid to the Participant within the succeeding 45 days; (b) tendering a cash payment to the Company; (c) if and to extent permissible under applicable tax, securities and other laws, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the vesting, exercise or acquisition or disposition of Shares pursuant to the Award, or (d) delivering to the Company unencumbered shares of Common Stock of the Company owned by the Participant for at least six (6) months (or such other period as the Committee may deem appropriate, for accounting or other purposes). Shares so withheld or already owned Shares delivered in payment of any such tax withholding obligations will be valued at the Market Value thereof as of the date of measurement of the amount of income subject to withholding.

5.5     Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 11 hereof, neither the Committee nor the Board shall (i) cause or permit the cancellation, substitution or amendment of any Stock Option or SAR that would have the effect of reducing the exercise price or base price (as applicable) at which any such Award was originally granted under the Plan, or (ii) otherwise approve any modification to any Stock Option or SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ Stock Market or the principal exchange on which the Company’s Shares are listed for trading (if other than the NASDAQ Stock Market), unless and until such action is submitted to the stockholders for their prior approval and is approved by the affirmative vote of the holders of a majority of the shares of the Company that are entitled to be and that are voted on, the proposal to approve such action.

6.	STOCK OPTIONS

6.1     Grant, Terms and Conditions of Stock Options. The Committee may grant Stock Options at any time and from time to time prior to the Termination Date of this Plan, as set forth in Section 13.3 below, to officers, other employees, Outside Directors and Consultants of the Company or any Affiliate who are selected or designated to receive Awards under this Plan by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options awarded under this Plan until such Shares have actually been issued by the Company on the exercise of such Stock Options. The terms and conditions governing and the respective rights and obligations of the Participant and the Company with respect to each Stock Option Award shall be evidenced only by a Stock Option Agreement (in written or electronic form) as may be approved by the Committee containing such terms and conditions, not in conflict with the express terms of this Plan, as are determined by the Committee. Subject to the provisions of Section 6.7 hereof and Section 422 of the Code, each Stock Option Agreement shall designate, in the discretion of the Committee, whether the Stock Options subject to such Agreement shall be Incentive Stock Options or Nonqualified Stock Options; provided, however, that, notwithstanding anything to the contrary that may be contained in this Section 6 or elsewhere in this Agreement, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option (or other Award) is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the terms of such Option (or other Award) do not satisfy the requirements of Section 409A. The terms and conditions of the Stock Option Agreements entered into, and of the Stock Options granted, pursuant to this Plan need not be identical, but no such Agreements may contain any terms or provisions that conflict with any of the applicable terms and conditions set forth in this Section 6.

6.2     Exercise Price of Nonqualified Options. The exercise price per share of a Nonqualified Stock Option shall not be less than one hundred percent (100%) of the Market Value of a Share of Common Stock on its Grant Date, provided that the Committee may in its discretion fix an exercise price per Share that is higher than such Market Value. Notwithstanding the foregoing, however, a Nonqualified Option may be granted with an Exercise Price lower than that set forth above in this Section 6.2, if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

6.3     Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, and the conditions upon which, a Stock Option, or any portion thereof, shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued service of the Participant with the Company or any of its Affiliates for a specified time period or periods, or on the attainment of specified performance goals relating to Performance Criteria or both, or on the satisfaction of any other conditions that may be established by the Committee in its discretion. Notwithstanding the foregoing, however, the Committee may, in its sole discretion, accelerate the vesting or exercisability of any Stock Option at any time.

6.4     Term of Stock Options. The Committee shall, in its discretion, prescribe in each Stock Option Agreement the period during which a vested Stock Option may be exercised, provided that, subject to Section 6.7(c) below, the maximum term of a Stock Option shall not exceed ten (10) years from its Grant Date. Except as otherwise provided in this Section 6 or as may be provided otherwise by the Committee in a Stock Option Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then an employee, director or Consultant of the Company or one of its Affiliates.

6.5     Effect of Termination of Service on the Exercisability of a Stock Option.

(a)     Termination other than due to Death or Disability. Unless otherwise provided in an Award Agreement, if a Participant’s Continuous Service (as defined in the Award Agreement) terminates, or in the case of an ISO a Participant’s employment with the Company and all of its Subsidiaries terminates, other than due to the Participant’s death or Disability, then the Option may be exercised (to the extent the Option was already exercisable as of the date of such termination of Continuous Service or, in the case of an ISO, as of the date of such termination of employment), but only within the period ending on the earlier of (i) the date that is three (3) months after the such termination of Continuous Service or termination of employment (as applicable), or (b) the expiration of the stated term of such Option as set forth in the Award Agreement. If and to the extent, however, that the Option is not exercised in full within the foregoing time period or any shorter time period as may be set forth in the Award Agreement, the Option shall terminate automatically.

(b)     Termination of Service due to Death or Disability. Unless otherwise provided in an Award Agreement, in the event of a termination of a Participant’s Continuous Service, or in the case of an ISO a termination of a Participant’s employment with the Company and all of its Subsidiaries, due to the Participant’s death or Disability, then the Option may be exercised (to the extent the Option was already exercisable as of the date of such termination of Continuous Service or, in the case of an ISO, as of the date of such termination of employment), but only within the period ending on the earlier of (i) the date that is the first (1st) anniversary of the date of death or of the date as of which the Participant is determined to be Disabled (as the case may be), or (b) the expiration of the term of such Option as set forth in the Award Agreement. If and to the extent that the Option is not exercised in full within the foregoing time period, or any shorter time period as may be set forth in the Award Agreement, the Option shall terminate automatically.

6.6     Stock Option Exercise and Payment of Exercise Price. Subject to such terms and conditions as shall be specified in any Stock Option Agreement, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by delivery of a written or transmission of an electronic notice in the form required by the Company, together with payment of the aggregate exercise price of such Options and the applicable tax withholding obligations, if any, arising out the exercise of such Options. The exercise price of a Stock Option shall be paid in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the Stock Option Agreement, and may include, without limitation, (i) delivery of unencumbered Shares that have been owned by the Participant for at least six (6) months (or such other period as the Committee may deem appropriate, for accounting or other purposes), or the withholding (either actually or by attestation) by the Company of Shares otherwise issuable upon the exercise of such Stock Option, in either case valued at the Market Value of such Shares on the date of exercise; (ii) by payment under a broker-assisted sale and remittance program acceptable to the Committee; (iii) if permitted by the Committee and by applicable federal, state securities and other laws and applicable regulations thereunder, by delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid thereby and containing such terms and conditions as shall be approved by the Committee; (iv) by a combination of the methods described above; or (v) by such other method or means as may be approved by the Committee, provided that such other method or means is permitted under applicable federal and state laws and regulations.

6.7     Additional Rules for and Limitations on ISOs.

(a)     Eligibility. An ISO may only be granted to a Participant who is considered an employee for purposes of Treasury Regulation § 1.421-1(h) of the Company or of any Affiliate that qualifies as a Subsidiary of the Company for purposes of Section 424(f) of the Code.

(b)     Annual Limits. In accordance with Section 422 of the Code, if the aggregate Market Value (determined as of the Grant Date) of Shares of Common Stock with respect to which ISOs granted to a Participant are exercisable for the first time in any calendar year, under the Plan or any other stock option or stock or equity incentive plans of the Company or any Affiliate, would exceed $100,000 (determined in accordance with Section 422(d) of the Code), then the Options or portions thereof granted under this Plan which exceed such limit or cause such limit to be exceeded shall be treated as Nonqualified Stock Options. This limitation shall be applied by taking ISOs into account in the chronological order in which they were granted (earliest first).

(c)     Exercise Price and Term. The exercise price per share of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Market Value of a Share of Common Stock on its Date of Grant, provided, however, that an Incentive Stock Option may be granted at a lower Exercise Price if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code. Notwithstanding the foregoing, however, if an ISO is granted to any 10% Stockholder, (i) the exercise price per share may not be less than 110% of the Market Value of a Share of Common Stock on its Grant Date, and (ii) the term of the ISO may not exceed five (5) years.

(d)     Nontransferability. An ISO shall, by its terms, be nontransferable other than by will or the laws of descent and distribution or a qualified domestic relations order, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e)     Other Terms and Conditions. Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Section 422 of the Code. Unless otherwise stated in its Stock Option Agreement, an ISO shall be treated as a Nonqualified Stock Option if and to the extent that any of the requirements applicable to “incentive stock options” under the Code are not be satisfied.

(f)     Disqualifying Dispositions. If Shares acquired by exercise of an ISO are disposed of within two (2) years following the date of its grant or one (1) year following the issuance of such Shares to the Participant upon exercise of such ISO, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably request.

7.	STOCK APPRECIATION RIGHTS

7.1    Grant of Stock Appreciation Rights. A Stock Appreciation Right (or SAR) may be granted to any officers or other employees, Outside Directors or Consultants selected by the Committee. SARs (i) may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment or settlement of the right upon a specified date or event; and (ii) shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of any SAR at any time. A Participant who receives an SAR Award shall have no rights as a stockholder with respect thereto or by reason thereof, unless and until and only if and to the extent that the Award is settled in Shares of Common Stock.

7.2     Freestanding Stock Appreciation Rights. An SAR may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in the SAR Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or an Affiliate for a specified time period or periods or on the attainment of one or more specified performance goals established by the Committee in its discretion, or a combination of both. An SAR will be exercisable or payable at such time or times as determined by the Committee, provided that the term of an SAR shall not exceed ten (10) years from its Grant Date. The “Base” or exercise price per share of a freestanding SAR shall be determined by the Committee in its sole discretion at the time of its grant, but may not be less than one hundred percent (100%) of the Market Value of a Share of Common Stock on its Grant Date. Notwithstanding the foregoing, however, the Base or exercise price of a freestanding SAR may be lower than that set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Section 409A of the Code.

7.3     Tandem Stock Option/Stock Appreciation Rights. An SAR may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/SAR will entitle the holder to elect, as to all or any portion of the number of Shares subject to such Stock Option/SAR, to exercise either the Stock Option or SAR, resulting in the reduction of the corresponding number of shares of Common Stock subject to the right so exercised as well as the tandem right not so exercised. An SAR granted in tandem with a Stock Option hereunder (a) shall have a Base Price per share equal to the per share exercise price of the Stock Option, (b) will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and (c) will expire no later than the date on which the related Stock Option expires.

7.4     Payment of Stock Appreciation Rights. An SAR will entitle the holder, upon exercise by the holder or other payment thereof by the Company, as applicable, to receive an amount determined by multiplying: (i) the excess of the Market Value of a Share of Common Stock on the date of exercise or payment of the SAR over its Base Price, by (ii) the number of shares as to which such SAR is exercised by the holder or is paid by the Company. Subject to any applicable requirements of Section 409A of the Code, payment of such amount by the Company to the Participant may be made, as approved by the Committee and set forth in the SAR Agreement, in Shares valued at their Market Value on the date of exercise, or in cash, or in a combination of Shares and cash, subject to applicable tax withholding requirements.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

8.1       Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units. The Committee may grant shares of Restricted Stock or Restricted Stock Units at any time and from time to time prior to the termination of the Plan to officers and other employees, Outside Directors and Consultants of the Company or of any of its Affiliates, who are selected by the Committee. The grant by the Committee of an Award of Restricted Stock or Restricted Stock Units shall be evidenced by such written or electronic notices or communications in such form as may be approved by the Committee. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions: A Participant who has received a Restricted Stock Award under this Plan shall have no rights of a stockholder with respect to the Shares subject to that Award, unless and only if and to the extent expressly set forth otherwise in the Award Agreement therefor. Notwithstanding any provision to the contrary that may be set forth in an RSU Award Agreement, RSUs granted under this Plan do not confer any voting or dividend or any other rights of a stockholder on the recipient of such Award unless and until and only after all restrictions thereon are removed, all risks of forfeiture of the RSUs have lapsed and the RSUs are settled in Shares of Company Common Stock.

(a)     Terms and Conditions. Each Restricted Stock Agreement and each RSU Agreement shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining that number, (ii) the purchase or exercise price of or other consideration, if any, for those Shares, (iii) the satisfaction or achievement of conditions, including but not limited to, but subject to Section 8.1(c) below, any period of service or achievement of performance goals that shall determine the number of Shares that are granted, issued, retainable and/or vested, (iv) such other terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares subject to such Award or the Award itself as may be determined from time to time by the Committee, (v) restrictions on the transferability of the Shares, and (vi) such additional terms and conditions, all as may be determined by the Committee in its discretion, in each case not inconsistent with this Plan.

(b)     Purchase Price or Other Consideration. Subject to the requirements of applicable law, the Committee shall determine the price or other consideration, if any, which is to be paid or provided by a Participant for an award of Restricted Stock or Restricted Stock Units, which (i) may vary from time to time and among Participants and which may be below the Market Value of such Shares on their respective Grant Dates, and (ii) may, in lieu of a purchase price, take the form of future services rendered or to be rendered to or the continued service of the Participant with the Company or any Affiliate or the achievement of one or more performance goals, or a combination of any of the foregoing, as determined by the Committee in its sole discretion.

(c)     Vesting. Except as may otherwise be provided in Section 12 of the Plan:

(i)       Vesting Based on Continuous Service. A Restricted Stock or RSU Award Agreement may provide that the Award shall vest (or that the restrictions or any risk of forfeiture to which the Award is subject may lapse) in one or more installments based on the period of time that the Participant remains in the continued service of the Company or an Affiliate; provided, however, that no such Restricted Stock or RSU Award for which vesting is based solely on the period of the Participant’s Continuous Service, as defined in the Award Agreement (a “Time-Based Award”), shall become 100% vested sooner than the completion of six (6) months of Continuous Service, measured from its Grant Date, subject to the right of the Committee to accelerate the vesting thereof as it deems appropriate.

(ii)      Performance-Based Vesting. A Restricted Stock or RSU Award may provide that the Award shall vest (or that the restrictions or any risk of forfeiture to which the Award is subject may lapse) on the achievement, in whole or in part, of one or more performance goals with respect to one or more specified Performance Criteria (a “Performance-Based Award”) or a Qualified Performance-Based Award.

(iii)     Time and Performance Based Awards. An Award Agreement also may provide that the Award shall vest (or that the restrictions or any risk of forfeiture to which the Award is subject may lapse) if either one or more specified performance goals are achieved or if the Participant remains in the Continuous Service of the Company or any Affiliate for a specified period of time, or a combination thereof.

(iv)     Effect of Termination of Continuous Service or Failure to Achieve Performance Goals. A Restricted Stock or RSU Award shall provide, in the case of a Time-Based Award, that if the Participant’s Continuous Service terminates prior to the time that the Restricted Stock or RSU Award has become fully vested, or, in the case of a Performance-Based or a Qualified Performance-Based Award, if any performance goal required to be achieved as a condition of vesting is not fully achieved, then, the shares of Common Stock subject to that Award that fail to vest as a result thereof may, at the Company’s election, be repurchased, in whole or in part, by the Company at a repurchase price set forth in the applicable Award Agreement, but not less than the purchase price paid by the Participant, provided, however, that if the Participant was not required to pay any purchase price for the Restricted Stock or RSU Award, then, the Award Agreement may provide that, upon a failure of the vesting condition or conditions or requirement or requirements to be satisfied, the unvested shares of Restricted Stock shall be cancelled or transferred to the Company, without the payment by the Company of any purchase price or other consideration therefor.

(d)     Restrictions on Transferability. Restricted Stock Awards and RSU Awards shall be subject to transfer restrictions that shall prohibit the sale or other transfer, the assignment, pledge or encumbrance thereof until all applicable restrictions are removed or have expired and any applicable conditions have been satisfied or any risks of forfeiture have lapsed, as provided in the Award Agreement, unless the Award Agreement expressly permits such Award to be transferred to a Permitted Transferee. The Committee may provide, in any Award Agreement for the grant of any Restricted Stock, that no certificates to evidence such Shares shall be issued or, if issued, that such certificates shall remain in the physical custody of the Company, its transfer agent or an escrow holder approved by the Committee until all restrictions are removed and the risk of forfeiture of the Restricted Stock has lapsed.

(e)     Certain Provisions Applicable to RSUs. Except if and to the extent expressly provided to the contrary in an Award Agreement, RSUs represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a stockholder, and no stock certificates to represent such Units shall be issued in settlement thereof, unless and until all restrictions thereon are removed, all risks of forfeiture of the RSUs have lapsed and the RSUs are settled in Shares of Common Stock of the Company. Settlement of RSUs, upon expiration of the deferral or vesting period or satisfaction of any performance goals or Performance Criteria or lapse of any risks of forfeiture (as the case may be), shall be made in shares of Common Stock or cash as set forth in the Award Agreement or as determined by the Committee. Until a Restricted Stock Unit is settled, the number of Shares represented by such Restricted Stock Unit shall be subject to adjustment pursuant to Section 11 and Section 12 hereof, as and to the extent applicable. Any RSUs that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate. No Participant shall have any rights as a stockholder of the Company with respect to, or by reason of an Award of any RSUs under this Plan, and no dividends or dividend equivalent rights shall be payable in cash or in additional shares or other securities with respect to RSUs, prior to the issuance of Shares of Common Stock by the Company in settlement of the RSUs.

8.2       Settlement of Restricted Stock Units. As soon as practicable, but not later than March 15th of the year following the year in which any RSUs vest, the Company shall (a) issue one (1) share of Common Stock for each vested RSU which the Committee elects to settle in Shares of Common Stock, or (b) pay the Participant cash, for each vested RSU which the Committee elects to settle in cash, in an amount equal to the Market Value, on the date of vesting, of one (1) share of Common Stock.

9.	QUALIFIED PERFORMANCE-BASED AWARDS

9.1       Grants of Qualified Performance Based Awards. The Committee may designate Awards that are granted under this Plan as Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant a Qualified Performance-Based Award to a Participant, the provisions of this Section 9 shall control over any contrary provision contained elsewhere in this Plan and the Award Agreement shall contain such terms, provisions, conditions and restrictions as may be necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m) of the Code; provided, however, nothing herein shall preclude the Committee, in its discretion, from granting Awards under this Plan that are based on Performance Criteria or performance goals that do not satisfy the requirements of this Section 9 or Section 162(m) of the Code.

9.2         Performance Criteria.

(a)        For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the Company or any Affiliate of the Company or to any business unit of either the Company or any Affiliate, individually, alternatively or in any combination, and measured over a period or periods of months, or quarterly, semi-annually, or annually, or cumulatively over a period or periods of months, quarters or years, on an absolute basis or relative to one or more pre-established goals or targets, or to operating results for the corresponding period or periods of months, quarters or the entirety, of any prior year or to a designated comparison group, and may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards, in each case as specified by the Committee in the Award Agreement:

(i)       gross or net revenue or gross or net revenue growth;

(ii)      numbers or dollar value of collectibles or high value assets authenticated or graded;

(iii)     gross margin, operating margin or profit margin;

(iv)     costs of revenue or costs of sales;

(v)      operating income or operating margin;

(vi)     operating income or operating margin as adjusted by excluding any category of revenues, or excluding specified expenses from costs of sales or operating expenses, that would be included when determining operating income without any adjustment, or any combination of the foregoing, or otherwise (and, as actual operating income may be so adjusted, “Adjusted Operating Income” or “AOI”);

(vii)     earnings before interest and taxes (“EBIT”) and/or earnings before interest and taxes depreciation and amortization (“EBITDA”);

(viii)    pre-tax earnings or adjusted pre-tax earnings or actual or adjusted pre-tax earnings from continuing operations;

(ix)      income or net income, or income or net income from continuing operations;

(x)       cash flow, including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital;

(xi)      diluted or basic earnings per share or diluted or basic earnings per share from continuing operations;

(xii)     return on capital, or return on actual or average equity;

(xiii)    total stockholder return (or “TSR”);

(xiv)    share price performance;

(xv)     return on actual or average assets or on net assets;

(xvi)     return on operating revenue;

(xvii)    market segment share;

(xviii)   budget and expense management or cost containment or reductions;

(xix)     enterprise value;

(xx)      completion of acquisitions or achievement of business expansion goals;

(xxi)     comparisons of selected Company performance metrics, such as, but not limited to, total stockholder returns, to the comparable metrics of a selected peer group of companies or to any stock index selected by the Committee;

(xxii)    customer satisfaction; or

(xxiii)   individualized business objectives or goals established by the Committee for any Participant.

(b)     The Committee may adjust any evaluation of performance under any Performance Criteria to exclude any of the following events that may occur during a performance period as and to the extent the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances, solely to avoid windfalls or hardships, including without limitation: (i) asset write-downs, (ii) litigation or claim settlements or judgments, (iii) the effect of changes in tax law provisions, accounting principles or other laws or regulations affecting reported operating results or any components thereof, provided that the effects are financially and objectively measurable, (iv) accruals for reorganization and restructuring programs, and (v) any events or transactions that are unusual in nature or that occur infrequently (as described FASB Accounting Standards Update No. 2015-01).

(c)     Notwithstanding satisfaction or any completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the Committee may reserve the right to reduce the number of Shares, Stock Options, SARs, shares of Restricted Stock or RSUs or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria on the basis of such further considerations as the Committee in its sole discretion may determine.

10.	OTHER PROVISIONS APPLICABLE TO THIS PLAN OR TO AWARDS

10.1       Transferability.

(a)     No Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. Notwithstanding the foregoing, the Committee may grant an Award or amend an outstanding Award, other than an SAR or Restricted Stock Unit Award, to provide that the Award is transferable or assignable, without the payment of any consideration, to any Permitted Transferee, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the Permitted Transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, however, an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code and in no event shall any Permitted Transferee of any Participant be entitled to transfer the Award in whole or in part. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10.1 shall be void and unenforceable against the Company and shall confer no rights on or to the purported transferee.

(b)     Notwithstanding any provisions in this Plan to the contrary, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative or Permitted Transferee. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant immediately prior to the Participant’s death.

10.2       Dividends. Unless otherwise expressly provided to the contrary in any Restricted Stock or RSU Award Agreement, no adjustment shall be made in Shares issuable under any such Award Agreement on account of cash dividends or dividend equivalents that may be paid or issued to the holders of the Company’s outstanding Shares prior to the vesting of any such Restricted Stock or RSUs; provided that the Award Agreement may provide that dividends may accrue on such Awards but will not be payable except and to the extent that such Awards become vested and Shares of Common Stock are issued to the Participant pursuant to his or her Award Agreement. By way of example, if an Award were to become vested only with respect to 50% of the Shares subject to the Award, then, only the dividends (if any) that have accrued on the Shares that have become vested and are issued to the Participant shall be distributable to the Participant. In no event shall any accrued dividends bear interest.

10.3     Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the Grant Date of an Award. The Committee may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to the effectiveness of any such agreement or document that it shall be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement or other document evidencing such Award.

10.4     Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares of Common Stock issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

10.5     Affiliate Awards. In the case of a grant of an Award to any Participant who is an employee or Consultant of an Affiliate, such grant may, if the Committee so directs, be implemented by the Company’s issuance of any Shares subject to such Award to the Affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Affiliate will transfer those Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Affiliate and shall be deemed granted on such date as the Committee shall determine.

10.6     Transfers of Position and Approved Leaves of Absence. For purposes of the Plan, no termination of employment or of Continuous Service of any officer or employee shall be deemed to result from either (a) a transfer of such officer or employee to the Company’s employ from the employ of an Affiliate or from the Company’s employ to the employ of an Affiliate, or from the employ of one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the express written terms of the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing except, in any such case, to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.7     No Obligation to Register Shares under the Securities Act of 1933. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act of 1933, as amended, or to register or qualify under state or foreign securities or other laws, any Shares or any other security or interest in a security paid or issued under, or created by, this Plan, or to continue in effect any such registrations or qualifications if made.

10.8     Awards subject to Code Section 409A.

 (a)     This Plan is intended to comply with the requirements of Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered in a manner that is in compliance therewith. Any payments described in the Plan or any Award Agreement that are due within the “short-term deferral period” (as defined in Section 409A) shall not be treated as deferred compensation, unless required by applicable laws or otherwise. Notwithstanding anything to the contrary in this Plan or in any Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan or any Award Agreement during the six month period immediately following the Participant’s termination of Continuous Service (as defined in the Award Agreement) shall instead be paid in one lump sum on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death or Disability, if earlier).

 (b)     Unless the Committee expresses a conscious and knowing intention to the contrary in any particular instance, all Award Agreements shall be deemed to be intended either to be exempt from the application of or to comply with the requirements of Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, each Award Agreement shall be interpreted and administered and each action of the Committee with respect thereto shall be interpreted such that grant, payment, settlement or deferral will not be subject to a penalty, tax or interest applicable under or as a result of Section 409A.

 (c)     Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to, or obligation to indemnify or reimburse, any Participant for such tax or penalty.

11.	CHANGES IN CAPITAL STRUCTURE

11.1     Adjustments For Changes in Capital Structure. If there shall occur any change with respect to the outstanding Shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a Change in Control, or any other change affecting the Common Stock, the Committee shall cause (i) the maximum number and kind of shares provided in Section 4 hereof, including the maximum number and kind of shares of Common Stock with respect to which any Participant may be granted Awards during any period as stated in Section 4 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the Base or exercise price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by such event, to be equitably adjusted or substituted, as to the number, price or kind of a Share of Common Stock or other consideration subject to such Awards, in order to preserve as nearly as practicable (but not to increase) the economic intent of such Award consistent with the purpose of this Plan and such Awards. Notwithstanding the foregoing, however, in the case of adjustments made pursuant to this Section 11.1, unless the Committee specifically determines that such adjustment is in the best interests of the Company, the Committee shall, in the case of Incentive Stock Options, seek to ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, seek to ensure that any adjustments under this Section 11 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made pursuant to this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. Further, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Committee specifically determines that such adjustment is in the best interests of the Company, the Committee shall seek to ensure that any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes on all affected persons.

11.2     Company or Stockholder Actions Affecting the Capital Structure of the Company. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan, the existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of shares of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as otherwise expressly provided elsewhere in this Plan or in any Award Agreement, (i) the issuance by the Company of shares of stock, or any class of securities convertible into shares of stock, of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in cash or property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock that are subject to Stock Options or other Awards theretofore granted under this Plan or the exercise or purchase price per share of such Common Stock, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

12.	CHANGE IN CONTROL TRANSACTIONS

In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, in the event of the consummation of a Change in Control of the Company:

12.1     Options and SARs. Except as otherwise provided in the Award Agreement that evidences any Option or SAR granted hereunder, in the event of a Change in Control of the Company, the Committee shall determine whether provision will be made in connection with such Change in Control for an appropriate assumption of the Options or SARs theretofore granted under the Plan (which assumption may be effected by means of a payment to each Participant by the Company or any other person or entity involved in the Change in Control transaction, in exchange for the cancellation of the Options or SARs, as the case may be, held by such Participant, of the difference between the then Market Value of the aggregate number of Shares of Common Stock then subject to such Options or SARs and the aggregate exercise price or aggregate Base Price that would have to be paid to acquire such Shares) or for substitution of appropriate new options or new SARs of comparable value ("New Incentives") covering stock of a successor corporation to the Company or stock of an Affiliate of such successor corporation. If the Committee determines that such an assumption or substitution will be made, the Committee shall give notice of such determination to the Participants holding such Options and/or SARs, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Options or SARs (or to the options or SARs in substitution therefor), (ii) to the exercise prices or Base Prices, as applicable, and/or (iii) to the terms and conditions of the stock options or SARs, shall be binding on the Participants. Any such determination shall be made in the sole discretion of the Committee and shall be final, conclusive and binding on all Participants. If the Committee determines that no such assumption or substitution will be made, the Committee shall give notice of such determination to the Participants, and each Option and SAR that is at the time outstanding shall automatically accelerate so that each such Option or SAR, as the case may be, shall become 100% vested and exercisable immediately prior to the specified effective date for the Change in Control transaction, but subject to the consummation of such Change in Control transaction. All such Options and SARs shall terminate and cease to remain outstanding immediately following the consummation of the Change in Control transaction, except to the extent assumed by the successor corporation or an Affiliate thereof.

12.2     Restricted Stock and RSU Awards. Except as otherwise provided in the Award Agreement for any Restricted Stock or RSU Awards ("Stock Awards"), in the event of a Change in Control transaction, the vesting of shares subject to such Stock Awards shall accelerate, and any and all forfeiture provisions to which such Shares or RSUs are subject shall lapse, in the same circumstances and to the same extent that the vesting of outstanding Options and SARs would accelerate in connection with a Change in Control transaction. If the Committee determines that unvested Restricted Stock or RSU Awards are to be assumed, continued or substituted by a successor corporation without acceleration upon the consummation of a Change in Control transaction, the Committee shall give notice of such determination to the Participants, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Restricted Stock and/or RSU Awards (or to the awards in substitution therefor) and/or (ii) to the terms and conditions of those Stock Awards, shall be binding on the Participants. The forfeiture provisions to which any such Restricted Stock and/or RSU Awards are subject will continue with respect to shares or RSUs of the successor corporation that may be issued in exchange for the shares of Restricted Stock or RSUs that were subject to Restricted Stock and/or RSU Awards that had been granted under this Plan.

12.3     Other Terms and Provisions that may be made Applicable to Change in Control Transactions.

 (a)     The Committee, in its sole discretion, may include in any or each Option Agreement and SAR Agreement other terms and conditions that relate to (i) vesting of such Option or SAR in the event of the consummation of a Change in Control, and (ii) assumption of such Options or SARs or issuance of comparable securities or New Incentives in the event of the consummation of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and SAR Agreement, and may be different from and have precedence over the provisions set forth in any of Sections 12.1 above.

 (b)     The Committee, in its sole discretion, may to provide, in any or each Restricted Stock Agreement and in any or each RSU Agreement, other terms and conditions that relate to (i) the vesting of such Restricted Stock and RSUs upon the consummation of a Change in Control transaction, and (ii) the assumption of such Restricted Stock Agreements and RSU Agreements, or the substitution of new agreements of comparable value, upon the consummation of a Change in Control transaction. The aforementioned terms and conditions may vary in each Restricted Stock Agreement and RSU Agreement, and may be different from and have precedence over the provisions set forth in Section 12.2 above.

12.4    Non-Employee Participant Awards. Notwithstanding any provision to the contrary that may be contained herein or elsewhere in this Plan, upon consummation of a Change in Control of the Company, the vesting of all Awards granted to Non-Employee Participants will accelerate automatically and such Awards will become exercisable (as applicable) in full immediately prior to the consummation of such Change in Control at such times and on such conditions as the Committee determines.

12.5     Further Adjustments of Awards. Subject to the foregoing provisions of this Section 12, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other Change in Control of the Company to take such further actions as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards outstanding under the Plan. Such authorized action may include, but shall not be limited to, establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise or vesting and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual or specific Participants. The Committee may take any such actions before or after granting Awards to which the actions relate and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or other Change in Control that is the reason for such action.

12.6     Notice and Other Provisions Applicable to Changes in Control.

 (a)     If the vesting of the outstanding Options or SARs will be accelerated pursuant to Section 12.1 or Section 12.3 (as applicable) upon consummation of a Change in Control of the Company, the Committee shall cause written notice of the proposed Change in Control to be given to the Participants who hold such Options or SARs not less than ten (10) days prior to the anticipated effective date of the proposed Change in Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change in Control transaction.

 (b)     Notwithstanding anything to the contrary that may be contained in this Section 12 or elsewhere in this Plan, if pursuant to any of the above provisions of this Section 12, an acceleration of the vesting of any outstanding Options, SARs, Restricted Stock or RSUs occurs or is deemed to have occurred immediately prior to the consummation of a Change in Control, but the Change in Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting shall be deemed to have not occurred and the vesting schedules for and restrictions and any performance goals applicable to such Options, SARs, Restricted Stock and RSUs, as in effect prior to such acceleration, shall be reinstated to the same extent as if no agreement providing for any Change in Control transaction had ever been entered into by the Company.

12.7     Section 409A Limitation on Acceleration of Time of Payment on a Change in Control. Notwithstanding anything to the contrary that may be contained in this Section 12 or elsewhere in this Plan, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code), a Change in Control shall not accelerate the time of payment of RSUs or other Awards and amounts payable under the Plan that are deferred compensation subject to Section 409A of the Code.

13.	EFFECTIVE DATE, AMENDMENTS AND TERMINATION OF THE PLAN

13.1     Effective Date. This Plan was approved by the Board of Directors on October 3, 2017 and shall become effective on such date, subject to the approval of this Plan within the succeeding 12 months by the affirmative vote of the holders of a majority of the Company’s Voting Securities that are entitled to vote and are voted on the proposal to approve this Plan. Any Awards that may be granted under this Plan prior to such approval by the stockholders of this Plan shall not become exercisable and shall not vest prior to the time such approval of this Plan by the stockholders has been obtained.

13.2     Amendments.

 (a)     The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be: (i) no increase in the maximum aggregate number of Shares of Common Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.1, 4.2, 11 and 12, as and to the extent applicable); (ii) no change in the class of persons eligible to receive Incentive Stock Options under the Plan, (iii) no extension of the term of the Plan, and (iv) no other amendment of or to the Plan which would require the approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted for trading.

 (b)     Except as provided in the next sentence, no amendment, suspension or termination of the Plan shall materially and adversely affect any Participant’s then outstanding Equity Incentive Awards without the consent of the Participant thereto. However, notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board or the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as the Board or Committee deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

13.3     Termination Date. This Plan shall remain available for the grant of Awards until October 2, 2027, which is the tenth (10th) anniversary of the Effective Date of this Plan, or such earlier date as the Board of Directors may determine (the “Termination Date”). The termination of the Committee’s authority to grant Awards under the Plan will not affect the continued operation of the terms of the Plan or the Company’s or Participants’ rights and obligations with respect to Awards granted on or prior to such Termination Date, which Awards shall continue in effect beyond the Termination Date in accordance with their terms and the terms and provisions of this Plan.

14.	GENERAL PROVISIONS

14.1     Employment or Service. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract or agreement between the Company and any Participant or to be consideration for, or an inducement to, or a condition of, the employment or engagement of any Participant by the Company or any Affiliate of the Company. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates at any time to terminate the Participant’s employment or other service relationship with the Company or any Affiliate for any reason or no reason.

14.2     Securities Laws. No shares of Common Stock will be issued or transferred pursuant to any Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired by such Participant solely for investment purposes and without any current intention to sell or distribute such Shares.

14.3     Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or securities exchange listing requirement or any Company “clawback policy” as in effect from time to time, will be subject to such deductions and clawbacks as may be required to be made pursuant to such law, government regulation, securities exchange listing requirement or Company clawback policy, whether or not the Award Agreement contains any reference to any such law, government regulation, securities exchange listing requirement or clawback policy or this Section 14.3.

14.4     Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5     Unfunded Plan. The adoption of the Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by or that may become payable pursuant to Awards, nor shall this Plan be construed as providing for such segregation and, except upon the issuance of Shares pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s Permitted Transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, in order to discharge its obligations under the Plan the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise.

14.6     Benefits Not Alienable. Other than as may be expressly provided above in this Plan or in an Award Agreement, benefits under this Plan or under any Award Agreement may not be sold, assigned, transferred or otherwise disposed of or alienated, whether voluntarily or involuntarily, nor be pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect and the Company shall have no obligation to recognize any such assignment, transfer, pledge or other disposition.

14.7     Other Compensation and Benefit Plans. Except as and to the extent otherwise provided in Section 6.7(b) of this Plan, the adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of Share or equity incentive or other compensation or benefit program for employees of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Equity Incentive Award hereunder shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided to the contrary elsewhere in this Plan or by the terms of any other such plan.

14.8     Limitation on Liability of the Company. The Company shall not be liable to any Participant or any other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any such Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or any other person due to the grant, receipt, exercise or settlement of any Stock Option, Stock Appreciation Right, Restricted Stock or RSU Award granted under this Plan.

14.9     Plan Binding on Transferees. The Plan shall be binding on (i) the Company, its transferees and assigns, and (ii) subject to the restrictions on transfer contained above in this Plan, each Participant and each Participant’s executor, administrator and Permitted Transferees and beneficiaries.

14.10     No Constraint on Corporate Action. Nothing in this Plan shall be construed: (a) to limit, impair, or otherwise affect the right or power of the Company to effectuate reclassifications, reorganizations or changes in its capital or business structure, or to merge or consolidate, or to sell or transfer or liquidate all or any part of its business or assets; or (b) subject to the limitations on amendments to this Plan which require the approval of the Company’s stockholders and amendments to any Award Agreement which requires the consent of the Participant as provided in Section 13.4 above, to limit, impair or otherwise affect the right or power of the Company to take any other actions which the Company deems to be necessary or appropriate.

14.11     Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

14.12     Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards (“Substitute Awards”) under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of the consummation of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the Substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

14.13     Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee shall specify, including through binding arbitration. Any reference in this Plan or in any Award Agreement or other document evidencing or pertaining to any Award granted pursuant to this Plan or to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

14.14    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.15     Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Equity Incentive Award.

14.16    Provision of Information. The Company shall make available to each Plan Participant who has been granted an Equity Incentive Award hereunder such information concerning the Company that is equivalent to the information generally made available to the Company’s stockholders.

14.17     Headings and Certain Rules of Interpretation. The Section, subsection and paragraph headings in this Plan are for convenience of reference only and shall not affect the interpretation, construction or application of any of the provisions of this Plan. Unless the context indicates otherwise, the terms “herein”, “hereof”, “hereinafter”, “hereto” and “hereunder” and similar terms shall refer to this Plan as a whole and not to the specific Section, paragraph or clause where such term may appear; the terms “including” and “include” shall mean “including but not limited to” or “include without limitation; and the term “or” shall not be deemed to be exclusive.

COLLECTORS UNIVERSE
NASDAQ: CLCT

COLLECTORS UNIVERSE, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 A. Clinton Allen
02 Robert G. Deuster
03 Deborah A. Farrington
04 David G. Hall
05 Joseph R. Martin
06 A.J. "Bert" Moyer
07 Joseph J. Orlando
08 Van D. Simmons
09 Bruce A. Stevens

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation of the Company's Named Executive Officers in 2017.	☐	☐	☐
3. To approve the Company's 2017 Equity Incentive Plan.	☐	☐	☐
4. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on any other matter that may properly be presented for a vote of the stockholders and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct or adjournment of the meeting.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please date this Proxy and print and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000346758_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com

COLLECTORS UNIVERSE, INC.
REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 5, 2017

The undersigned stockholder(s) of Collectors Universe, Inc. (the "Company") hereby acknowledge(s) receipt of the Notice of 2017 Annual Meeting of Stockholders and related Proxy Statement, revokes all previously granted proxies and nominates, constitutes and appoints A. Clinton Allen, David G. Hall and Robert G. Deuster and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, which will be held on Tuesday, December 5, 2017 at 10:00 A.M., Pacific Time, at the Company's principal offices, 1610 East Andrews Place, Suite 150, Santa Ana, California 92705, and at any and all adjournments and postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present at the Meeting upon and in respect of the matters described and in accordance with the instructions set forth on the reverse side of this and proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NINE OF THE NOMINEES FOR ELECTION TO THE BOARD WHO ARE NAMED, AND "FOR" PROPOSALS 2, 3 AND 4 WHICH ARE SET FORTH, ON THE REVERSE SIDE OF THIS PROXY. THIS PROXY CONFERS AUTHORITY TO AND WILL BE VOTED "FOR" THE ELECTION OF THOSE NINE NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4, UNLESS OTHERWISE INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY, IN WHICH CASE THE PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000346758_2 R1.0.1.17